                                               Filed Pursuant to Rule 424(b)(5)
                                               Registration No. 333-72082




SUPPLEMENT                                                           [CITI LOGO]
(to Prospectus dated February 21, 2003)

Citicorp Mortgage Securities, Inc.

12855 North Outer Forty Drive
St. Louis, MO 63141
(314) 851-1467
www.citimortgagembs.com

$753,832,992 (approximate)
Remic Pass-Through Certificates
Series 2003-2

This is a supplement to the prospectus dated February 21, 2003, relating to CMSI's REMIC Pass-Through Certificates, Series 2003-2. Notwithstanding anything to the contrary in the prospectus, classes IA-2 and IA-13 are super senior classes and classes IA-24 and IA-14 are their respective support classes. This means that after the subordination depletion date, losses on the pool I target-rate strip (other than non-subordinated losses) that would otherwise reduce the principal balance of

- class IA-2 will instead reduce class IA-24's principal balance, until class IA-24's principal balance is reduced to zero; and

- class IA-13 will instead reduce class IA-14's principal balance, until class IA-14's principal balance is reduced to zero.

Additionally, notwithstanding anything to the contrary in the prospectus, the expected rating of Moody's for each of classes IA-14 and IA-24 in the table in "Prospectus supplement -- Summary -- Series overview -- the certificates -- Offered by this prospectus" on page 3 is hereby replaced by "Aa1".

                               MERRILL LYNCH & CO.

                                February 26, 2003

                                               Filed Pursuant to Rule 424(b)(5)
                                               Registration No. 333-72082

Prospectus
February 21, 2003                                                 [CITI(R) LOGO]

CITICORP MORTGAGE SECURITIES, INC.
--------------------------------------------------------------------------------
12855 North Outer Forty Drive
St. Louis, MO 63141
(314) 851-1467
www.citimortgagembs.com

$753,832,992 (APPROXIMATE)
REMIC PASS-THROUGH CERTIFICATES
SERIES 2003-2

The purchase price for the offered certificates will be set by the underwriter or negotiated by the purchaser and the underwriter at the time of sale. Total proceeds to the Trust for the offered certificates will be approximately $763,683,163, plus accrued interest from February 1, 2003 to the closing date.

CMSI does not intend to list the certificates on a national securities exchange or the Nasdaq Stock Market.

  You should read "General risk factors" beginning on page 30 and "Series risk factors" beginning on page 9 before you purchase any certificates.

                               MERRILL LYNCH & CO.

--------------------------------------------------------------------------------
 The certificates are not insured or guaranteed by the Federal Deposit Insurance
                  Corporation or any other governmental agency.

     Neither the Securities and Exchange Commission nor any state securities commission has approved the certificates or determined that this prospectus is accurate or complete.
           Any representation to the contrary is a criminal offense.

HOW TO READ THIS PROSPECTUS

This prospectus consists of a prospectus supplement followed by a core prospectus. The core prospectus gives general background information that applies to all series of certificates. The supplement gives specific information about this series of certificates. You should carefully read both the core prospectus and the supplement before investing. The supplement may update or modify information in the core prospectus. Whenever information in the supplement differs from information in the core prospectus, you should rely on the information in the supplement. In deciding whether to purchase certificates, you should rely solely on the information in this prospectus. We have not authorized anyone to give you different information about the certificates.

CONTENTS

PROSPECTUS SUPPLEMENT                                                   3

Summary                                                                 3
Series risk factors                                                     9
Allocations and distributions                                           9
Weighted average lives and yields to maturity                          13
Additional ERISA considerations                                        24
Legal investment                                                       25
Federal income tax consequences                                        25
Plan of distribution                                                   25
Legal opinions                                                         26
Additional SEC filings                                                 26
Appendix--Detailed description of the mortgage loans                   27

CORE PROSPECTUS                                                        30

Summary                                                                30
General risk factors                                                   30
Series structure                                                       33
Subordination                                                          37
Allocations                                                            39
Distributions                                                          43
Adjustments to class balances                                          48
Realized losses                                                        49
Voting rights                                                          49
Composite and component classes                                        49
Multiple pool series                                                   50
Cross-collateralization                                                51
Distribution reports                                                   54
Clean-up call                                                          55
Sensitivity of certificates to prepayments                             55
Yield to maturity                                                      57
Delinquency, foreclosure and loss experience                           58
The mortgage loans                                                     60
Defective mortgage loans                                               64
Insurance and other credit support                                     65
Mortgage documents                                                     66
CMSI and its affiliates                                                67
Mortgage loan underwriting                                             68
Servicing                                                              71
Default by CMSI                                                        73
The Trustee                                                            74
The pooling agreement                                                  75
Book-entry and physical certificates                                   77
ERISA considerations                                                   78
Legal investment considerations                                        80
Taxation of certificate holders                                        82
Taxation of the Trust                                                  91
Legal aspects of mortgage loans                                        92
Use of proceeds                                                       106
Additional information                                                106

INDEX                                                                 107

PROSPECTUS SUPPLEMENT

SUMMARY
SERIES OVERVIEW--THE CERTIFICATES

Offered by this prospectus

                  Principal balance        Annual
                   at cut-off date,       Interest                           Expected rating
Class           (plus minus) up to 5%      rate      Special features         Moody's/Fitch      Subordinated to
-----------------------------------------------------------------------------------------------------------------
IA-1                 $15,000,000           5.75%          Group I, NAS           Aaa/AAA               N/A
IA-2                  29,835,999            (1)           Group I, LIBOR         Aaa/AAA               N/A
IA-3                  37,471,900           5.75%          Group I                Aaa/AAA               N/A
IA-4                   1,300,000           5.50%          Group I                Aaa/AAA               N/A
IA-5                   1,300,000           6.00%          Group I                Aaa/AAA               N/A
IA-6                   1,400,000           5.50%          Group I                Aaa/AAA               N/A
IA-7                   1,400,000           6.00%          Group I                Aaa/AAA               N/A
IA-8                   1,400,000           5.50%          Group I                Aaa/AAA               N/A
IA-9                   1,400,000           6.00%          Group I                Aaa/AAA               N/A
IA-10                  3,400,000           5.50%          Group I                Aaa/AAA               N/A
IA-11                  1,700,000           5.50%          Group I                Aaa/AAA               N/A
IA-12                  1,700,000           6.50%          Group I                Aaa/AAA               N/A
IA-13                 36,819,757           5.75%          Group I, NAS           Aaa/AAA               N/A
IA-14                  1,937,883           5.75%          Group I, NAS           Aaa/AAA               N/A
IA-15                  9,089,860           5.75%          Group I                Aaa/AAA               N/A
IA-16                109,961,000           5.75%          Group I                Aaa/AAA               N/A
IA-17                  8,509,000           5.75%          Group I                Aaa/AAA               N/A
IA-18                198,594,601           5.50%          Group I                Aaa/AAA               N/A
IA-19                 25,000,000           5.00%          Group I                Aaa/AAA               N/A
IA-20                 27,324,000           5.75%          Group I                Aaa/AAA               N/A
IA-21                 12,000,000           5.75%          Group I                Aaa/AAA               N/A
IA-22                 10,469,000           5.75%          Group I                Aaa/AAA               N/A
IA-23                 30,399,399             (1)          Group I, inverse       Aaa/AAA               N/A
                   (notional) (2)                         LIBOR, IO
IA-24                    563,400             (1)          Group I, LIBOR         Aaa/AAA               N/A
IA-PO                    465,596              0%          Group I,               Aaa/AAA               N/A
                                                          ratio-stripped PO
IIA-1                 63,853,000           5.25%          Group II               Aaa/AAA               N/A
IIA-2                 20,290,996           5.25%          Group II, NAS          Aaa/AAA               N/A
IIA-3                 16,852,964           5.25%          Group II               Aaa/AAA               N/A
IIA-4                101,913,000           5.25%          Group II               Aaa/AAA               N/A
IIA-PO                     8,036              0%          Group II,              Aaa/AAA               N/A
                                                          ratio-stripped PO

                  Principal balance        Annual
                   at cut-off date,       Interest                       Expected rating
Class           (plus minus) up to 5%      rate      Special features     Moody's/Fitch      Subordinated to
-------------------------------------------------------------------------------------------------------------
B-1                    7,572,000         Blended (3)   Composite (4)           -/AA                  A
B-2                    3,408,000         Blended (3)   Composite (4)           -/A                A, B-1
B-3                    1,893,000         Blended (3)   Composite (4)          -/BBB             A, B-1, B-2

Not offered by this prospectus

                  Principal balance
                   at cut-off date,        Annual
Class           (plus minus) up to 5%     Interest     Special features      Subordinated to
                                           rate
---------------------------------------------------------------------------------------------------
 IA-IO              $537,928,669         Variable (5)        Group I,                 N/A
                       (notional)                       ratio-stripped IO
IIA-IO               207,039,244         Variable (5)       Group II,                 N/A
                       (notional)                       ratio-stripped IO
 B-4                   1,515,000         Blended  (3)      Composite (4)         A, B-1, B-2, B-3
 B-5                     757,000         Blended  (3)      Composite (4)      A, B-1, B-2, B-3, B-4
 B-6                   1,136,664         Blended  (3)      Composite (4)        A, B-1, B-2, B-3,
                                                                                     B-4, B-5
Residuals                 N/A               N/A               Residual                 N/A

-----------------
(1) The annual interest rates for the first LIBOR accrual period of February 25, 2003 through March 24, 2003, the interest rate formulas for the annual interest rates subsequent to the first LIBOR accrual period, the maximum annual interest rates, and the minimum annual interest rates for each of the LIBOR and inverse LIBOR classes are shown in the following table:

   LIBOR or        Initial
inverse LIBOR      annual                                               Maximum annual     Minimum annual
    class       interest rate       Annual interest rate formula        interest rate      interest rate
---------------------------------------------------------------------------------------------------------
 IA-2               1.89%                 LIBOR plus 0.55%                     8%              0.55%
IA-23               6.11%                7.45% minus LIBOR                  7.45%                 0%
IA-24               1.89%                 LIBOR plus 0.55%                     8%              0.55%

(2) The notional balance of class IA-23 on any distribution day will equal the sum of the principal balances of classes IA-2 and IA-24 on that distribution day.

(3) The "blended" interest rate for each class B composite class is based on annual interest rates of 5.75% on the principal balance of its group I component class and 5.25% on the principal balance of its group II component class. The initial annual blended rate is expected to be approximately 5.6131%.

(4) Each composite class B-1 through B-6 has at all times a principal balance equal to the sum of the principal balances of its group I and group II component classes. The approximate initial principal balances of these component classes are:

Composites    Group I component class    Group II component class
  class          principal balance          principal balance
-----------------------------------------------------------------
B-1                 $5,498,387               $2,073,613
B-2                  2,474,710                  933,290
B-3                  1,374,597                  518,403
B-4                  1,100,113                  414,887
B-5                    549,694                  207,306
B-6                    825,386                  311,278

(5) Classes IA-IO and IIA-IO will accrue interest on their notional balances at annual rates equal to the weighted average net loan rates of the premium loans in pool I minus 5.75% and the weighted average net loan rates of the premium loans in pool II minus 5.25%, respectively. The initial annual interest rates for classes IA-IO and IIA-IO are expected to be approximately 0.3096% and 0.4426%, respectively.

                         Trustee      U.S. Bank National Association
                                      Corporate Trust Services
                                      One Federal Street - 3rd
                                      floor Boston, Massachusetts 02110
                                      Phone: (617) 603-6407
                                      Fax: (617) 603-6638
                                      Website:
                                      https://corporatetrust.statestreet.com

Paying agent, transfer agent and      U.S. Bank National Association
           certificate registrar

        Relative size of classes                   Principal balance of class as
                                                   percentage of principal
                                                   balance of all classes at
                                                   cut-off date (the class
                                      Class        percentage)
                                      A             97.35%     to  98.35%
                                      B              1.65%     to   2.65%
                                      B-1            0.80%     to   1.20%
                                      B-2            0.30%     to   0.60%
                                      B-3            0.10%     to   0.40%

                         Ratings The offered certificates will not be sold unless Moody's and/or Fitch have rated the offered certificates as shown above.

                                      You should evaluate these ratings
                                      independently from similar ratings
                                      on other types of securities. A
                                      rating is not a recommendation to
                                      buy, sell or hold securities. A
                                      rating agency may revise or
                                      withdraw a rating at any time.

                   Denominations      For classes IA-4 through IA-12,
                                      IA-17 and IA-22, $1,000 and any
                                      larger integral multiple of $1,000.
                                      For all other classes, $1,000 and
                                      any whole dollar amount above
                                      $1,000.

               Distribution days      25th day (or, if that is not a
                                      business day, the next business
                                      day) of each month, beginning March
                                      25, 2003.

           Last distribution day      February 25, 2033

                   Clean-up call      Permitted when the principal balance of
                                      the mortgage loans is less than 10% of the scheduled principal balance of the mortgage loans as of the cut-off date.

       Loss limits (approximate)      Special hazard: $7,572,417 (or
                                                      approximately 1.00% of the
                                                      initial aggregate
                                                      scheduled principal
                                                      balance of the mortgage
                                                      loans)

                                      Fraud:             $7,572,417 (1.00%)

                                      Bankruptcy:        $225,000 (0.03%)

       Prepayment rate assumed in     300% of the prepayment model.
               structuring series

     "Mortgage related securities"    Classes A and B-1
                      under SMMEA

                      Record date     For a distribution day, the close of
                                      business on

                                      - for the LIBOR classes IA-2 and IA-24 and inverse LIBOR class IA-23, the day preceding that distribution day, and

                                      - for all other classes, the last business day of the calendar month preceding that distribution day.

Accrual periods for LIBOR classes     The LIBOR classes IA-2 and IA-24 and
                                      inverse LIBOR class IA-23 accrue interest from the 25th day of each month preceding the related distribution day through the 24th day of the following month. For these classes, each accrual period will be considered to be 30 days, regardless of the actual number of days in the period.

                     Closing date     February 24, 2003

            Conditions to closing     The certificates offered by this
                                      prospectus will not be sold unless the
                                      certificates in classes B-4, B-5 and B-6
                                      (none of which are offered by this
                                      prospectus) are sold on the closing date.
                                      Merrill Lynch, Pierce, Fenner & Smith
                                      Incorporated has agreed to purchase the
                                      offered certificates on the closing date, subject to the satisfaction of customary closing conditions. Also see "Ratings" above.

      "Home loans" subject to the     None
         Georgia Fair Lending Act

SERIES OVERVIEW--THE MORTGAGE LOANS AT FEBRUARY 1, 2003 (THE CUT-OFF DATE)
The mortgage loans have been divided into two pools of mortgage loans. The mortgage loans in pool I are all mortgage loans that have original maturities of at least 19 but not more than 30 years. The mortgage loans in pool II are all mortgage loans that have original maturities of at least 10 but not more than 15 years.

                                                            POOL I               POOL II               COMBINED
-------------------------------------------------------------------------------------------------------------------
Number                                                  1,175                 445                   1,620

Scheduled principal balance (plus minus up to 5%)       $549,864,883          $207,376,773          $757,241,656

  less than $300,000                                    No more than 1%       No more than 1%       No more than 1%

  less than $500,000                                    At least 60%          At least 55%          At least 60%

  greater than $1 million                               None                  None                  None
-------------------------------------------------------------------------------------------------------------------

                                                            POOL I               POOL II               COMBINED
--------------------------------------------------------------------------------------------------------------------
Fixed rate one- to four-family residential,
of which

  one-family dwellings                                  At least 95%          At least 95%          At least 95%

  condominiums, townhouses, rowhouses or                No more than 10%      No more than 10%      No more than 10%
  cooperative apartments

  investment properties                                 None                  None                  None

  determined by CMSI to be primary                      At least 95%          At least 90%          At least 95%
  residence of borrower
--------------------------------------------------------------------------------------------------------------------
Geographic concentration

  California                                            No more than 40%      No more than 35%      No more than 40%

  New York                                              No more than 20%      No more than 20%      No more than 20%

  any other state                                       No more than 10%      No more than 10%      No more than 10%

  any one ZIP code                                      No more than 5%       No more than 5%       No more than 5%
--------------------------------------------------------------------------------------------------------------------
Loan-to-value ratios at origination (taking
into account the loanable value of
additional collateral)

  greater than 80%                                      No more than 5%       No more than 1%       No more than 5%

  greater than 90%                                      No more than 1%       None                  No more than 1%

  greater than 95%                                      None                  None                  None

  weighted average                                      No more than 65%      No more than 60%      No more than 65%

Mortgage loans for which additional                     No more than 1%       No more than 1%       No more than 1%
collateral  (i.e., collateral other than
the mortgaged property) was considered in
calculating loan-to-value ratios

  approximate weighted average                          93%                   92%                   93%
  loan-to-value ratio of such loans if
  additional collateral is not taken into
  account
--------------------------------------------------------------------------------------------------------------------
Range of interest rates on mortgage loans               5.500% to 7.500%      5.375% to 6.750%      5.375% to 7.500%
before deduction of servicing fee)

Weighted average mortgage interest rate                 6.298%                5.942%                6.200%
(before deduction of servicing fee)

Servicing fee                                           0.25%                 0.25%                 0.25%
--------------------------------------------------------------------------------------------------------------------
Range of original maturities                            19 to 30 years        10 to 15 years        10 to 30 years

Latest scheduled maturity                               February 1, 2033      February 1, 2018      February 1, 2033

Weighted average remaining term to stated               357 months            177 months            308 months
maturity

Weighted average original term to maturity              359 months            179 months            309 months

Target rate                                             5.75%                 5.25%                 N/A
Premium mortgage loans--i.e., loans with net
loan rates (interest rate less servicing
fee) greater than or equal to the target
rate

  scheduled principal balance                           $537,928,669          $207,039,244          N/A

                                                            POOL I               POOL II               COMBINED
---------------------------------------------------------------------------------------------------------------------
  weighted average interest rate                        6.310%                5.943%                N/A

  weighted average remaining term to stated             357 months            177 months            N/A
  maturity

  weighted average original term to maturity            359 months            179 months            N/A

Discount mortgage loans--i.e., loans with
net loan rates (interest rate less
servicing fee) less than the target rate
  scheduled principal balance                           $11,936,214           $337,529              N/A

  weighted average interest rate                        5.776%                5.375%                N/A

  weighted average remaining term to stated             359 months            178 months            N/A
  maturity

  weighted average original term to maturity            360 months            180 months            N/A
---------------------------------------------------------------------------------------------------------------------
Originated from                                         June 1, 2001          February 1, 2002      June 1, 2001
                                                        through February 1,   through February 1,   through February 1,
                                                        2003                  2003                  2003

Mortgage loans originated using loan                    At least 95%          At least 90%          At least 95%
underwriting policies that require proof of
income and liquid assets and telephone
verification of employment, or are
refinanced mortgage loans originated using
alternative or streamlined underwriting
policies

Mortgage loans originated using a loan                  No more than 5%       No more than 10%      No more than 5%
underwriting policy that requires
verification of employment and may require
proof of liquid assets, but does not
require verification of the prospective
borrower's income as stated on the loan
application

Refinanced mortgage loans originated using              No more than 80%      No more than 90%      No more than 85%
alternative or streamlined underwriting
policies

All mortgage loans were originated or acquired by CitiMortgage, Citi FSB, or Citibank (originator only). Percentages of mortgage loans shown above are percentages of scheduled principal balance. Interest rates and servicing fee shown above are per annum. Amounts and percentages relating to premium and discount loans are approximate.

DETAILED INFORMATION

Additional information on the mortgage loans expected to be included in the Trust on the closing date is set forth in the appendix to this supplement. The mortgage loans actually included in the Trust may differ from the description in the summary and the appendix, but the differences will not be material. Within 15 days after the closing date, CMSI will file a Form 8-K with the SEC containing detailed information on the mortgage loans actually in the Trust and other matters, including

-  the special hazard, fraud and bankruptcy loss limits,

-  the initial principal balance of each class, and

-  the subordination levels for classes A, B-1, B-2, B-3, B-4 and B-5.

SERIES RISK FACTORS

You should consider the following risk factors for this series, as well as the general risk factors for the certificates discussed in the core prospectus, before you purchase any certificates.

GEOGRAPHIC CONCENTRATION

Approximately 37% of the total initial scheduled principal balance of the mortgage loans in pool I are mortgage loans secured by mortgaged properties located in California, and approximately 16% are secured by mortgaged properties located in New York. Approximately 31% of the total initial scheduled principal balance of the mortgage loans in pool II are mortgage loans secured by mortgaged properties located in California, and approximately 18% are secured by mortgaged properties located in New York. No other state contains mortgaged properties securing more than 10% of the initial scheduled principal balance of the mortgage loans in a pool.

   In recent years, California, the New York/ New Jersey metropolitan area and several other regions have experienced significant fluctuations in housing prices. Weaker economic conditions and housing markets may result in a higher rate of delinquencies and defaults by homeowners and in less proceeds being realized upon liquidations of defaulted mortgage loans. Any concentration of mortgage loans in such a region presents risk considerations in addition to those generally present for similar mortgage-backed securities. In addition, California, Florida and other regions have experienced natural disasters such as earthquakes, fires, floods and hurricanes. These disasters may adversely affect property values generally in the region, and may result in physical damage to mortgaged properties located in such regions. Any direct damage to a mortgaged property caused by such disasters, and any deterioration in housing prices or in economic conditions in a region, may reduce the ability of homeowners to make scheduled monthly payments on their mortgage loans. This in turn may increase the likelihood and magnitude of delinquencies and losses on mortgage loans.

ALLOCATIONS AND DISTRIBUTIONS

SENIOR TARGET-RATE CLASS ALLOCATIONS

On each distribution day prior to the subordination depletion date, the aggregate scheduled and unscheduled principal allocated to the senior target-rate classes of a group will be allocated to the individual senior target-rate classes of that group as follows:

   Group I: Principal allocated to the group I senior target-rate classes from the pool I target-rate strip will be allocated sequentially as follows:
   First, concurrently to classes IA-1, IA-13 and IA-14, in proportion to their principal balances, the amount determined under "--Special rules for NAS classes" below.

   Second, concurrently as follows:

- 25.7695350455453% sequentially to classes IA-16 and IA-17, in that order, until their principal balances are reduced to zero.

- 10.8309484132931% sequentially to classes IA-20, IA-21 and IA-22, in that order, until their principal balances are reduced to zero.

-  63.3995165411615% sequentially as follows:

   1. Concurrently to classes IA-19, IA-18, IA-24 and IA-2, in proportion to their principal balances, until their principal balances are reduced to zero.

   2. To class IA-3 until its principal balance is reduced to zero.

   Third, concurrently as follows:

- 37.7331375109693% to class IA-15 until its principal balance is reduced to zero.

-  62.2668624890306% sequentially as follows:

   1. Concurrently to classes IA-4 and IA-5, in proportion to their principal balances, until their principal balances are reduced to zero.

   2. Concurrently to classes IA-6 and IA-7, in proportion to their principal bal-ances, until their principal balances are reduced to zero.

   3. Concurrently to classes IA-8 and IA-9, in proportion to their principal balances, until their principal balances are reduced to zero.

   4. Concurrently to classes IA-10, IA-11 and IA-12, in proportion to their principal balances, until their principal balances are reduced to zero.

   Fourth, concurrently to classes IA-1, IA-13 and IA-14, in proportion to their principal balances, until their principal balances are reduced to zero.

   Group II: Principal allocated to the group II senior target-rate classes from the pool II target-rate strip will be allocated sequentially as follows:

   First, to class IIA-2 the amount determined under "--Special rules for NAS classes" below.

   Second, sequentially to classes IIA-4, IIA-1, IIA-3 and IIA-2, in that order, until their principal balances are reduced to zero.

   Beginning on the subordination depletion date, the priorities stated above will cease to be in effect, and the principal allocation for the senior target-rate classes of each group will be allocated to the senior target-rate classes of the group in proportion to their principal balances on the preceding day.

   On the first distribution day, the senior target-rate classes are expected to be allocated between 97.35% and 98.35% of scheduled principal payments on the target-rate strips.

PREPAYMENTS AND OTHER UNSCHEDULED PRINCIPAL

For the first nine years--that is, for distribution days 1 through 108--and, under the circumstances described below, for later distribution days, the senior target-rate classes of each group will receive disproportionately large allocations of unscheduled principal payments received during the preceding month on the target-rate strip of the related pool, as follows:

- Subject to the following provisos, on each distribution day the senior target-rate classes of a group will be allocated, in the aggregate, their proportionate share (based on principal balances of the group's senior target-rate classes and the group's subordinated target-rate component classes), plus the following percentage of the group's subordinated target-rate component classes' proportionate share, of unscheduled principal payments:

distribution day      percentage
--------------------------------
    1 - 60               100%
   61 - 72                70%
   73 - 84                60%
   85 - 96                40%
   97 - 108               20%
109 and after              0%

provided, that for any distribution day,

- if the ratio of the aggregate principal balance of the senior target-rate classes of all groups to the aggregate principal balance of all the target-rate classes exceeds that ratio on the cut-off date, the senior target-rate classes of each group will be allocated 100% of unscheduled principal payments on the related pool's target-rate strip;

- if the distribution day is one on which the percentage shown in the preceding table is to be reduced--that is, the 61st, 73rd, 85th, 97th or 109th distribution day--and either the cumulative loss test or the delinquency test described below are not satisfied, then the percentage will not be reduced on that distribution day or on any subsequent distribution day until both the cumulative loss and delinquency tests are passed; and

- if the cumulative loss test is not satisfied for a distribution day, the percentage of unscheduled principal payments allocated to the senior target-rate classes of a group will be the greater of (a) the percentage for that distribution day calculated in accordance with the rules stated above, or (b) the percentage on the preceding distribution day.

   Example: Suppose that on the 73rd distribution day, the aggregate principal balance of the senior target-rate classes of group I is $94 million, the aggregate principal balance of the subordinated group I target-rate component classes is $6 million, and the Trust received $2 million of unscheduled principal payments on the pool I target-rate strip during the preceding month. Then the senior target-rate classes of group I will be allocated their 94% proportionate share of the $2 million (that is, $1,880,000) plus, per the table, 60% of the remaining $120,000, or $72,000, for a total of $1,952,000.

   If, however, the ratio of the principal balance of the senior target-rate classes of all groups to the principal balance of all the target-rate classes is greater than that ratio on the cut-off date, then the senior target-rate classes of group I will receive the entire $2 million of unscheduled principal.

      The cumulative loss test is satisfied for a distribution day if cumulative realized losses (for all pools) through that distribution day do not exceed the following percentages of the initial principal balance of the subordinated (composite) classes:

                         percentage of initial
                         principal balance of
                       subordinated (composite)
distribution day               classes
-----------------------------------------------
      61 - 72                    30%
      73 - 84                    35%
      85 - 96                    40%
      97 - 108                   45%
   109 and after                 50%

   The delinquency test is satisfied for a distribution day if the average of the aggregate scheduled principal balance of mortgage loans delinquent 60 days or more (including mortgage loans in foreclosure and real estate owned by the Trust as a result of homeowner default) for that distribution day and the preceding five distribution days is either (1) less than 50% of the average of the principal balance of the subordinated classes for those distribution days, or (2) less than 2% of the average scheduled principal balance of all of the mortgage loans for those distribution days.

SPECIAL RULES FOR NAS CLASSES

Classes IA-1, IA-13, IA-14 and IIA-2 are non-accelerated senior, or NAS classes. For the first 60 distribution days, the principal allocation for each NAS class will be zero.

   For distribution day 61 and after, the principal allocation for the NAS classes will equal

- their NAS proportion, as described below, of scheduled principal payments, plus

- the following percentage of their NAS proportion of unscheduled principal payments allocated to the target-rate classes of their group for that distribution day:

distribution day         percentage
-----------------------------------
    61 - 72                 30%
    73 - 84                 40%
    85 - 96                 60%
    97 - 108                80%
 109 and after             100%

   The NAS proportion for each distribution day will equal:

- for classes IA-1, IA-13 and IA-14 the ratio of their aggregate principal balance to the aggregate principal balance of the group I target-rate classes, and

- for class IIA-2 the ratio of its principal balance to the aggregate principal balance of the group II target-rate classes.

   However, if before a distribution day the principal balances of a group's senior target-rate classes other than a NAS class in that group have been reduced to zero, the principal allocation for the NAS class for the distribution day will be

- for classes IA-1, IA-13 and IA-14, their proportionate share, based on their principal balances, of the principal allocation to the group I senior target-rate classes for that distribution day, and

- for class IIA-2, the principal allocation to the group II senior target-rate classes for that distribution day.

   A NAS class's weighted average life will be longer, and could be significantly longer, than if it always received its proportionate share of principal distributions.

CROSS-COLLATERALIZATION

This is a multiple-pool series, as described in "Multiple pool series" in the core prospectus. In certain circumstances, losses on mortgage loans in one pool may be absorbed by, and some payments received on mortgage loans in one pool may be distributed to, classes in unrelated groups, as described in the core prospectus.

   Because the pool II target-rate strip has a lower interest rate than the pool I target-rate strip, if group I is undercollateralized after the subordination depletion date, interest payments from the pool II target-rate strip that remain after interest distributions to the group II target-rate classes will not be sufficient to fully cover interest shortfalls on the group I target-rate classes.

MAINTENANCE OF SUBORDINATION

The degree of credit enhancement enjoyed by a class due to subordination may be measured by that class's subordination level, which is the sum of the class percentages of all classes that are subordinated to that class. On the closing date, the following classes will have the following approximate initial subordination levels:

Class A:        2.15% ($16,281,664)
Class B-1:      1.15% ($8,709,664)
Class B-2:      0.70% ($5,301,664)
Class B-3:      0.45% ($3,408,664)

   Thus, the subordinated classes will have an aggregate principal balance on the closing date that is approximately 2.15% of the aggregate principal balance of all the classes.

   The subordinated classes are also entitled to maintain a degree of credit enhancement by subordination throughout the life of the transaction. If on a distribution day, a subordinated class has an impaired subordination level--that is, its subordination level on that day is less than its initial subordination level--then all principal originally allocated to the subordinated classes will be allocated to the most senior of the subordinated classes with an impaired subordination level and to those subordinated classes that are senior to the impaired class, in proportion to their principal balances, up to those classes' principal balances, and any remainder will be allocated to the remaining subordinated classes, in order of seniority, up to those classes' principal balances.

   Example: Suppose that on a distribution day, (a) each of classes B-1 through B-6 has a principal balance of $1,000, (b) the aggregate principal allocation to the subordinated classes is $3,120, and (c) class B-2 has an impaired subordination level. Then on that distribution day

   (1) the entire amount allocated to the subordinated classes will be allocated to classes B-1 and B-2, in proportion to their principal balances, up to their principal balances, and

   (2) the remaining $1,120 will be allocated to class B-3 until its principal balance is reduced to zero, and

   (3) the remaining $120 will be allocated to class B-4.

   Because this is a multiple-pool series, impairment of subordination for subordinated classes will be determined based on composite class principal balances, not component class principal balances. In determining whether a composite class has an impaired subordination level, the principal balance of the composite class will equal the sum of the principal balances of its component classes. If a subordinated composite class has an impaired subordination level, then principal will be allocated among the subordinated composite classes as described above. The principal balance of each component class will then be adjusted so that the principal balance of the component class from each group will be in the same proportion for each subordinated composite class.

SPECIAL HAZARD, BANKRUPTCY AND FRAUD LOSS LIMITS

The initial special hazard, bankruptcy and fraud loss limits are approximately:

Special hazard:       $7,572,417 (or 1.00% of the
                      initial aggregate scheduled
                      principal balance of the
                      mortgage loans

Fraud:                $7,572,417 (1.00%)

Bankruptcy:           $225,000 (0.03%)

Each type of loss limit will be reduced by losses of that type. Once a loss limit is reduced to zero, further losses of that type will not be subject to subordination.

   The limit for each type of loss may be further modified as follows:

- The special hazard loss limit can not be greater than the amount on the preceding anniversary of the cut-off date of the greatest of (a) 1% of the scheduled principal balance of all the mortgage loans, (b) the largest aggregate scheduled principal balance of mortgage loans on mortgaged properties located in a single California zip code, and (c) twice the largest scheduled principal balance of any single mortgage loan.

- The bankruptcy loss limit on any distribution day will equal the initial bankruptcy loss limit minus the aggregate amount of bankruptcy losses since the cut-off date. The bankruptcy loss limit may be further reduced by CMSI if Moody's and Fitch confirm that the reduction will not adversely affect their then-current ratings of the certificates.

- From the second through the fifth anniversary of the cut-off date, the fraud loss limit will be (a) the lesser of (1) the fraud loss limit on the most recent anniversary of the cut-off date and (2) 0.50% of the aggregate scheduled principal balance of the mortgage loans on the most recent anniversary of the cut-off date minus (b) the aggregate amount of fraud losses since that anniversary. After the fifth anniversary of the cut-off date, the fraud loss limit will be zero.

WEIGHTED AVERAGE LIVES AND YIELDS TO MATURITY

The following tables of weighted average lives and yields to maturity have been prepared using the following structuring assumptions:

- The mortgage loans and the classes have the characteristics set forth in "Summary--Series overview" above, without regard to any variation or approximation provided for in that section.

-  The mortgage loans in all pools prepay at the indicated rate.

- Scheduled payments of principal and interest on the mortgage loans are received in a timely manner.

- Each premium loan in pool I and each premium loan in pool II has an original term to maturity, remaining term to stated maturity and gross interest rate equal to the weighted average of the original term to maturity, remaining term to stated maturity and gross interest rate for all the premium loans in the related pool, as shown in the following table:

                       POOL I           POOL II
-----------------------------------------------------
Weighted             359 months         179 months
average
original term
to maturity

Weighted             357 months         177 months
average
remaining term
to stated
maturity

Gross weighted       6.3096266134%      5.9426174039%
average
interest rate

Aggregate           $537,928,668.80   $207,039,244.30
scheduled
principal
balance

- Each discount loan in pool I and each discount loan in pool II has an original term to maturity, remaining term to stated maturity and gross interest rate equal to the weighted average of the original term to maturity, remaining term to stated maturity and gross interest rate for all the discount loans in the related pool, as shown in the following table:

                        POOL I          POOL II
----------------------------------------------------
Weighted average     360 months        180 months
original term to
maturity

Weighted average     359 months        178 months
remaining term to
stated maturity

Gross weighted       5.7757096060%     5.3750000000%
average interest
rate

Aggregate           $11,936,214.01    $337,529.16
scheduled
principal balance

-  CMSI does not make a clean-up call.

-  You purchase the certificates on the closing date.

-  CMSI's servicing fee is 0.25% per annum.

   THE PREPAYMENT MODEL, THE STRUCTURING ASSUMPTIONS AND THE OTHER ASSUMPTIONS DESCRIBED BELOW ARE MADE FOR ILLUSTRATIVE PURPOSES ONLY. IT IS HIGHLY UNLIKELY THAT THE MORTGAGE LOANS WILL PREPAY AT A CONSTANT RATE UNTIL MATURITY OR THAT THE MORTGAGE LOANS IN EACH POOL WILL PREPAY AT THE SAME RATE. THE CHARACTERISTICS OF THE ACTUAL MORTGAGE LOANS ARE ALSO LIKELY TO DIFFER FROM THE STRUCTURING AND OTHER ASSUMPTIONS. AS A RESULT, THE ACTUAL PRINCIPAL OR NOTIONAL BALANCES, WEIGHTED AVERAGE LIVES AND PRE-TAX YIELDS OF THE CERTIFICATES ARE LIKELY TO DIFFER FROM THOSE SHOWN IN THE TABLES IN THIS "WEIGHTED AVERAGE LIVES AND YIELDS TO MATURITY" SECTION, EVEN IF ALL OF THE MORTGAGE LOANS PREPAY AT THE INDICATED PERCENTAGES OF THE PREPAYMENT MODEL. WE URGE YOU TO CONSULT YOUR INVESTMENT ADVISOR AND TO MAKE YOUR INVESTMENT DECISION BASED ON YOUR OWN DETERMINATION AS TO ANTICIPATED RATES OF PREPAYMENT UNDER A VARIETY OF SCENARIOS AND THE SUITABILITY OF A CLASS OF CERTIFICATES TO YOUR INVESTMENT OBJECTIVES.

PRINCIPAL BALANCE AS PERCENT OF INITIAL PRINCIPAL BALANCE(1)

                           CLASSES IA-1, IA-13 AND IA-14              CLASSES IA-2, IA-18, IA-19, IA-23 AND IA-24
                       ------------------------------------------------------------------------------------------
                          PERCENTAGE OF PREPAYMENT MODEL                    PERCENTAGE OF PREPAYMENT MODEL
DISTRIBUTION DAY         0%    100%    300%     400%    500%               0%    100%    300%     400%    500%
Initial                100     100     100      100      100             100     100      100     100     100
February 25, 2004      100     100     100      100      100              98      96       91      89      87
February 25, 2005      100     100     100      100      100              97      89       74      67      60
February 25, 2006      100     100     100      100      100              95      80       53      41      31
February 25, 2007      100     100     100      100      100              93      71       36      22      10
February 25, 2008      100     100     100      100      100              91      63       22       7       0
February 25, 2009       98      96      93       91       88              89      56       12       0       0
February 25, 2010       96      92      84       80       75              87      50        4       0       0
February 25, 2011       94      87      73       66       60              85      44        0       0       0
February 25, 2012       92      81      61       52       44              82      38        0       0       0
February 25, 2013       90      74      49       39       30              80      34        0       0       0
February 25, 2014       88      68      39       29       20              77      29        0       0       0
February 25, 2015       85      62      31       21       14              74      25        0       0       0
February 25, 2016       83      57      25       16        9              71      21        0       0       0
February 25, 2017       80      51      19       11        6              68      17        0       0       0
February 25, 2018       77      46      15        8        4              65      13        0       0       0
February 25, 2019       73      42      12        6        3              61      10        0       0       0
February 25, 2020       70      37       9        4        2              57       7        0       0       0
February 25, 2021       66      33       7        3        1              53       4        0       0       0
February 25, 2022       62      29       6        2        1              49       1        0       0       0
February 25, 2023       58      26       4        2        1              44       0        0       0       0
February 25, 2024       54      22       3        1        *              39       0        0       0       0
February 25, 2025       49      19       2        1        *              34       0        0       0       0
February 25, 2026       44      16       2        1        *              28       0        0       0       0
February 25, 2027       38      13       1        *        *              22       0        0       0       0
February 25, 2028       33      11       1        *        *              16       0        0       0       0
February 25, 2029       27       8       1        *        *               9       0        0       0       0
February 25, 2030       20       6       *        *        *               2       0        0       0       0
February 25, 2031       13       4       *        *        *               0       0        0       0       0
February 25, 2032        6       1       *        *        *               0       0        0       0       0
February 25, 2033        0       0       0        0        0               0       0        0       0       0

WEIGHTED AVERAGE     20.51   15.39   10.92     9.85     9.12           17.22    8.00     3.47    2.80    2.41
LIFE (YEARS)

                                    CLASS IA-3
                       -------------------------------------
                          PERCENTAGE OF PREPAYMENT MODEL
DISTRIBUTION DAY         0%    100%     300%    400%    500%
Initial                100     100      100     100     100
February 25, 2004      100     100      100     100     100
February 25, 2005      100     100      100     100     100
February 25, 2006      100     100      100     100     100
February 25, 2007      100     100      100     100     100
February 25, 2008      100     100      100     100      67
February 25, 2009      100     100      100      82      12
February 25, 2010      100     100      100      38       0
February 25, 2011      100     100       87      10       0
February 25, 2012      100     100       59       0       0
February 25, 2013      100     100       39       0       0
February 25, 2014      100     100       23       0       0
February 25, 2015      100     100       10       0       0
February 25, 2016      100     100        0       0       0
February 25, 2017      100     100        0       0       0
February 25, 2018      100     100        0       0       0
February 25, 2019      100     100        0       0       0
February 25, 2020      100     100        0       0       0
February 25, 2021      100     100        0       0       0
February 25, 2022      100     100        0       0       0
February 25, 2023      100      87        0       0       0
February 25, 2024      100      70        0       0       0
February 25, 2025      100      54        0       0       0
February 25, 2026      100      39        0       0       0
February 25, 2027      100      25        0       0       0
February 25, 2028      100      12        0       0       0
February 25, 2029      100       0        0       0       0
February 25, 2030      100       0        0       0       0
February 25, 2031       59       0        0       0       0
February 25, 2032        4       0        0       0       0
February 25, 2033        0       0        0       0       0

WEIGHTED AVERAGE     28.21   22.43     9.75    6.87    5.38
LIFE (YEARS)

---------------------
(1) For class IA-23, the notional balance as a percent of initial notional balance.

* Indicates that between zero and 0.5% of initial principal balance is outstanding.

PRINCIPAL BALANCE AS PERCENT OF INITIAL PRINCIPAL BALANCE

                               CLASSES IA-4 AND IA-5                             CLASSES IA-6 AND IA-7
                       ---------------------------------------------------------------------------------------
                          PERCENTAGE OF PREPAYMENT MODEL                    PERCENTAGE OF PREPAYMENT MODEL
DISTRIBUTION DAY         0%    100%    300%     400%     500%              0%    100%     300%    400%    500%
Initial                100     100     100      100      100             100     100      100     100     100
February 25, 2004      100     100     100      100      100             100     100      100     100     100
February 25, 2005      100     100     100      100      100             100     100      100     100     100
February 25, 2006      100     100     100      100      100             100     100      100     100     100
February 25, 2007      100     100     100      100      100             100     100      100     100     100
February 25, 2008      100     100     100      100      100             100     100      100     100     100
February 25, 2009      100     100     100      100      100             100     100      100     100     100
February 25, 2010      100     100     100      100        0             100     100      100     100       0
February 25, 2011      100     100     100      100        0             100     100      100     100       0
February 25, 2012      100     100     100       15        0             100     100      100     100       0
February 25, 2013      100     100     100        0        0             100     100      100       0       0
February 25, 2014      100     100     100        0        0             100     100      100       0       0
February 25, 2015      100     100     100        0        0             100     100      100       0       0
February 25, 2016      100     100      94        0        0             100     100      100       0       0
February 25, 2017      100     100       0        0        0             100     100       77       0       0
February 25, 2018      100     100       0        0        0             100     100        0       0       0
February 25, 2019      100     100       0        0        0             100     100        0       0       0
February 25, 2020      100     100       0        0        0             100     100        0       0       0
February 25, 2021      100     100       0        0        0             100     100        0       0       0
February 25, 2022      100     100       0        0        0             100     100        0       0       0
February 25, 2023      100     100       0        0        0             100     100        0       0       0
February 25, 2024      100     100       0        0        0             100     100        0       0       0
February 25, 2025      100     100       0        0        0             100     100        0       0       0
February 25, 2026      100     100       0        0        0             100     100        0       0       0
February 25, 2027      100     100       0        0        0             100     100        0       0       0
February 25, 2028      100     100       0        0        0             100     100        0       0       0
February 25, 2029      100      95       0        0        0             100     100        0       0       0
February 25, 2030      100       0       0        0        0             100      35        0       0       0
February 25, 2031      100       0       0        0        0             100       0        0       0       0
February 25, 2032      100       0       0        0        0             100       0        0       0       0
February 25, 2033        0       0       0        0        0               0       0        0       0       0

WEIGHTED AVERAGE     29.17   26.31   13.40     8.87     6.47           29.29   26.94    14.33    9.56    6.70
LIFE (YEARS)

                               CLASSES IA-8 AND IA-9
                      ---------------------------------------
                           PERCENTAGE OF PREPAYMENT MODEL
DISTRIBUTION DAY          0%    100%     300%    400%    500%
Initial                 100     100      100     100     100
February 25, 2004       100     100      100     100     100
February 25, 2005       100     100      100     100     100
February 25, 2006       100     100      100     100     100
February 25, 2007       100     100      100     100     100
February 25, 2008       100     100      100     100     100
February 25, 2009       100     100      100     100     100
February 25, 2010       100     100      100     100      24
February 25, 2011       100     100      100     100       0
February 25, 2012       100     100      100     100       0
February 25, 2013       100     100      100      96       0
February 25, 2014       100     100      100       8       0
February 25, 2015       100     100      100       0       0
February 25, 2016       100     100      100       0       0
February 25, 2017       100     100      100       0       0
February 25, 2018       100     100       88       0       0
February 25, 2019       100     100       17       0       0
February 25, 2020       100     100        0       0       0
February 25, 2021       100     100        0       0       0
February 25, 2022       100     100        0       0       0
February 25, 2023       100     100        0       0       0
February 25, 2024       100     100        0       0       0
February 25, 2025       100     100        0       0       0
February 25, 2026       100     100        0       0       0
February 25, 2027       100     100        0       0       0
February 25, 2028       100     100        0       0       0
February 25, 2029       100     100        0       0       0
February 25, 2030       100     100        0       0       0
February 25, 2031       100       0        0       0       0
February 25, 2032       100       0        0       0       0
February 25, 2033         0       0        0       0       0

WEIGHTED AVERAGE      29.43   27.62    15.57   10.54    6.97
LIFE (YEARS)

PRINCIPAL BALANCE AS PERCENT OF INITIAL PRINCIPAL BALANCE

                          CLASSES IA-10, IA-11 AND IA-12                              CLASS IA-15
                       -----------------------------------------------------------------------------------------
                          PERCENTAGE OF PREPAYMENT MODEL                    PERCENTAGE OF PREPAYMENT MODEL
DISTRIBUTION DAY         0%    100%    300%     400%     500%              0%    100%     300%    400%    500%
Initial                100     100     100      100      100             100     100      100     100     100
February 25, 2004      100     100     100      100      100             100     100      100     100     100
February 25, 2005      100     100     100      100      100             100     100      100     100     100
February 25, 2006      100     100     100      100      100             100     100      100     100     100
February 25, 2007      100     100     100      100      100             100     100      100     100     100
February 25, 2008      100     100     100      100      100             100     100      100     100     100
February 25, 2009      100     100     100      100      100             100     100      100     100     100
February 25, 2010      100     100     100      100      100             100     100      100     100      50
February 25, 2011      100     100     100      100       28             100     100      100     100      13
February 25, 2012      100     100     100      100        1             100     100      100      85       *
February 25, 2013      100     100     100      100        1             100     100      100      63       *
February 25, 2014      100     100     100      100        *             100     100      100      47       *
February 25, 2015      100     100     100       76        *             100     100      100      35       *
February 25, 2016      100     100     100       56        *             100     100       99      25       *
February 25, 2017      100     100     100       41        *             100     100       78      19       *
February 25, 2018      100     100     100       30        *             100     100       62      14       *
February 25, 2019      100     100     100       22        *             100     100       49      10       *
February 25, 2020      100     100      84       16        *             100     100       38       7       *
February 25, 2021      100     100      65       11        *             100     100       29       5       *
February 25, 2022      100     100      50        8        *             100     100       23       4       *
February 25, 2023      100     100      38        6        *             100     100       17       3       *
February 25, 2024      100     100      29        4        *             100     100       13       2       *
February 25, 2025      100     100      22        3        *             100     100       10       1       *
February 25, 2026      100     100      16        2        *             100     100        7       1       *
February 25, 2027      100     100      11        1        *             100     100        5       1       *
February 25, 2028      100     100       8        1        *             100     100        4       *       *
February 25, 2029      100     100       5        1        *             100      99        2       *       *
February 25, 2030      100     100       3        *        *             100      70        2       *       *
February 25, 2031      100      96       2        *        *             100      43        1       *       *
February 25, 2032      100      40       1        *        *             100      18        *       *       *
February 25, 2033        0       0       0        0        0               0       0        0       0       0

WEIGHTED AVERAGE     29.64   28.87   19.89    14.32     7.84           29.45   27.83    16.92   11.78    7.23
LIFE (YEARS)

                                     CLASS IA-16
                       ---------------------------------------
                            PERCENTAGE OF PREPAYMENT MODEL
DISTRIBUTION DAY           0%    100%     300%    400%    500%
Initial                  100     100      100     100     100
February 25, 2004         99      96       92      90      88
February 25, 2005         97      90       76      69      63
February 25, 2006         95      81       56      45      35
February 25, 2007         93      73       40      27      15
February 25, 2008         92      66       27      13       2
February 25, 2009         90      59       17       4       0
February 25, 2010         88      53       10       0       0
February 25, 2011         86      47        4       0       0
February 25, 2012         83      42        *       0       0
February 25, 2013         81      38        0       0       0
February 25, 2014         79      33        0       0       0
February 25, 2015         76      29        0       0       0
February 25, 2016         73      25        0       0       0
February 25, 2017         70      22        0       0       0
February 25, 2018         67      18        0       0       0
February 25, 2019         64      15        0       0       0
February 25, 2020         60      12        0       0       0
February 25, 2021         56       9        0       0       0
February 25, 2022         52       7        0       0       0
February 25, 2023         48       4        0       0       0
February 25, 2024         43       2        0       0       0
February 25, 2025         38       0        0       0       0
February 25, 2026         33       0        0       0       0
February 25, 2027         27       0        0       0       0
February 25, 2028         21       0        0       0       0
February 25, 2029         15       0        0       0       0
February 25, 2030          8       0        0       0       0
February 25, 2031          *       0        0       0       0
February 25, 2032          0       0        0       0       0
February 25, 2033          0       0        0       0       0

WEIGHTED AVERAGE       17.86    8.77     3.77    3.01    2.56
LIFE (YEARS)

---------------------
* Indicates that between zero and 0.5% of initial principal balance is outstanding.

PRINCIPAL BALANCE AS PERCENT OF INITIAL PRINCIPAL BALANCE

                                    CLASS IA-17                                       CLASS IA-20
                     -----------------------------------------------------------------------------------------
                          PERCENTAGE OF PREPAYMENT MODEL                    PERCENTAGE OF PREPAYMENT MODEL
DISTRIBUTION DAY         0%    100%    300%     400%     500%              0%    100%     300%    400%    500%
Initial                100     100     100      100      100             100     100      100     100     100
February 25, 2004      100     100     100      100      100              97      94       86      83      79
February 25, 2005      100     100     100      100      100              95      83       59      48      37
February 25, 2006      100     100     100      100      100              92      68       26       7       0
February 25, 2007      100     100     100      100      100              89      55        0       0       0
February 25, 2008      100     100     100      100      100              86      42        0       0       0
February 25, 2009      100     100     100      100       22              83      31        0       0       0
February 25, 2010      100     100     100       68        0              79      20        0       0       0
February 25, 2011      100     100     100       18        0              76      11        0       0       0
February 25, 2012      100     100     100        0        0              72       2        0       0       0
February 25, 2013      100     100      70        0        0              68       0        0       0       0
February 25, 2014      100     100      41        0        0              64       0        0       0       0
February 25, 2015      100     100      18        0        0              59       0        0       0       0
February 25, 2016      100     100       0        0        0              55       0        0       0       0
February 25, 2017      100     100       0        0        0              50       0        0       0       0
February 25, 2018      100     100       0        0        0              44       0        0       0       0
February 25, 2019      100     100       0        0        0              38       0        0       0       0
February 25, 2020      100     100       0        0        0              32       0        0       0       0
February 25, 2021      100     100       0        0        0              26       0        0       0       0
February 25, 2022      100     100       0        0        0              19       0        0       0       0
February 25, 2023      100     100       0        0        0              11       0        0       0       0
February 25, 2024      100     100       0        0        0               3       0        0       0       0
February 25, 2025      100      97       0        0        0               0       0        0       0       0
February 25, 2026      100      70       0        0        0               0       0        0       0       0
February 25, 2027      100      45       0        0        0               0       0        0       0       0
February 25, 2028      100      22       0        0        0               0       0        0       0       0
February 25, 2029      100       0       0        0        0               0       0        0       0       0
February 25, 2030      100       0       0        0        0               0       0        0       0       0
February 25, 2031      100       0       0        0        0               0       0        0       0       0
February 25, 2032        6       0       0        0        0               0       0        0       0       0
February 25, 2033        0       0       0        0        0               0       0        0       0       0

WEIGHTED AVERAGE     28.61   23.89   10.84     7.44     5.73           12.92    4.59     2.27    1.92    1.69
LIFE (YEARS)

                                     CLASS IA-21
                       -----------------------------------------
                            PERCENTAGE OF PREPAYMENT MODEL
DISTRIBUTION DAY           0%    100%     300%    400%    500%
Initial                  100     100      100     100     100
February 25, 2004        100     100      100     100     100
February 25, 2005        100     100      100     100     100
February 25, 2006        100     100      100     100      77
February 25, 2007        100     100       96      45       1
February 25, 2008        100     100       46       0       0
February 25, 2009        100     100        8       0       0
February 25, 2010        100     100        0       0       0
February 25, 2011        100     100        0       0       0
February 25, 2012        100     100        0       0       0
February 25, 2013        100      87        0       0       0
February 25, 2014        100      71        0       0       0
February 25, 2015        100      55        0       0       0
February 25, 2016        100      40        0       0       0
February 25, 2017        100      26        0       0       0
February 25, 2018        100      13        0       0       0
February 25, 2019        100       1        0       0       0
February 25, 2020        100       0        0       0       0
February 25, 2021        100       0        0       0       0
February 25, 2022        100       0        0       0       0
February 25, 2023        100       0        0       0       0
February 25, 2024        100       0        0       0       0
February 25, 2025         89       0        0       0       0
February 25, 2026         68       0        0       0       0
February 25, 2027         46       0        0       0       0
February 25, 2028         23       0        0       0       0
February 25, 2029          0       0        0       0       0
February 25, 2030          0       0        0       0       0
February 25, 2031          0       0        0       0       0
February 25, 2032          0       0        0       0       0
February 25, 2033          0       0        0       0       0

WEIGHTED AVERAGE       23.83   12.49     5.02    3.99    3.38
LIFE (YEARS)

PRINCIPAL BALANCE AS PERCENT OF INITIAL PRINCIPAL BALANCE

                                    CLASS IA-22                                       CLASS IA-PO
                     -----------------------------------------------------------------------------------------
                          PERCENTAGE OF PREPAYMENT MODEL                    PERCENTAGE OF PREPAYMENT MODEL
DISTRIBUTION DAY         0%    100%    300%     400%     500%             0%     100%     300%    400%    500%
Initial                100     100     100      100      100             100     100      100     100     100
February 25, 2004      100     100     100      100      100              99      97       94      93      91
February 25, 2005      100     100     100      100      100              97      92       82      77      72
February 25, 2006      100     100     100      100      100              96      85       67      58      50
February 25, 2007      100     100     100      100      100              94      79       54      44      35
February 25, 2008      100     100     100       90       41              93      73       43      33      24
February 25, 2009      100     100     100       50        7              91      67       35      24      16
February 25, 2010      100     100      77       23        0              89      62       28      18      11
February 25, 2011      100     100      53        6        0              87      57       23      13       8
February 25, 2012      100     100      36        0        0              85      52       18      10       5
February 25, 2013      100     100      24        0        0              83      48       14       7       4
February 25, 2014      100     100      14        0        0              81      44       11       5       2
February 25, 2015      100     100       6        0        0              78      40        9       4       2
February 25, 2016      100     100       0        0        0              76      36        7       3       1
February 25, 2017      100     100       0        0        0              73      33        6       2       1
February 25, 2018      100     100       0        0        0              70      30        5       2       1
February 25, 2019      100     100       0        0        0              67      27        4       1       *
February 25, 2020      100      88       0        0        0              64      24        3       1       *
February 25, 2021      100      76       0        0        0              60      21        2       1       *
February 25, 2022      100      64       0        0        0              57      19        2       *       *
February 25, 2023      100      53       0        0        0              53      16        1       *       *
February 25, 2024      100      43       0        0        0              49      14        1       *       *
February 25, 2025      100      33       0        0        0              45      12        1       *       *
February 25, 2026      100      24       0        0        0              40      10        1       *       *
February 25, 2027      100      15       0        0        0              35       9        *       *       *
February 25, 2028      100       7       0        0        0              30       7        *       *       *
February 25, 2029       98       0       0        0        0              25       5        *       *       *
February 25, 2030       68       0       0        0        0              19       4        *       *       *
February 25, 2031       36       0       0        0        0              13       2        *       *       *
February 25, 2032        2       0       0        0        0               6       1        *       *       *
February 25, 2033        0       0       0        0        0               0       0        0       0       0

WEIGHTED AVERAGE     27.60   20.59    8.66     6.25     4.98           19.10    11.24    5.65    4.52    3.79
LIFE (YEARS)

                                    CLASS IIA-1
                     ----------------------------------------
                           PERCENTAGE OF PREPAYMENT MODEL
DISTRIBUTION DAY          0%    100%     300%    400%    500%
Initial                 100     100      100     100     100
February 25, 2004       100     100      100     100     100
February 25, 2005       100     100      100     100     100
February 25, 2006       100     100      100     100      79
February 25, 2007       100     100       84      55      30
February 25, 2008       100     100       49      21       0
February 25, 2009       100     100       27       1       0
February 25, 2010       100      86       10       0       0
February 25, 2011       100      68        0       0       0
February 25, 2012       100      51        0       0       0
February 25, 2013        90      35        0       0       0
February 25, 2014        68      21        0       0       0
February 25, 2015        45       7        0       0       0
February 25, 2016        20       0        0       0       0
February 25, 2017         0       0        0       0       0
February 25, 2018         0       0        0       0       0
February 25, 2019         0       0        0       0       0
February 25, 2020         0       0        0       0       0
February 25, 2021         0       0        0       0       0
February 25, 2022         0       0        0       0       0
February 25, 2023         0       0        0       0       0
February 25, 2024         0       0        0       0       0
February 25, 2025         0       0        0       0       0
February 25, 2026         0       0        0       0       0
February 25, 2027         0       0        0       0       0
February 25, 2028         0       0        0       0       0
February 25, 2029         0       0        0       0       0
February 25, 2030         0       0        0       0       0
February 25, 2031         0       0        0       0       0
February 25, 2032         0       0        0       0       0
February 25, 2033         0       0        0       0       0

WEIGHTED AVERAGE      11.78    9.21     5.26        4.29    3.67
LIFE (YEARS)

---------------------
* Indicates that between zero and 0.5% of initial principal balance is outstanding.

PRINCIPAL BALANCE AS PERCENT OF INITIAL PRINCIPAL BALANCE

                                    CLASS IIA-2                                       CLASS IIA-3
                      ---------------------------------------------------------------------------------------
                          PERCENTAGE OF PREPAYMENT MODEL                    PERCENTAGE OF PREPAYMENT MODEL
DISTRIBUTION DAY         0%    100%    300%    400%     500%              0%    100%     300%    400%    500%
Initial                100     100     100     100      100             100     100      100     100     100
February 25, 2004      100     100     100     100      100             100     100      100     100     100
February 25, 2005      100     100     100     100      100             100     100      100     100     100
February 25, 2006      100     100     100     100      100             100     100      100     100     100
February 25, 2007      100     100     100     100      100             100     100      100     100     100
February 25, 2008      100     100     100     100      100             100     100      100     100      92
February 25, 2009       92      91      87      85       83             100     100      100     100      34
February 25, 2010       84      80      73      69       66             100     100      100      57       4
February 25, 2011       75      69      58      53       42             100     100       95      31       0
February 25, 2012       66      58      43      37       25             100     100       66      18       0
February 25, 2013       56      46      30      24       15             100     100       46      12       0
February 25, 2014       45      35      20      15        9             100     100       31       7       0
February 25, 2015       34      25      12       8        5             100     100       19       4       0
February 25, 2016       22      15       7       4        2             100      78       10       2       0
February 25, 2017       10       6       2       1        1              78      32        4       1       0
February 25, 2018        0       0       0       0        0               0       0        0       0       0
February 25, 2019        0       0       0       0        0               0       0        0       0       0
February 25, 2020        0       0       0       0        0               0       0        0       0       0
February 25, 2021        0       0       0       0        0               0       0        0       0       0
February 25, 2022        0       0       0       0        0               0       0        0       0       0
February 25, 2023        0       0       0       0        0               0       0        0       0       0
February 25, 2024        0       0       0       0        0               0       0        0       0       0
February 25, 2025        0       0       0       0        0               0       0        0       0       0
February 25, 2026        0       0       0       0        0               0       0        0       0       0
February 25, 2027        0       0       0       0        0               0       0        0       0       0
February 25, 2028        0       0       0       0        0               0       0        0       0       0
February 25, 2029        0       0       0       0        0               0       0        0       0       0
February 25, 2030        0       0       0       0        0               0       0        0       0       0
February 25, 2031        0       0       0       0        0               0       0        0       0       0
February 25, 2032        0       0       0       0        0               0       0        0       0       0
February 25, 2033        0       0       0       0        0               0       0        0       0       0

WEIGHTED AVERAGE     10.39    9.79    8.86    8.49     7.99           14.31   13.66    10.24    7.84    5.82
LIFE (YEARS)

                                   CLASS IIA-4
                     --------------------------------------
                          PERCENTAGE OF PREPAYMENT MODEL
DISTRIBUTION DAY        0%    100%     300%    400%    500%
Initial               100     100      100     100     100
February 25, 2004      91      88       81      78      75
February 25, 2005      82      71       51      41      31
February 25, 2006      72      52       17       1       0
February 25, 2007      62      35        0       0       0
February 25, 2008      51      18        0       0       0
February 25, 2009      41       4        0       0       0
February 25, 2010      30       0        0       0       0
February 25, 2011      18       0        0       0       0
February 25, 2012       6       0        0       0       0
February 25, 2013       0       0        0       0       0
February 25, 2014       0       0        0       0       0
February 25, 2015       0       0        0       0       0
February 25, 2016       0       0        0       0       0
February 25, 2017       0       0        0       0       0
February 25, 2018       0       0        0       0       0
February 25, 2019       0       0        0       0       0
February 25, 2020       0       0        0       0       0
February 25, 2021       0       0        0       0       0
February 25, 2022       0       0        0       0       0
February 25, 2023       0       0        0       0       0
February 25, 2024       0       0        0       0       0
February 25, 2025       0       0        0       0       0
February 25, 2026       0       0        0       0       0
February 25, 2027       0       0        0       0       0
February 25, 2028       0       0        0       0       0
February 25, 2029       0       0        0       0       0
February 25, 2030       0       0        0       0       0
February 25, 2031       0       0        0       0       0
February 25, 2032       0       0        0       0       0
February 25, 2033       0       0        0       0       0

WEIGHTED AVERAGE     5.07    3.22     2.02    1.76    1.58
LIFE (YEARS)

PRINCIPAL BALANCE AS PERCENT OF INITIAL PRINCIPAL BALANCE

                                              CLASS IIA-PO
                          -----------------------------------------------------------
                                     PERCENTAGE OF PREPAYMENT MODEL
DISTRIBUTION DAY             0%         100%         300%         400%         500%
Initial                    100          100          100          100          100
February 25, 2004           95           94           91           89           87
February 25, 2005           91           85           75           71           66
February 25, 2006           86           76           59           51           44
February 25, 2007           80           67           45           36           29
February 25, 2008           75           59           34           26           19
February 25, 2009           69           51           26           18           12
February 25, 2010           63           43           19           12            8
February 25, 2011           56           36           14            8            5
February 25, 2012           49           30           10            6            3
February 25, 2013           42           24            7            4            2
February 25, 2014           34           18            5            2            1
February 25, 2015           26           13            3            1            1
February 25, 2016           17            8            2            1            *
February 25, 2017            8            4            1            *            *
February 25, 2018            0            0            0            0            0
February 25, 2019            0            0            0            0            0
February 25, 2020            0            0            0            0            0
February 25, 2021            0            0            0            0            0
February 25, 2022            0            0            0            0            0
February 25, 2023            0            0            0            0            0
February 25, 2024            0            0            0            0            0
February 25, 2025            0            0            0            0            0
February 25, 2026            0            0            0            0            0
February 25, 2027            0            0            0            0            0
February 25, 2028            0            0            0            0            0
February 25, 2029            0            0            0            0            0
February 25, 2030            0            0            0            0            0
February 25, 2031            0            0            0            0            0
February 25, 2032            0            0            0            0            0
February 25, 2033            0            0            0            0            0

WEIGHTED AVERAGE          8.43         6.62         4.45         3.79         3.29
LIFE (YEARS)

                                         CLASSES B-1, B-2 AND B-3
                          ------------------------------------------------------------
                                      PERCENTAGE OF PREPAYMENT MODEL
DISTRIBUTION DAY              0%         100%         300%         400%         500%
Initial                     100          100          100          100          100
February 25, 2004            98           98           98           98           98
February 25, 2005            96           96           96           96           96
February 25, 2006            93           93           93           93           93
February 25, 2007            91           91           91           91           91
February 25, 2008            88           88           88           88           88
February 25, 2009            86           84           81           79           77
February 25, 2010            83           79           72           68           65
February 25, 2011            79           73           61           56           50
February 25, 2012            76           67           50           43           36
February 25, 2013            73           60           39           31           24
February 25, 2014            69           53           31           22           16
February 25, 2015            65           47           24           16           11
February 25, 2016            61           41           18           11            7
February 25, 2017            56           36           14            8            4
February 25, 2018            52           31           10            6            3
February 25, 2019            50           28            8            4            2
February 25, 2020            47           25            6            3            1
February 25, 2021            45           23            5            2            1
February 25, 2022            42           20            4            2            1
February 25, 2023            39           17            3            1            *
February 25, 2024            36           15            2            1            *
February 25, 2025            33           13            2            1            *
February 25, 2026            30           11            1            *            *
February 25, 2027            26            9            1            *            *
February 25, 2028            22            7            1            *            *
February 25, 2029            18            6            *            *            *
February 25, 2030            14            4            *            *            *
February 25, 2031             9            2            *            *            *
February 25, 2032             4            1            *            *            *
February 25, 2033             0            0            0            0            0

WEIGHTED AVERAGE          16.34        12.75         9.53         8.73         8.17
LIFE (YEARS)

---------------------
* Indicates that between zero and 0.5% of initial principal balance is outstanding.

YIELDS ON CERTAIN SENIOR CLASSES

The following tables indicate sensitivity to various rates of prepayment on the mortgage loans of the pre-tax yields to maturity on a corporate bond equivalent basis of classes IA-23, IA-PO and IIA-PO. In addition to the structuring assumptions described in "Weighted average lives and yields to maturity" above, we have assumed that

- the class IA-23 certificates will be issued at an aggregate purchase price of approximately 7.5% of their initial notional balance, and

- the class IA-PO and IIA-PO certificates will each be issued at an aggregate purchase price of approximately 64% of their initial principal balances.

   The following table shows the yield for the class IA-23 certificates for various LIBOR rates. However, the LIBOR rate is likely to fluctuate over the period that the class IA-23 certificates are outstanding. The timing of changes in the LIBOR rate may affect the yields on the class IA-23 certificates shown in the table even if the average level is consistent with the rates shown in the table.

   You should note that the only prepayments that affect the class IA-23 certificates are prepayments on the hypothetical loans in the pool I target-rate strip, the only prepayments that affect the class IA-PO certificates are prepayments on the hypothetical loans in the pool I PO strip, and the only prepayments that affect the class IIA-PO certificates are prepayments on the hypothetical loans in the pool II PO strip.

PRE-TAX YIELD TO MATURITY OF CLASS IA-23

LEVEL OF LIBOR                                   PERCENTAGE OF PREPAYMENT MODEL
------------------------------------------------------------------------------------------------------
                           0%              100%              300%              400%             500%
                          ----             ----              ----              ----             ----
    1.34%                94.011%          88.061%           75.015%           67.959%          60.815%
    2.34                 77.073           70.874            56.935            49.337           41.727
    3.34                 60.605           54.078            38.843            30.504           22.292
    4.34                 44.584           37.610            20.403            11.032            2.030
    5.34                 28.925           21.287             0.867            (9.992)         (20.061)
    6.34                 13.151            4.280           (21.965)          (35.160)         (46.779)
    7.34                (10.032)         (23.140)          (66.367)          (85.161)         (99.901)

PRE-TAX YIELD TO MATURITY OF CLASSES IA-PO AND IIA-PO

CLASS                                              PERCENTAGE OF PREPAYMENT MODEL
------------------------------------------------------------------------------------------------------
                           0%              100%              300%              400%             500%
                          ----             ----              ----              ----             ----
IA-PO                     2.456%           4.512%            9.275%           11.534%          13.665%
IIA-PO                    5.711            7.530            11.617            13.709           15.767

   The pre-tax yields set forth in the preceding tables (and in the tables below for yields on offered subordinated classes) were calculated by

- determining the monthly discount rates that, when applied to the streams of cash flows assumed to be paid on the certificates, would make the discounted present value of the assumed stream of cash flows equal to the assumed purchase price on the closing date for each class, and

-  converting the monthly rates to corporate bond equivalent rates.

   The calculation does not take into account the interest rates at which you might reinvest distributions received by you on the certificates.

YIELDS ON CLASSES B-2 AND B-3

The following yield tables have been prepared using the structuring assumptions, except that we assumed that

- scheduled interest and principal payments on the mortgage loans are received timely, except for mortgage loans on which defaults occur in accordance with the indicated percentages of SDA,

- defaults on the mortgage loans in each pool will at all times occur at the same rate,

-  all defaulted loans are liquidated after exactly 12 months,

- there are realized losses of a percentage (referred to in the tables as the "loss severity" percentage) of the principal balance at liquidation of the defaulted mortgage loans,

-  all realized losses are covered by subordination,

- the class A prepayment percentages are reduced only when permitted as described under "Allocations and distributions--Prepayments and other unscheduled principal" above, and

- there are no reductions to interest allocations due to prepayment interest shortfalls.

   The pre-tax yields shown in the following tables were calculated in the same manner as the pre-tax yields on the class IA-23, IA-PO and IIA-PO certificates, as described in the preceding section. We assumed purchase prices of approximately 97.6250% of the initial principal balance plus accrued interest for the class B-2 certificates and approximately 93.2500% of the initial principal balance plus accrued interest for the class B-3 certificates.

PRE-TAX YIELD TO MATURITY OF CLASS B-2

                                              PERCENTAGE OF PREPAYMENT MODEL
SDA PERCENTAGE                      20% LOSS SEVERIT                         30% LOSS SEVERITY
------------------------------------------------------------------------------------------------------
                     100%           300%           400%            100%           300%           400%
                     ----           ----           ----            ----           ----           ----
       50%          5.972%         6.002%         6.014%          5.977%         6.002%         6.015%
      100%          5.949          6.005          6.015           3.073          6.009          6.016
      150%          3.180          6.009          6.016         (25.473)         0.332          3.830
      200%        (19.171)         3.187          5.876         (36.789)       (26.544)        (5.645)

PRE-TAX YIELD TO MATURITY OF CLASS B-3

                                              PERCENTAGE OF PREPAYMENT MODEL
SDA PERCENTAGE                      20% LOSS SEVERITY                       30% LOSS SEVERITY
------------------------------------------------------------------------------------------------------
                     100%           300%           400%            100%           300%           400%
                     ----           ----           ----            ----           ----           ----
       50%          6.544%         6.685%         6.731%          6.345%         6.683%         6.733%
      100%          2.193          6.694          6.735         (27.753)        (1.596)         3.021
      150%        (27.585)        (1.366)         3.152         (43.052)       (35.341)       (29.854)
      200%        (38.503)       (29.578)       (21.565)        (53.596)       (48.087)       (44.410)

The following table shows aggregate realized losses on the certificates under each of the scenarios in the preceding tables, expressed as a percentage of the initial principal balance:

AGGREGATE REALIZED LOSSES

                                             PERCENTAGE OF PREPAYMENT MODEL
SDA PERCENTAGE                20% LOSS SEVERITY                            30% LOSS SEVERITY
-----------------------------------------------------------------------------------------------------
                     100%           300%           400%            100%           300%           400%
                     ----           ----           ----            ----           ----           ----
       50%          0.291%         0.199%         0.168%          0.436%         0.298%         0.251%
      100%          0.577          0.395          0.334           0.866          0.593          0.500
      150%          0.859          0.590          0.498           1.289          0.884          0.746
      200%          1.137          0.781          0.660           1.705          1.172          0.990

INVESTORS SHOULD NOTE THAT

- the loss severity percentage does not purport to be a historical description of loss severity experience or a prediction of the anticipated loss severity of any pool of mortgage loans, and

- even if subsequently cured, delinquencies may affect the timing of distributions on the offered subordinated composite classes, because the entire amount of the delinquencies would be borne by the subordinated composite classes in reverse order of seniority before they would affect the senior classes.

ADDITIONAL YIELD INFORMATION

CMSI intends to file additional yield tables and other computational material for some classes of certificates with the SEC in a report on Form 8-K. See "Additional SEC filings" below. These tables and materials were prepared by the underwriter at the request of some prospective investors, based on assumptions provided by, and satisfying the special requirements of, those investors. These assumptions may differ from the structuring assumptions and may not be relevant to or appropriate for other investors.

ADDITIONAL ERISA CONSIDERATIONS

The Department of Labor has granted the underwriter, Merrill Lynch, Pierce, Fenner & Smith Incorporated (Merrill Lynch), an administrative exemption, Prohibited Transaction Exemption PTE 90-29, from some of ERISA's prohibited transaction rules and some of the excise taxes imposed by the Internal Revenue Code for the initial purchase, the holding and the subsequent resale by ERISA plans of certificates in pass-through trusts that meet the conditions and requirements of the underwriter's exemption. The underwriter's exemption should apply to the acquisition, holding, and resale of the offered certificates by an ERISA plan, provided that specified conditions are met, including

- the acquisition of offered certificates by an ERISA plan is on terms that are at least as favorable to the ERISA plan as they would be in an arm's-length transaction with an unrelated party,

- at the time the ERISA plan acquired the offered certificates, S&P, Fitch or Moody's rated the certificates in one of the four highest generic rating categories,

- the sum of all payments made to the underwriter in connection with the distribution of the offered certificates represents not more than reasonable compensation for underwriting those certificates, and

- the sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the services provided to the Trust by the servicer and for reimbursement of the servicer's reasonable expenses in providing those services.

   The underwriter's exemption does not apply to the acquisition and holding of offered certificates by ERISA plans sponsored by CMSI, the underwriter, the Trustee or any of their affiliates. Moreover, the exemption provides relief from certain self-dealing/conflict of interest prohibited transactions only if, among other requirements

- an ERISA plan's investment in each class of offered certificates does not exceed 25% of the outstanding amount of that class at the time it acquired that position, and

- immediately after it acquired that position, no more than 25% of the assets of an ERISA plan with respect to which the person who has discretionary authority or renders advice are invested in certificates representing an interest in a trust containing assets sold or serviced by the same person.

   A governmental plan as defined in section 3(32) of ERISA is not subject to ERISA or Internal Revenue Code section 4975. However, a governmental plan may be subject to similar federal, state or local laws. A fiduciary of a governmental plan should make its own determination as to the need for the availability of any exemptive relief under such similar laws.

LEGAL INVESTMENT

The offered class A and B-1 certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, (SMMEA), so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The offered class B-2 and B-3 certificates will not be "mortgage related securities" under SMMEA.

FEDERAL INCOME TAX CONSEQUENCES

The assets of the Trust will consist of mortgage loans. For federal income tax purposes, an election will be made to treat the Trust as one or more REMICs. Each class of the offered certificates will be designated as a regular interest in a REMIC. Offered certificates will be treated as debt instruments for US federal income tax purposes.

   It is anticipated that

- the class IA-PO and IIA-PO certificates will be issued with original issue discount (OID) equal to the excess of their initial principal balance over their issue price,

- the class IA-23 certificates will be issued with OID equal to the excess of all expected distributions of interest on those certificates over their issue price,

- the class IA-1, IA-3, IA-13, IA-16, IA-18 through IA-22, IIA-1, IIA-2 and IIA-4, certificates will be issued at a premium,

-  the class IA-2 certificates will be issued without premium or discount,

- the class IA-4 through IA-12, IA-14, IA-15, IA-17, IIA-3, B-1 and B-2 certificates will be issued with de minimis OID, and

- the class IA-24 and B-3 certificates will be issued with OID equal to the excess of their initial principal balances over their respective issue prices (including accrued interest from February 1, 2003).

The offered certificates will be treated as

- "loans . . . secured by an interest in real property which is . . . residential real property" and "regular interests in a REMIC" for domestic building and loan associations,

-  "real estate assets" for real estate investment trusts,

-  "qualified mortgages" for another REMIC, and

-  "permitted assets" for a financial asset securitization investment trust.

PLAN OF DISTRIBUTION

Subject to the terms and conditions of the underwriting agreement among Merrill Lynch, Citicorp and CMSI, Merrill Lynch, as underwriter, will purchase the offered certificates from CMSI upon issuance. The underwriter has committed to purchase all the offered certificates if any certificates are purchased. The underwriter will distribute the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

   Proceeds to CMSI will be approximately 101.39362% of the aggregate initial principal balance of the senior classes, and 96.30216% of the aggregate initial principal balance of the offered subordinated classes, plus accrued interest at the rate of 5.75% for the group I senior classes, 5.25% for the group II senior classes, and approximately 5.6131% for the offered subordinated classes, and before deducting expenses of approximately $260,000 payable by CMSI. However, if the initial principal balance of the senior classes is less than the aggregate principal balance of the senior classes shown in "Summary--Series overview" above, the aggregate proceeds to CMSI (stated as a percentage of the initial principal balance of the senior classes) will be adjusted upwards by not more than 0.001%, and if the aggregate initial principal balance of the senior classes is greater than the aggregate principal balance of the senior classes shown in "Summary--Series overview" above, the aggregate proceeds to CMSI (stated as a percentage of the initial principal balance of the senior classes) will be adjusted downwards by not more than 0.001%. In connection with the purchase and sale of the offered certificates, the underwriter may be deemed to have received compensation from CMSI in the form of underwriting discounts.

   Subject to the terms and conditions of the purchase agreement among Citicorp, CMSI and Merrill Lynch, Merrill Lynch will purchase the unoffered subordinated certificates upon issuance. Merrill Lynch has committed to purchase all of the unoffered subordinated certificates if any offered certificates are purchased. Merrill Lynch will offer the unoffered subordinated certificates through one or more negotiated transactions, as a private placement to a limited number of institutional investors. The closing of the sale of the unoffered subordinated certificates is a condition to the closing of the sale of the offered certificates to the underwriter.

   The underwriting agreement provides that CMSI and Citicorp will indemnify the underwriter against certain civil liabilities under the Securities Act of 1933 or contribute to payments the underwriter may be required to make under that Act.

   In connection with this offering, the underwriter may over-allot or effect transactions that stabilize or maintain the market price of the offered certificates at a level above that which might otherwise prevail in the open market. Such stabilizing, if commenced, may be discontinued at any time.

   CMSI anticipates that certificates will be sold primarily to institutional investors. A purchaser of certificates, including a dealer, may be deemed to be an "underwriter" of those securities under the Securities Act of 1933 in making re-offers and sales by it of certificates. Certificate holders should consult their legal advisers as to the consequences of being deemed an "underwriter."

   Underwriters and agents participating in the distribution of the certificates, and their affiliates, may engage in transactions with and perform services for Citicorp or its affiliates in the ordinary course of business.

LEGAL OPINIONS

Legal opinions will be delivered for CMSI and Citicorp by John R. Dye, as Associate General Counsel--Corporate Law of Citigroup, and for the underwriter by Cadwalader, Wickersham & Taft, New York, New York. Mr. Dye owns or has the right to acquire less than 0.01% of the outstanding common stock of Citigroup. Cadwalader, Wickersham & Taft, will deliver opinions on ERISA and federal income tax matters for CMSI.

ADDITIONAL SEC FILINGS

The following documents filed with the SEC by CMSI under the Securities Exchange Act of 1934 are incorporated by reference in this prospectus as of their filing dates:

- Current Reports on Form 8-K dated February 13, 2003 and February 21, 2003, filed pursuant to Section 13, and

- all reports subsequently filed pursuant to sections 13(a), 13(c) or 15(d) prior to the termination of the offering of the certificates.

APPENDIX--DETAILED DESCRIPTION OF THE MORTGAGE LOANS

The following tables give additional information about the mortgage loans as of the cut-off date. The mortgage loans actually included in the Trust may differ from their description below, but the differences will not be material.

YEARS OF ORIGINATION

                                  Pool I loans                 Pool II loans                  Combined
                                           Aggregate                     Aggregate                    Aggregate
                              Number       principal       Number        principal       Number       principal
Year originated              of loans       balance       of loans        balance       of loans       balance
-----------------------------------------------------------------------------------------------------------------
     2001                         1      $    541,792          0       $          0         1        $    541,792
     2002                      1075       500,518,628        415        191,381,543      1490         691,900,171
     2003                        99        48,804,463         30         15,995,230       129          64,799,693
-----------------------------------------------------------------------------------------------------------------
   Total                       1175      $549,864,883         445      $207,376,773       1620       $757,241,656

TYPES OF DWELLINGS

                                  Pool I loans                 Pool II loans                  Combined
                                           Aggregate                     Aggregate                    Aggregate
                              Number       principal       Number        principal       Number       principal
Types of dwellings           of loans       balance       of loans        balance       of loans       balance
----------------------------------------------------------------------------------------------------------------
Detached house                 1050      $496,198,579        401       $190,634,535       1451      $686,833,114
2 to 4 family                    10         4,956,659          2            856,527         12         5,813,186
Townhouse                        21         9,135,147          4          1,541,417         25        10,676,564
Condominium                      19         8,104,685          7          3,197,413         26        11,302,098
(one to four stories)
Condominium                      13         6,177,243          9          4,005,004         22        10,182,247
(over four stories)
Cooperative                      62        25,292,570         22          7,141,877         84        32,434,447
----------------------------------------------------------------------------------------------------------------
   Total                       1175      $549,864,883        445       $207,376,773       1620      $757,241,656

NUMBER OF UNITS IN DWELLINGS

                                  Pool I loans                 Pool II loans                  Combined
                                           Aggregate                     Aggregate                    Aggregate
                              Number       principal       Number        principal       Number       principal
  Type                       of loans       balance       of loans        balance       of loans       balance
----------------------------------------------------------------------------------------------------------------
1-family                       1165      $544,908,223        443       $206,520,246      1608       $751,428,469
2-family                          7         3,249,279          2            856,527         9          4,105,806
3-family                          2         1,149,923          0                  0         2          1,149,923
4-family                          1           557,458          0                  0         1            557,458
----------------------------------------------------------------------------------------------------------------
   Total                       1175      $549,864,883        445       $207,376,773      1620       $757,241,656

SIZE OF LOANS

                                  Pool I loans                 Pool II loans                  Combined
                                           Aggregate                     Aggregate                    Aggregate
                              Number       principal       Number        principal       Number       principal
    Principal balance        of loans       balance       of loans        balance       of loans       balance
----------------------------------------------------------------------------------------------------------------
$149,999 and under               10       $   887,391          8          $ 669,902         18       $ 1,557,293
$150,000 through $199,999         2           331,378          2            327,669          4           659,047
$200,000 through $249,999         1           229,771          1            248,813          2           478,584
$250,000 through $299,999         0                 0          1            297,766          1           297,766
$300,000 through $349,999       142        48,030,352         57         19,257,424        199        67,287,776
$350,000 through $399,999       302       113,861,822        108         40,601,693        410       154,463,515
$400,000 through $449,999       229        97,479,215         77         32,668,773        306       130,147,988
$450,000 through $499,999       152        72,443,788         59         28,133,153        211       100,576,941
$500,000 through $549,999       100        52,492,388         32         16,761,975        132        69,254,363
$550,000 through $599,999        60        34,765,760         26         14,944,231         86        49,709,991
$600,000 through $649,999        66        41,557,237         22         13,625,476         88        55,182,713
$650,000 through $699,999        58        39,821,544         28         19,087,812         86        58,909,356
$700,000 through $749,999         5         3,690,086          3          2,198,295          8         5,888,381
$750,000 through $799,999         6         4,642,472          4          3,078,521         10         7,720,993
$800,000 through $849,999         3         2,455,948          6          4,941,168          9         7,397,116
$850,000 through $899,999         7         6,066,952          2          1,741,404          9         7,808,356
$900,000 through $949,999         8         7,464,874          1            935,000          9         8,399,874
$950,000 through $999,999        21        20,643,905          7          6,857,698         28        27,501,603
$1,000,000 and over               3         3,000,000          1          1,000,000          4         4,000,000
----------------------------------------------------------------------------------------------------------------
   Total                       1175      $549,864,883        445       $207,376,773       1620      $757,241,656

DISTRIBUTION BY INTEREST RATES

                                  Pool I loans                 Pool II loans                  Combined
                                           Aggregate                     Aggregate                    Aggregate
                              Number       principal       Number        principal       Number       principal
 Interest rate               of loans       balance       of loans        balance       of loans       balance
----------------------------------------------------------------------------------------------------------------
5.000% - 5.500%                   3       $ 2,066,695          4        $ 1,810,417         7        $ 3,877,112
5.501% - 6.000%                  92        42,392,632        336        158,781,993       428        201,174,625
6.001% - 6.500%                 999       470,980,388        103         46,322,396      1102        517,302,784
6.501% - 7.000%                  79        33,480,790          2            461,967        81         33,942,757
7.001% - 7.500%                   2           944,378          0                  0         2            944,378
----------------------------------------------------------------------------------------------------------------
   Total                       1175      $549,864,883        445       $207,376,773      1620       $757,241,656

DISTRIBUTION BY LOAN-TO-VALUE RATIO AT ORIGINATION

                                  Pool I loans                 Pool II loans                  Combined
                                           Aggregate                     Aggregate                    Aggregate
                              Number       principal       Number        principal       Number       principal
Loan-to-value ratio          of loans       balance       of loans        balance       of loans       balance
----------------------------------------------------------------------------------------------------------------
65.00% and below                508      $246,485,164        279       $135,249,877        787      $381,735,041
65.001% - 75.000%               336       154,495,773        110         48,191,681        446       202,687,454
75.001% - 80.000%               300       136,799,091         54         23,071,182        354       159,870,273
80.001% - 85.000%                 8         2,638,961          1            385,783          9         3,024,744
85.001% - 90.000%                22         9,054,327          1            478,250         23         9,532,577
90.001% - 95.000%                 1           391,567          0                  0          1           391,567
----------------------------------------------------------------------------------------------------------------
   Total                       1175      $549,864,883        445       $207,376,773       1620      $757,241,656

GEOGRAPHIC DISTRIBUTION

                                  Pool I loans                 Pool II loans                  Combined
                                           Aggregate                     Aggregate                    Aggregate
                              Number       principal       Number        principal       Number       principal
State                        of loans       balance       of loans        balance       of loans       balance
----------------------------------------------------------------------------------------------------------------
Alabama                           9      $  4,187,281          6       $  2,726,035         15      $  6,913,316
Arizona                           8         3,867,912          5          2,044,348         13         5,912,260
Arkansas                          2           853,764          2          1,037,673          4         1,891,437
California                      434       205,719,141        134         63,300,078        568       269,019,219
Colorado                         20         9,515,243          6          3,169,226         26        12,684,469
Connecticut                      55        27,346,716         21         10,644,367         76        37,991,083
Delaware                          2           747,953          0                  0          2           747,953
District of Columbia             14         6,620,377          2          1,263,529         16         7,883,906
Florida                          21         9,408,590         10          5,140,662         31        14,549,252
Georgia                          17         7,350,742          5          2,057,925         22         9,408,667
Hawaii                            2         1,348,064          0                  0          2         1,348,064
Idaho                             1           350,000          0                  0          1           350,000
Illinois                         49        22,856,287         30         14,743,791         79        37,600,078
Indiana                           1           359,331          3          1,263,448          4         1,622,779
Iowa                              1           419,611          1            463,384          2           882,995
Kansas                            4         1,761,256          0                  0          4         1,761,256
Kentucky                          1           595,765          0                  0          1           595,765
Louisiana                         1           499,502          1            372,307          2           871,809
Maine                             1           335,689          1            456,795          2           792,484
Maryland                         53        23,991,736         19          8,522,415         72        32,514,151
Massachusetts                    52        23,422,250         12          6,229,823         64        29,652,073
Michigan                          9         3,751,696          4          2,279,793         13         6,031,489
Minnesota                         7         3,440,509          2            742,372          9         4,182,881
Missouri                         15         7,859,543         12          5,653,333         27        13,512,876
Nevada                            4         1,515,714          2            742,408          6         2,258,122
New Hampshire                     0                 0          1            481,122          1           481,122
New Jersey                       62        27,636,350         25         11,555,189         87        39,191,539
New Mexico                        6         2,795,254          0                  0          6         2,795,254
New York                        188        88,038,560         84         37,205,551        272       125,244,111
North Carolina                   10         4,812,429          4          1,707,876         14         6,520,305
Ohio                             10         5,075,381          3          1,659,713         13         6,735,094
Oklahoma                          1           746,735          0                  0          1           746,735
Oregon                            2           912,608          3            948,961          5         1,861,569
Pennsylvania                     13         5,866,939          6          2,936,277         19         8,803,216
Rhode Island                      0                 0          1            342,565          1           342,565
South Carolina                    8         3,877,028          3          1,622,705         11         5,499,733
Tennessee                        10         5,464,494          4          1,519,152         14         6,983,646
Texas                            15         6,261,911         15          6,615,574         30        12,877,485
Utah                              3         1,725,926          1            437,251          4         2,163,177
Virginia                         41        18,034,307         11          4,872,653         52        22,906,960
Washington                       22        10,112,546          6          2,618,472         28        12,731,018
Wisconsin                         1           379,743          0                  0          1           379,743
----------------------------------------------------------------------------------------------------------------
   Total                       1175      $549,864,883        445       $207,376,773       1620      $757,241,656

CORE PROSPECTUS

SUMMARY

THE CERTIFICATES

Citicorp Mortgage Securities, Inc. (CMSI) has set up a Trust under New York law. On the closing date designated in the supplement, the Trust will purchase one or more pools of mortgage loans from CMSI. The Trustee for the Trust is identified in the supplement. The Trustee is not affiliated with CMSI.

   The Trust will sell certificates to investors evidencing interests in the mortgage loans. The certificates offered by the Trust for the mortgage loans will comprise a single series of certificates. CMSI will set up other trusts for other series of certificates.

   This prospectus describes the series of certificates to be offered by the Trust. This core prospectus describes features of the series that it shares with other series offered by other trusts set up by CMSI; the supplement describes some unique features of this series.

   A certificate holder will own, through the Trust, a portion of the payments on the mortgage loans received by the Trust and other property held by the Trust. Principal and interest payments on the mortgage loans received by the Trust will, after deduction of servicing and other costs, be distributed to the certificate holders. Distributions to certificate holders will be made on periodic distribution days, which will be monthly unless otherwise stated in the supplement.

   Each mortgage loan will be secured, usually by a first-priority mortgage on a one- to four-family residential property. Some mortgage loans may be loans on cooperative apartments, which will be secured by a first-priority lien on shares in a cooperative apartment corporation and the related lease or occupancy agreement. Other mortgage loans may be secured by leases of residential property. Some mortgage loans may be partially secured by pledges of investment securities. The supplement describes the mortgage loans in the Trust.

REMIC ELECTION

The Trust will elect to be treated as one or more "real estate mortgage investment conduits" (or REMICs) under US federal tax laws. A REMIC is generally not subject to US federal corporate tax, so payments of principal and interest received by the Trust can generally be distributed to certificate holders without deduction for those taxes. See "Taxation of the Trust" below.

GENERAL RISK FACTORS

You should consider the following general risk factors, and any risk factors described in the supplement that are specific to this series, before you purchase any certificates.

LIMITED CREDIT ENHANCEMENT

Credit enhancement for the senior classes of certificates is provided by the subordination of other classes. The amount of credit enhancement provided by subordination for any class will, however, be limited and will decrease over the life of the transaction due to reductions of the principal balances of the subordinated classes through the distribution of principal and allocation of principal losses to them. Also, special hazard, fraud and bankruptcy losses will only be allocated to the subordinated classes up to specific dollar limits; once these limits are reached, such losses on the hypothetical mortgage loans in the target-rate strip will be allocated proportionally among all target-rate classes, and such losses on the hypothetical mortgage loans in a PO strip will be allocated to the related ratio-stripped PO class. (Losses allocated to an accrual class will be allocated on the basis of the lesser of that class's current or initial principal balance.)

LIMITED LIQUIDITY

The liquidity of the certificates may be limited.

- A secondary market for a class of certificates may not develop or, if it does, it may not pro-vide you with liquidity of investment or continue for the life of the certificates.

- While CMSI anticipates that the underwriter will establish a secondary market for the certificates, the underwriter will not have to do so or to continue doing so for any period of time.

- CMSI does not intend to list any certificates on a securities exchange or automated quotation system.

LIMITED ASSETS

The Trust's assets are generally limited to mortgage loans. If payments and recoveries on the mortgage loans are insufficient to make all distributions of interest and principal on the certificates, there may be no other assets available to make up the deficiency.

   CMSI may advance its own funds to cover delinquent payments of principal or interest on the mortgage loans it services, but is not obligated to do so. CMSI intends to make advances to the extent it determines that the funds advanced will be reimbursed to it from future payments and collections on the related mortgage loans. If CMSI fails to make an advance, the Trustee, acting in its individual capacity and not as Trustee, will make an advance to cover delinquencies, but only to the extent it believes its advances will be reimbursed from future payments and collections on the related mortgage loans.

   Other servicers and master servicers of third-party mortgage loans must advance their own funds to cover delinquent scheduled payments of principal and interest on the loans they service, but only to the extent they determine that the funds advanced will be reimbursed from future payments and collections on the related mortgage loans.

   To the extent that CMSI, other servicers and master servicers and the Trustee do not make such advances, the only source of cash for distributions on the certificates will be cash received on the mortgage loans.

SUBORDINATION

Shortfalls in payments received on the mortgage loans will result in shortfalls in distributions to the subordinated classes, in the following order of priority:

- Class B-1 is subordinated to the senior classes. Class B-1 will therefore not receive a distribution of interest or principal on a distribution day until the senior classes have received full distributions on that day.

- Class B-2 is subordinated to the senior classes and class B-1. Class B-2 will therefore not receive a distribution of interest or principal on a distribution day until the senior classes and class B-1 have received full distributions on that day.

- Class B-3 is subordinated to the senior classes and classes B-1 and B-2. Class B-3 will therefore not receive a distribution of interest or principal on a distribution day until the senior classes and classes B-1 and B-2 have received full distributions on that day.

   If a principal loss is allocated to a class, it reduces (by the amount of the loss) the principal that can ultimately be distributed to that class. Principal losses realized on mortgage loans are generally allocated to the most subordinated class until its principal balance is reduced to zero, then to the next most subordinated class until its principal balance is reduced to zero, and so on through the subordinated classes. As a result, the ultimate distribution to holders of the offered subordinated classes of certificates of their principal balances depends upon the timing and the level of losses realized on the mortgage loans and other shortfalls in payments on the mortgage loans.

   Although some realized losses on mortgage loans may initially be allocated to a ratio-stripped PO class, these losses are likely to be borne ultimately by the subordinated classes. This is because a ratio-stripped PO class will generally be reimbursed for principal losses out of amounts of principal otherwise distributable to the subordinated classes.

UNCERTAINTY OF YIELDS

The yield to maturity of each class of certificates will be sensitive, in varying degrees, to

- the rate of principal prepayments and other unscheduled receipts on the mortgage loans,

- the allocation of prepayments and unscheduled receipts among the classes of certificates,

- the amount, timing and cause of losses and payment shortfalls on the mortgage loans,

- the allocation of losses and distribution shortfalls among the classes of certificates, and

- any difference between the purchase price of a certificate and its principal balance at the time of purchase.

   If you purchase a certificate at a discount, a slower than anticipated rate of prepayment will result in an actual yield lower than the anticipated yield. If you purchase a certificate at a premium, a faster than anticipated rate of prepayment will result in an actual yield lower than the anticipated yield. If losses or distribution shortfalls are allocated to your certificates, your actual yield will be adversely affected. You should therefore understand the terms and conditions of any certificates you are considering purchasing and the priorities for principal and interest distributions and allocations of losses and shortfalls before you make an investment. See "Allocations" and "Distributions" below and "Allocations and distributions" and "Weighted average lives and yields to maturity" in the supplement.

LEGAL INVESTMENT

Institutions whose investment activities are subject to legal investment laws and regulations or to regulatory review may be subject to restrictions on investment in certificates. CMSI cannot represent that any class of certificates will be a legal investment for you. You should consult your counsel on whether any class of certificates is a legal investment for you.

RESTRICTIONS ON TRANSFER

The purchase and holding of subordinated classes of certificates by or on behalf of an employee benefit plan subject to the Employee Retirement Security Act of 1974 (ERISA) may result in prohibited transactions under ERISA, the Internal Revenue Code or similar law. These laws may restrict the number and types of investors that can buy subordinated classes of certificates and could therefore adversely affect the liquidity of these certificates.

   The Trust will not register or recognize a transfer of certificates of a subordinated class unless the transferee satisfies the conditions set forth in "ERISA considerations--Class exemption" and "--Underwriters' exemptions" below.

RATINGS CONSIDERATIONS

The rating agencies rating the certificates of this series are stated in the supplement.

   The ratings of Standard & Poor's Ratings Group (S&P) on mortgage pass-through certificates address the likelihood of the receipt by certificate holders of timely payments of interest and the ultimate return of principal. S&P's ratings take into consideration the credit quality of the mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make payments required under the certificates. S&P's ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the mortgage loans. S&P's ratings do not address the possibility that investors may suffer a lower than anticipated yield as a result of prepayments of the underlying mortgages. In addition, in some structures a default on a mortgage is treated as a prepayment and may have the same effect on yield as a prepayment.

   The ratings of Moody's Investors Service, Inc. (Moody's) on mortgage pass-through certificates address (1) the likelihood of the receipt by certificate holders of all distributions to which they are entitled and (2) the structural, legal and issuer aspects associated with the certificates, including the nature of the underlying mortgage loans and the credit quality of any credit support provider. Moody's ratings on mortgage pass-through certificates do not represent an assessment of the likelihood or rate of principal prepayments.

   The ratings assigned by Fitch Ratings (Fitch) to mortgage pass-through certificates address the likelihood of the receipt by certificate holders of timely payments of interest and the ultimate return of principal. Fitch's ratings reflect its analysis of the riskiness of the underlying mortgage loans and the structure of the transaction as described in the operative documents. Fitch's ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying mortgage loans. Further, the rating on any IO class certificates does not address whether investors therein will recoup their initial investments. The rating on any PO class certificates only addresses the return of the certificate's principal balance. The ratings do not address the possibility that certificate holders might suffer a lower than anticipated yield due to non-credit events or that the holders of any IO class certificates may fail to recover fully their initial investments.

SERIES STRUCTURE

PAYMENTS ON MORTGAGE LOANS

All payments of principal and interest on the mortgage loans by homeowners (or advances of such payments by CMSI or the Trustee), and certain recoveries of losses on the mortgage loans, will, after deduction of servicing fees and other expenses, be distributed to the certificate holders. There will be no other source of payments on the certificates. (In this prospectus, we often refer to the borrower under a mortgage loan as the homeowner, even though he or she may be a tenant or a cooperative apartment shareholder.)

   Principal and interest payments received on the mortgage loans will include scheduled payments of principal and interest on the mortgage loans, voluntary prepayments of principal, proceeds of foreclosure proceedings on the mortgaged properties securing the mortgage loans, and payments of hazard or other insurance on the mortgaged properties or mortgage loans. The Trust may also receive other payments described in this prospectus that are not considered payments of principal or interest, and that will not be available for distribution to certificate holders. The Trust's expenses will include fees paid to CMSI and/or others for servicing the mortgage loans, expenses of foreclosure proceedings, and other expenses.

   Each mortgage loan will have a scheduled payment for each month that is due on the first day of the month. The scheduled payment will consist of

-  interest on the loan's principal balance for the preceding month, and

-  a part of the loan's principal balance.

   Scheduled payments of principal will include scheduled payments on a defaulted mortgage loan until foreclosure of the related mortgaged property by the Trust.

   It is important to understand that a scheduled payment is an amount, not an actual payment--that is, a scheduled payment may not be received by the Trust. Many allocations and other calculations involving the certificates are based on scheduled payments, which means that those allocations or other calculations do not depend on whether the Trust actually receives the full amount of the scheduled payments.

   Scheduled payments may also include payments for real estate taxes or other assessments and for property insurance. Scheduled payments will be reduced by any reduction in the homeowner's scheduled principal payments due to a bankruptcy proceeding, if the reduction is not covered by subordination.

   The homeowner usually has a grace period in which he or she can make a scheduled payment without having to pay additional interest or a late payment charge.

   In addition to scheduled payments, there will also be unscheduled payments of principal on a mortgage loan. These will consist primarily of voluntary prepayments by homeowners. A homeowner may prepay part or all of his or her mortgage loan at any time. That is, a homeowner can pay more principal than he or she is scheduled to pay. The homeowner can include this additional payment with the scheduled payment of principal and interest, or can pay it at some other time. A homeowner will usually not incur an additional prepayment charge for prepaying a mortgage loan.

   In addition to voluntary prepayments, there are a number of other types of prepayments (such as foreclosure proceeds) that may be included in unscheduled payments, and which are described in "Sensitivity of certificates to prepayments--Types of prepayment" below.

   CMSI anticipates that a significant number of mortgage loans will be prepaid in whole or in part. Homeowner mobility, economic conditions, enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds will all influence the level of prepayments.

PROPERTY OF THE TRUST; THE CUT-OFF DATE

The initial unpaid principal amount of each mortgage loan (the initial principal balance of the mortgage loan) in the Trust will be determined as of the first day of the month in which the certificates are issued (the cut-off date). Prepayments of principal received on or before the cut-off date will not be property of the Trust. Nor will scheduled payments of principal and interest for months ending before the cut-off date, even if the homeowners make the payments on or after the cut-off date.

   Example: Suppose a Trust issues certificates on January 27. Then January 1 is the cut-off date. Principal prepayments received on or before January 1 are not property of the Trust, nor are scheduled payments of principal and interest due on January 1, no matter when they are received. Principal prepayments received after January 1 are property of the Trust, as are scheduled payments due on February 1 and after, even if the scheduled payments were received before the cut-off date.

   The scheduled principal balance of a mortgage loan for a distribution day will equal its initial principal balance, reduced by

- scheduled principal payments due after the cut-off date and before the distribution day, whether or not received by the Trust, and

- prepayments received by the Trust after the cut-off date and before the first day of the month.

   If stated in the supplement, the Trust may contain in addition to, or instead of, mortgage loans, mortgage-backed securities issued by the Government National Mortgage Association (popularly known as Ginnie Mae), Freddie Mac (formerly the Federal Home Loan Mortgage Corporation), Fannie Mae (formerly Federal National Mortgage Association) (collectively, agency certificates) or by other REMICs. Principal and interest received on agency certificates or REMIC securities will be distributed to certificate holders in much the same way as principal and interest payments received on mortgage loans.

   Other property of the Trust may include mortgaged properties acquired by foreclosure, reserve funds or other credit support, and insurance policies.

   The mortgage loans in the Trust may be either

- affiliated mortgage loans originated by CMSI or its affiliates or purchased from third parties and serviced by CMSI or its affiliates, or

- third-party mortgage loans originated by third parties and sold to CMSI on a "servicing retained" basis--that is, where a third-party continues to service the loan.

CLASSES OF CERTIFICATES

The certificates of the series are divided into a number of classes with different interest and principal payment characteristics. The supplement describes each class of certificates in the series. Some classes of certificates may not be offered publicly but may be sold privately (including sales to CMSI or an affiliated company). Only certificates rated as investment grade by a nationally recognized rating agency are offered by this prospectus.

   In addition to those regular classes of certificates that have a principal balance and/or an interest rate, there will be one or more residual classes of certificates that will have no interest rate and may have no principal balance. A residual class will receive in each month only amounts that were available for distribution but that exceeded the distributions to be made to the regular classes. Residual certificates are not offered by this prospectus.

PRINCIPAL AND NOTIONAL BALANCES OF CLASSES AND CERTIFICATES

Each class of certificates, other than a residual class, will have a principal balance or a notional balance. If a class only receives allocations and distributions of interest, it is an interest-only (or IO) class and will have only a notional balance. Otherwise--that is, if the class receives allocations and distributions of principal--the class will have a principal balance. Some principal-only (or PO) classes will receive allocations and distributions of principal but not of interest.

   The initial principal or notional balance of each class of the series is stated in the supplement. The aggregate of the initial principal balances of the classes equals the initial principal balance of the mortgage loans. The principal or notional balance of each class of certificates will be adjusted on each distribution day, as described in "Adjustments to class balances" below.

   The aggregate of the initial principal or notional balances of the certificates of a class will equal the class's initial principal or notional balance. Thereafter, except for any retail classes (see "Distributions--Retail classes" below), a certificate's principal or notional balance will equal its proportional share of the principal or notional balance of the class, based on the initial principal or notional balances of the certificates of the class. (If there are any retail classes in this series, they will be described in the supplement.)

RATIO STRIPPING

In structuring a series, it is often desirable that most of the mortgages have the same interest rate. To achieve this, most series use a structuring technique known as ratio stripping. Ratio stripping converts a pool of mortgage loans with varying interest rates into three pools of hypothetical mortgage loans:

-  a pool with a single fixed target interest rate,

- a pool of principal-only mortgage loans (i.e., loans with a zero interest rate), and

- a pool of interest-only mortgage loans (i.e., loans that pay interest but not principal).

   This structure is achieved by dividing the loans into a group of premium loans with net loan rates equal to or greater than a target rate, which is stated in the supplement, and a group of discount loans with net loan rates less than the target rate. The net loan rate is the interest rate on the mortgage loan minus the servicing fee. Then:

- For each premium loan, the interest rate in excess of the target rate is "stripped off" from the loan and considered as a separate hypothetical "interest-only" mortgage loan. For example, suppose the target rate is 6%. Then a premium loan with a 7% net loan rate--1% greater than the target rate--and a principal balance of $100,000 will be divided into a hypothetical target-rate loan with a 6% net loan rate and a $100,000 principal balance, and a hypothetical interest-only (or IO) loan with a $100,000 notional balance and a 1% net loan rate. The IO loan will distribute 1% per annum on its notional balance, but will never pay any principal. The two hypothetical loans will thus pay the same interest and principal as the single premium loan.

- For each discount loan, a portion of the principal of the loan is stripped off and applied to create a hypothetical principal-only (or PO) loan. This stripping-off of principal is done to make the effective yield on the remaining loan equal the target rate. For example, suppose a discount loan has a 5.4% net loan rate and a $100,000 principal balance. Such a loan would be split into a hypothetical target-rate loan with a $90,000 principal balance (5.4% of $100,000 being the same as 6% of $90,000) and a hypothetical $10,000 PO loan. The PO loan will make scheduled payments of principal equal to one-tenth of the scheduled principal payments on the original discount loan (before stripping), but will not pay any interest. Again, the two hypothetical loans will pay the same interest and principal as the single discount loan.

   In general, the principal amount of the target-rate loan can be calculated by solving the equation:

   principal of discount loan x net interest rate on discount loan = principal of target-rate loan x target rate.

   The principal amount of the PO loan is then found by subtracting the principal amount of the target-rate loan from the principal amount of the discount loan.

- Finally, all the target-rate loans are grouped into a target-rate strip, all the PO loans are grouped into a PO strip, and all the IO loans are grouped into an IO strip.

   Subject to any qualifications described below or in the supplement,

- principal payments received on the PO strip will be distributed to a ratio-stripped PO class, which has an initial principal balance equal to the initial principal balance of the PO strip, rounded down to the nearest dollar,

- interest payments received on the IO strip will be distributed to a ratio-stripped IO class, which has an initial notional balance equal to the initial notional balance of the IO strip, and

- principal and interest payments received on the target-rate strip will be distributed to the remaining target-rate classes, which have an initial aggregate principal balance equal to the initial principal balance of the target-rate strip.

   Prepayments on a discount loan are divided between the target-rate loan and the PO loan in proportion to their principal balances. Thus, a $10,000 prepayment on the $100,000 discount loan described above would result in an $9,000 prepayment of the target-rate loan and a $1,000 prepayment of the PO loan. These prepayments on the target-rate and PO loans will reduce the principal balance of the target-rate strip by the same $9,000 and of the PO strip by the same $1,000.

   Prepayments on a premium loan work a bit differently: the full prepayment reduces both the principal balance of the target-rate loan (and the target-rate strip) and the notional balance of the IO loan (and the IO strip). For example, for the $100,000 premium loan described above, a $10,000 prepayment will reduce both the principal balance of the target-rate loan and the notional balance of the IO loan to $90,000 (and similarly for the strips of which the target-rate and IO loans are a part). The $10,000 prepayment on the premium loan would be allocated solely to the target-rate classes.

   Principal losses are handled similarly. A $10,000 principal loss on the $100,000 discount loan described above would reduce the principal balance of the target-rate loan (and the target-rate strip) by $9,000 and the principal balance of the PO loan (and the PO strip) by $1,000. A $10,000 principal loss on the premium loan described above will reduce both the principal balance of the target-rate loan and the notional balance of the IO loan by $10,000 (and similarly for the strips of which the target-rate and IO loans are a part).

   If a homeowner pays only part of a scheduled payment of interest and principal, the payment will be allocated between the target-rate loan and the IO or PO loan on the basis that the payment will be of interest up to the scheduled interest payment, and then of principal.

   The target rate could be selected so that there are no discount loans in a pool--that is, no mortgage loans with a net interest rate less than the target rate. In such case, there would be no hypothetical PO loans, no PO strip, and no ratio-stripped PO class for the pool. There would, however, be IO and target-rate loans, strips and classes.

   Alternatively, the target rate could be selected so that there are no premium loans in the pool--that is, no mortgage loans with a net interest rate greater than the target rate. In such a case, there would be no hypothetical IO loans, no IO strip, and no ratio-stripped IO class for the pool. There would, however, be PO and target-rate loans, strips and classes.

   The target-rate, IO and PO strips are groups of hypothetical mortgage loans, not real mortgage loans. The obligations of a homeowner with a premium or discount loan are not affected in any way by ratio stripping. Principal and interest payments received on premium loans will not be segregated from principal and interest payments on discount loans, nor will funds to be distributed to target-rate classes be kept separately from funds to be distributed to other classes. Rather, the strips are ways of understanding how mortgage loan payments and realized losses are allocated among the different classes of a ratio-stripped series.

   In this core prospectus, we usually assume that the series is ratio-stripped. If not, then references in this core prospectus to "target-rate classes" and "senior target-rate classes" should be understood to refer to all classes or all senior classes of the series, respectively.

SUBORDINATION

The classes of a series will generally be divided between one or more senior classes and six subordinated classes. Subordination involves the disproportionate allocation of losses and distribution shortfalls to the subordinated classes.

   Senior classes will generally be designated with the prefix A, as A-1, A-2, etc. Subordinated classes will generally be designated with the prefix B, with B-1 being the least subordinated, B-2 being the next least subordinated, etc., and class B-6 being the most subordinated. The senior classes will occasionally be referred to collectively as class A, and the subordinated classes will occasionally be referred to collectively as class B. Unless otherwise stated in the supplement, the three most subordinated classes, B-4, B-5 and B-6, are not offered by this prospectus.

   Subordination protects the more senior classes against realized losses on the mortgage loans and against distribution shortfalls. Losses are generally allocated in order of subordination--that is, first to the most subordinated class until its principal balance is reduced to zero, then to the next most subordinated class until its principal balance is reduced to zero, and so on until the loss has been fully allocated.

   Example: Suppose a series has two senior classes, A-1 and A-2, and six subordinated classes B-1 through B-6, of which B-6 is the most subordinated, B-5 the next most subordinated, etc., with B-1 being the least subordinated. In this structure, all subordinated losses would be allocated first to class B-6 until its principal balance is reduced to zero. Losses would then be allocated to class B-5 until its principal balance is reduced to zero, then to class B-4, and so on through class B-1. Once the principal balance of each subordinated class is reduced to zero, additional losses would be allocated to the senior classes, usually in proportion to their principal balances.

   Cash available for distribution is generally distributed in order of seniority--that is, first to the most senior class up to its allocated interest and principal, then to the next most senior class, and so on until a full distribution of allocated interest and principal has been made or the cash available for distribution is exhausted. Accordingly, if the amount available for distribution is less than the total amount allocated to the classes, the subordinated classes, beginning with the most subordinated class, will not receive their full principal and interest allocations.

   Once principal or interest is distributed to a subordinated class, the distributions do not have to be refunded even if, on a later distribution day, full distributions can not be made to a more senior class.

   The date on which the principal balances of all the subordinated classes are reduced to zero is the subordination depletion date. After the subordination depletion date, the senior classes will absorb all realized losses and distribution shortfalls.

LOSSES AND SHORTFALLS NOT SUBJECT TO SUBORDINATION

Certain non-subordinated losses are not subject to subordination; these losses on the mortgage loans in the target-rate strip are generally allocated to the target-rate classes, senior and subordinated, in proportion to their principal balances. Losses not subject to subordination are:

   1 Delinquencies and losses resulting from certain extraordinary events, including

-  hostile or warlike action in peace or war,

-  the use of a nuclear weapon in peace or war, and

- insurrection, rebellion, revolution or civil war, or governmental action to prevent such occurrences (but not including peacetime looting or rioting).

   2 Interest shortfalls caused by the application of the U.S. or California Soldiers' and Sailors' Act and similar legislation described in "Legal aspects of mortgage loans--Anti-deficiency laws and other limitations on lenders" below. Such shortfalls for the target-rate classes and any ratio-stripped IO classes will be deducted from the interest allocations to those classes in proportion to their accrued interest.

   3 When a homeowner makes a prepayment, he or she will often not pay any interest on the prepayment. However, since the Trust does not distribute this prepayment until the following month, interest will accrue on the prepayment amount for the entire month.

   Example: Suppose a homeowner prepays $1,000 on January 10, and pays no interest with this prepayment. The homeowner's February 1 scheduled payment also does not include any interest on the $1,000 prepayment. The $1,000 prepayment will be distributed to the certificate holders on the February distribution day. However, the classes in the series will accrue interest on the prepaid $1,000 for the entire month of January, and the accrued interest will be allocated to the classes of the series even though it was not paid by the homeowner.

   Prepayments thus create a gap, called a prepayment interest shortfall between the interest accrued on the certificates and the interest paid by homeowners. If there is a prepayment interest shortfall on a distribution day for affiliated mortgage loans, CMSI will apply up to one-half of the servicing fee it would be entitled to retain out of the scheduled principal and interest payments on the mortgage loans for the month (but not more than the servicing fee it actually receives during the calendar month before the distribution day) to reduce the shortfall. To the extent a net shortfall remains for the target-rate classes and any ratio-stripped IO classes, it will be deducted from the interest allocations to those classes in proportion to their accrued interest. This shortfall will not be carried forward or distributed on any subsequent distribution day.

   4 Losses on mortgage loans include

- special hazard losses--that is, direct physical loss or damage from a cause that is not an extraordinary event referred to in the first exception to subordination listed above and is not covered by (a) a homeowner's fire, flood or extended coverage insurance policy required by the mortgage loan or (b) hazard insurance on the mortgaged property that CMSI is required to maintain,

-  bankruptcy losses attributable to the actions of a bankruptcy court, and

- fraud losses resulting from fraud committed by the borrower in obtaining the mortgage loan.

   Special hazard, bankruptcy and fraud losses are only covered by subordination up to dollar limits specified by the rating agencies for each type of loss. Once the limit for one of these types of losses is exceeded,

- excess principal losses on the target-rate strip will generally be deducted from the principal balances of those classes in proportion to their principal balances, and

- excess losses of accrued interest will be deducted from interest allocations in proportion to interest accrued.

   Example 1: Suppose that the principal balance of the most subordinated class B-6 is $1,000 and of the next most subordinated class B-5 is also $1,000. Then a realized $1,500 principal loss on the target-rate strip that is covered by subordination would be deducted from the principal balance of class B-6 until its principal balance is reduced to zero. The remaining $500 of the loss would then be deducted from the principal balance of class B-5, reducing its principal balance to $500.

   Example 2: Same facts, except that the loss is a bankruptcy loss that exceeds the limit for such losses. Since such an excess loss is not covered by subordination, it will be deducted from the principal balances of the senior target-rate classes and each subordinated class in proportion to their principal balances.

   The initial limits for special hazard, bankruptcy and fraud losses for this series are stated in the supplement.

REIMBURSEMENT OF RATIO-STRIPPED PO CLASSES

A ratio-stripped PO class does not have the same senior status as the senior target-rate classes. Instead, if such a class's principal balance is reduced by a principal loss on a hypothetical mortgage loan in the PO strip that is covered by subordination, the ratio-stripped PO class will be reimbursed on that day for the amount of the loss, and for any loss from a prior distribution day that is covered by subordination and has not been reimbursed. Reimbursement will be made from principal distributions on that distribution day to the subordinated classes in order of subordination. As a result, one or more subordinated classes may have part or all of their principal distributions redirected to a ratio-stripped PO class. The ratio-stripped PO class's principal balance will not be reduced by reimbursement from the subordinated classes. Conversely, the subordinated classes' principal balances will be reduced by the principal distribution allocated to them, even though part of that principal distribution, instead of being distributed to the subordinated classes, is used to reimburse the ratio-stripped PO class.

ALLOCATIONS

PRINCIPAL ALLOCATIONS

Except as described in the supplement and in "--Homeowner bankruptcy" below, scheduled and unscheduled principal payments on the target-rate strip for a distribution day will be allocated between the senior target-rate classes as a group and the subordinated classes as a group in proportion to principal balances. (Remember that a "scheduled payment" is the amount that is required to be paid by the homeowner, not the amount that is actually received by the Trust.) Allocations to the subordinated classes as a group will be further allocated among the individual subordinated classes in proportion to their principal balances. Among the senior classes, however, the allocation will generally be structured so that some senior classes will receive disproportionally large principal allocations, with the result that the principal balances of these classes will be reduced much sooner than the principal balances of the other senior classes or of the subordinated classes.

   Example: Suppose that in a ratio-stripped series, there are two senior target-rate classes, A-1 and A-2, each with a principal balance of $470,000 (for a total of $940,000), and six subordinated target-rate classes, B-1 through B-6, each with a principal balance of $10,000 (for a total of $60,000). The aggregate principal balance of all the target-rate classes is thus $1,000,000, of which the senior target-rate classes have 94% and the subordinated classes have 6%. Suppose that scheduled and unscheduled principal payments on the target-rate strip for the preceding month total $50,000. Then the principal payments will be allocated between the senior and the subordinated classes in proportion to their principal balances--that is, $47,000 (94%) of these payments will be allocated to the two senior target-rate classes, and the remaining $3,000 (6%) will be allocated to the subordinated classes.

   The $3,000 allocated to the six subordinated classes will be allocated based on their principal balances; since in our example their principal balances are the same, each of the six subordinated classes will be allocated $500. However, the $47,000 allocated to the senior target-rate classes will usually not be allocated in proportion to principal balances. For example, the series may be structured so that all principal allocated to the senior target-rate classes will be allocated to class A-1 until its principal balance is reduced to zero, and then to class A-2 until its principal balance is reduced to zero. Thus, for this distribution day, the entire $47,000 allocated to the senior target-rate classes will be allocated to class A-1, with no principal being allocated to class A-2. As a result, holders of class A-1 certificates may receive principal distributions equal to the entire initial principal balance of their certificates before holders of class A-2 certificates receive any distributions of principal at all.

   A senior class's priority in allocations does not make it senior to other senior classes. If there are realized losses on the target-rate strip that are not subject to subordination, they will generally be allocated to the senior target-rate classes in proportion to their principal balances. And if there is not enough cash available to the Trust to make a full distribution to the senior target-rate classes of the principal payments allocated to them, the shortfall will be allocated to the senior-target-rate classes in proportion to their principal allocations.

   There may be a number of other differences among the senior target-rate classes. For example, different classes may be allocated interest at different rates on their principal balances. In particular, target-rate principal-only classes will not be allocated any interest, and target-rate interest-only classes will be allocated interest on their notional balance but will not be allocated any principal. (These target-rate PO and IO classes would be in addition to any ratio-stripped PO or IO classes.)

   The supplement may describe other types of senior target-rate classes.

   A ratio-stripped PO class will be allocated on each distribution day all scheduled principal payments on the PO strip for the month, and all unscheduled principal payments on the PO strip received during the preceding month.

INTEREST ALLOCATIONS

Interest will accrue on the principal balance or notional balance of each class at the annual rate stated in the supplement. The interest rate for a class may differ from the average interest rate on the mortgage loans or the rate on any particular mortgage loan. However, except for the possibility of prepayment interest shortfalls (discussed above under "Subordination--Losses and shortfalls not subject to subordination") and reduced interest payments ordered by a bankruptcy court (discussed below under "--Homeowner bankruptcy"), the series is structured so that total scheduled interest payments on the mortgage loans for each month will equal the aggregate interest allocated to the certificates.

   In calculating accrued interest,

- a class's principal or notional balance on the last day of a month will be considered to be the class's principal or notional balance on every day of the month, and

- interest for a month will be calculated at 1/12 of the certificate rate, regardless of the number of days in the month.

   Example: Suppose that on January 1, a class has a principal balance of $1,020,000 and a certificate rate of 6% per annum. On the January distribution day, the class's principal balance is reduced by $20,000. As a result, the principal balance of the class on January 31, is $1 million. Then the interest accrued for the class during January (which is paid on the February distribution day) is 1/12 of 6% of $1 million = $5,000; that the principal balance of the class was greater than $1 million before the January distribution day, and that January has 31 days, are irrelevant.

   A class's interest allocation for a distribution day will be the sum of

- accrued interest on the class for the preceding month, minus the class's proportionate share of the interest portion of any non-subordinated losses (the current interest allocation), plus

- any excess of the class's interest allocation for the preceding distribution day over the interest distributed to the class on that preceding distribution day (the interest allocation carryforward from that distribution day).

   Example: Suppose a class has a principal balance of $1 million on January 31 and an annual interest rate of 6%. Then interest accrued during January will be 1/12 of 6%, or 0.5%, of $1 million, which equals $5,000.

   If there is no interest allocation carryforward from December, the class's interest allocation for January will be $5,000. Suppose that, owing to defaults by homeowners, only $4,500 in interest is distributed to the class for January. Then the interest allocation carryforward to February will be $500. Assuming that the principal balance of the class remains $1 million, the class's interest allocation for February will be $5,500--$5,000 in accrued interest for February, plus the $500 interest carryforward from January. If only $4,500 in interest is distributed for February, the interest carryforward to March will be $1,000.

   Interest accrued on mortgage loans during a calendar month will be due from the homeowner on the first day of the following month, along with the scheduled principal payment due on that first day of that month, but will not be distributed to certificate holders until the distribution day. These payments of principal and interest will not accrue interest from the first day of the month to the distribution day. For example, interest accrued during January on the principal balances of the mortgage loans, and the scheduled payments of principal, will be due from the homeowners on February 1 but will not earn interest from February 1 to the February distribution day. THIS DELAY IN THE CERTIFICATE HOLDER'S RECEIPT OF PRINCIPAL AND INTEREST FOR A PERIOD DURING WHICH NO ADDITIONAL INTEREST ACCRUES MEANS THAT THE EFFECTIVE INTEREST RATE ON A CERTIFICATE WITH A FIXED INTEREST RATE WILL BE LOWER THAN ITS STATED INTEREST RATE.

LIBOR AND INVERSE LIBOR CLASSES

Some classes may be LIBOR or inverse LIBOR classes. (LIBOR is an abbreviation for London Interbank Offered Rate.)

   A LIBOR class will have an interest rate for each distribution day that equals LIBOR plus or minus a fixed percentage, subject to a maximum interest rate. The procedure for determining LIBOR for the distribution day is described below.

   A LIBOR class will generally be accompanied by an inverse LIBOR class. The inverse LIBOR class will have an interest rate equal to a fixed rate minus LIBOR or a multiple of LIBOR, and will have a principal or notional balance set at an amount so that the LIBOR and inverse LIBOR classes will, in combination, pay the same interest and principal as a single class that had the same principal balance as the combined LIBOR and inverse LIBOR classes and a fixed interest rate.

   Example: Suppose class A-1 is a LIBOR class with an interest rate of LIBOR plus 0.5% per annum, subject to a maximum interest rate of 8% per annum. Class A-2, the accompanying inverse LIBOR class, is an interest-only class with a notional balance equal to class A-1's principal balance and an interest rate of 7.5% per annum minus LIBOR. Together, the two classes accrue interest at 8% per annum on the principal balance of class A-1. To see this, suppose LIBOR for a distribution day is 6% per annum. Then class A-1 will have an interest rate of 6.5% per annum for that distribution day, and class A-2 will have an interest rate of 7.5% minus 6%, or 1.5%, per annum.

   The yield on an interest-only inverse LIBOR class will be very sensitive to prepayments on the hypothetical loans in the target-rate strip. A faster than anticipated rate of prepayment of these loans will lower their yield. The yield on an inverse LIBOR class will also be very sensitive to changes in LIBOR. Higher LIBOR rates will lower the yield on an inverse LIBOR class, while lower LIBOR rates will raise the yield. If higher LIBOR rates should coincide with higher rates of mortgage prepayments, the yield on an interest-only inverse LIBOR class could be extremely volatile.

   Interest allocations for LIBOR and inverse LIBOR classes are much like interest allocations for other classes, except that:

- Interest may accrue on LIBOR and inverse LIBOR classes from and including the 25th day of each month, beginning on the 25th day of the month preceding the first distribution day, through the 24th day of the following month (a LIBOR accrual period), with interest being distributed on the following distribution day. Accordingly, LIBOR and inverse LIBOR classes may receive interest distributions with less delay than other classes, and purchasers of LIBOR or inverse LIBOR class certificates will pay accrued interest from and including the 25th day of the month to the date of purchase. (No interest will accrue for any period prior to the 25th day of the month in which the closing date occurs, even if the closing date is prior to the 25th day of that month.) However, for purposes of calculating interest on a LIBOR or inverse LIBOR class, each LIBOR accrual period will be considered to be 30 days, regardless of the actual number of days in the period.

- The record date for interest and principal distributions on a LIBOR or inverse LIBOR class may be the day preceding the distribution day, whether or not a business day.

   If there are LIBOR or inverse LIBOR classes, the accrual periods and record dates for the classes, the interest rates for the first accrual period, and the formulas for determining the interest rates for subsequent periods are stated in the supplement. The LIBOR rate for each following LIBOR accrual period will be the average of the offered rates for US dollar deposits with a one-month maturity that appear on Telerate Page 3750 at 11AM, London time, on the second London Banking Day (as such terms are defined in the International Swap Dealers Association, Inc. 1991 ISDA Definitions) before the first day of the LIBOR accrual period, rounded upward, if necessary, to the nearest multiple of 1/16 of 1%. CMSI will determine the LIBOR rate and the amount of interest to be paid on LIBOR and inverse LIBOR classes for each LIBOR accrual period.

   If no rate appears on Telerate Page 3750 on the day a LIBOR rate is to be determined, CMSI will select at least four prime banks in the London interbank market, and request the principal London office of each of the banks to quote a rate at approximately 11AM, London time, on that day for a one-month deposit of not less than $1 million that is representative for a single transaction in that market at that time. If CMSI receives at least two quotations, LIBOR will be the average of all the quotations.

   If CMSI receives fewer than two quotations, CMSI will select three major banks in New York City and request them to quote rates at approximately 11AM, New York time, on that day for a one-month loan of not less than $1 million to leading European banks that is representative for a single transaction in that market at that time. CMSI will then determine LIBOR as the average of the quoted rates.

   If the banks selected by CMSI are not quoting such rates, the LIBOR rate for a LIBOR accrual period will be the LIBOR rate for the preceding LIBOR accrual period.

   CMSI may designate an affiliate or a third party to determine LIBOR.

HOMEOWNER BANKRUPTCY

If a homeowner files for protection under the federal bankruptcy laws, the bankruptcy court may reduce

-  the outstanding principal balance of the mortgage loan, or

- some monthly scheduled principal payments by reducing the loan's interest rate and/or extending its maturity,

or both. Either of such reductions by a bankruptcy court will be a bankruptcy loss.

   If a bankruptcy court reduces the original scheduled monthly payment on a mortgage loan, the reduction, after taking into account any reduction in the outstanding principal balance ordered by the bankruptcy court, will be a debt service reduction.

   Example: Suppose a homeowner has a mortgage loan with an outstanding principal balance of $50,000 and an interest rate of 7%. The loan has 10 years to run. The homeowner files for bankruptcy, and the bankruptcy court (1) reduces the outstanding principal balance to $40,000, (2) reduces the interest rate to 6%, and (3) stretches the remaining payments out to 20 years. Then

-  the $10,000 reduction in principal owed will be a bankruptcy loss, and

- the difference between the monthly payment the homeowner would have made on the remaining $40,000 at the original interest rate and maturity, and the monthly payment the homeowner is now required to make on the new lower interest rate and extended maturity, will be a debt service reduction (and also a bankruptcy loss).

   Since a debt service reduction is a form of bankruptcy loss, debt service reductions will be counted toward the bankruptcy loss limit, but will not be considered realized losses for purposes of adjusting principal balances of classes under "Adjustments to class balances" below.

   Even though debt service reductions will not be realized losses for purposes of adjusting class balances, debt service reductions can cause reductions to the principal balances of the subordinated classes. This is because, until the subordination depletion date occurs or the bankruptcy loss limit is reached, debt service reductions will be ignored in calculating principal and interest allocations. As a result, aggregate principal and interest allocations will exceed aggregate principal and interest payments due from homeowners. Consequently, principal distributions to the subordinated classes may be less than their principal allocations, which would result in reductions to the principal balance of the subordinated classes, as described in "Adjustments to class balances" below.

   Once the bankruptcy loss limit or the subordination depletion date is reached, principal allocations to the classes will be reduced by the principal portion of any debt service reductions.

   A bankruptcy loss will not be realized so long as CMSI has notified the Trustee in writing that CMSI is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related mortgage loan, and either

-  the mortgage loan is current on payments due, or

- delinquent payments of principal and interest on the mortgage loan, premiums on any applicable standard hazard insurance policy and any escrow payments for the mortgage loan are being advanced on a current basis by CMSI, in each case without giving effect to any reduction in monthly payments on the loan due to bankruptcy proceedings.

DISTRIBUTIONS

TIMING OF DISTRIBUTIONS

The Trust will distribute principal and interest on the certificates at regular intervals. For most series, distributions will be made monthly, but distributions can be made quarterly, semi-annually or at other intervals, but not less often than annually. In this core prospectus, unless otherwise stated, we assume that distributions are monthly.

   On the determination day, which is usually the 18th day of each month, CMSI will determine the amount of

- scheduled principal and interest payments due on the first day of that month that have been received by the persons administering and servicing the mortgage loans (the servicers) and forwarded to the Trust, and

- prepayments received by the servicers and forwarded to the Trust in the preceding calendar month.

   After deduction of the servicers' fees, these funds will be distributed to the certificate holders on the distribution day, which is usually the 25th day of the month. (If the 25th day of the month is not a business day, the distribution day will be the next succeeding business day; if the 18th day of the month is not a business day, the determination day will be the immediately preceding business day.)

   Example: Suppose that on March 1, a homeowner makes a full scheduled payment of principal and interest, and also makes a $1,000 principal prepayment. The scheduled payment of principal and interest will be distributed to certificate holders on the March distribution day, but the $1,000 prepayment will generally not be distributed until the April distribution day.

ADVANCES

Homeowners from time to time delay making scheduled payments of principal and interest until after the determination day for the month. If there are delinquent payments, the Trust may not have enough money available to make full distributions of principal and interest allocated to the classes on the distribution day.

   To avoid distributions of less than allocated amounts, the Trust may advance prepayments received in the month of the distribution day. If the Trust uses prepayments received in the month of the distribution day to cover shortfalls on that distribution day, the Trust will reimburse itself out of payments received for the following month.

   If prepayments received in the month of the distribution day are not adequate to enable the Trust to distribute all amounts allocated to the classes, CMSI, while not required to do so, may make a voluntary advance to the Trust of a delinquent payment on an affiliated mortgage loan, and a third-party servicer may make a voluntary advance of a delinquent payment on a third-party mortgage loan. A delinquent payment, and the advance, may be for principal, interest, taxes or insurance premiums.

   CMSI intends to make a voluntary advance for a delinquent payment on an affiliated mortgage loan if it believes the advance will be recoverable from future payments and proceeds on the loan.

   The Trust will reimburse CMSI or a third-party servicer for a voluntary advance, without interest, out of later payments received on the mortgage loan for which the advance was made, or if CMSI or the third-party servicer determines that the advance will not be recoverable from payments on that mortgage loan, from payments on other mortgage loans.

   If on a distribution day, the scheduled payments due in that month that have actually been received from homeowners, prepayments received in that month and voluntary advances made by CMSI and any third-party servicers are less than the scheduled payments due in that month from homeowners, the Trustee will advance the difference to the Trust, but only up to an amount the Trustee determines will be recoverable from future payments, proceeds or recoveries on the mortgage loans. The Trustee will make separate determinations and advances for the affiliated mortgage loans and for the third-party mortgage loans. In determining whether to make, and in making, an advance, the Trustee will be acting in its individual capacity, and not as a trustee. Advances by the Trustee on affiliated mortgage loans will be reimbursed from future payments on affiliated mortgage loans received by the Trust, and similarly for advances on third-party mortgage loans.

DISTRIBUTION SHORTFALLS

Distributions can only be made from cash that is available to the trust. If available cash is less than the aggregate amounts allocated to the classes, some classes will not receive a distribution of their full allocated amounts. Instead, the available cash will be distributed to the classes in accordance with the priorities described in "--Distribution priorities" below. Since interest and principal allocations are based on scheduled payments rather than actual payments, if delinquent payments are not covered by advances, there are likely to be distribution shortfalls.

   Not all cash held by the Trust may be available for distribution on a distribution day. For instance, a scheduled payment that the Trust receives after the determination day is not available to be distributed on the following distribution day. Also, as described above, prepayments will not be generally available for distribution until a later distribution day, although they may be used for advances by the Trust. And escrowed or other funds held by the Trust or a servicer for a special purpose (such as the payment of real estate taxes on the mortgaged properties) will not be available for distribution at all.

   Cash available for distribution may include recoveries of interest and principal on a mortgage loan that had previously been considered a realized loss on the loan. Recoveries may be of subordinated or non-subordinated losses.

TYPES OF DISTRIBUTIONS

   Each distribution to a regular class will be either an interest distribution, a principal distribution, or a reimbursement.

   Except as stated in "--Distribution priorities" below, cash available for distribution may be used for an interest or principal distribution or a reimbursement to a class without regard to whether the cash was received as principal or interest or as a recovery on a mortgage loan. Thus, cash received by the Trust as principal payments on mortgage loans may be distributed to certificate holders as interest, and vice-versa.

DISTRIBUTION PRIORITIES

On each distribution day, cash in the Trust that is available for distribution will first be distributed to any Insurer to pay any insurance premium, and then to the classes in the following order of priority:

1 If there is a recovery of a subordinated loss on a hypothetical mortgage loan in the target-rate strip, the recovery will be used to reimburse the target-rate classes, in order of seniority, to the extent those target-rate classes were previously allocated principal losses on that hypothetical mortgage loan that were not previously reimbursed. If classes with the same seniority are entitled to such reimbursement, the distribution will be in proportion to such unreimbursed losses.

2 If there is a recovery of a subordinated loss on a hypothetical mortgage loan in the PO strip, the recovery will be used to reimburse the ratio-stripped PO class to the extent the class was previously allocated principal losses on that hypothetical mortgage loan that were not previously reimbursed. Any excess will be distributed as a reimbursement to the subordinated classes, in order of seniority, to the extent those classes reimbursed the ratio-stripped PO class under paragraph 7 below and have not been reimbursed under this paragraph 2.

3 If there is a recovery of a non-subordinated loss on a hypothetical mortgage loan, the recovery will be used to reimburse each class to the extent that class was previously allocated principal losses on that hypothetical mortgage loan that were not previously reimbursed. Reimbursements for a mortgage loan to the classes will be in proportion to the realized losses on the mortgage loan not previously reimbursed.

4 To each senior class, first, its current interest allocation for that distribution day, and second its interest allocation carryforward from the preceding distribution day, except that an accrual class's interest distributions may be redirected as described in "--Accrual and accrual directed classes" below. Distributions of current allocations among the senior classes will be in proportion to current interest allocations for, and distributions of interest allocation carryforwards will be in proportion to interest allocation carryforwards to, that distribution day.

5 (a) To a ratio-stripped PO class, its principal allocation for that distribution day, and (b) to the senior target-rate classes as a group, their principal allocation for that distribution day, to be allocated to the individual senior target-rate classes according to the priorities described in "Allocations and distributions" in the supplement.

6 To each subordinated class, in order of seniority, first, its interest allocation for that distribution day, and second, its principal allocation for that distribution day, except that a subordinated class's principal distribution may be used to reimburse a ratio-stripped PO class as described in the following paragraph 7,

   Example: Suppose there are six subordinated classes, B-1 through B-6 in order of seniority. Classes B-1 and B-2 each have an interest allocation of $1,000 and a principal allocation of $200. After the distributions described in paragraphs 1 through 5 above, there is only $1,350 available for interest and principal distributions to the subordinated classes. Then class B-1 will receive interest and principal distributions equal to its full $1,000 interest and $200 principal allocations. The remaining $150 will be distributed as interest to class B-2. Class B-2 will not receive the other $50 of interest allocated to it nor will it receive any of its principal allocation. The other subordinated classes, B-3 through B-6, will not receive any distributions of interest or principal.

7 Principal that would otherwise be distributed to the subordinated classes under the preceding paragraph 6 will instead be used to reimburse a ratio-stripped PO class up to the amount of (a) any realized subordinated losses that were allocated to the ratio-stripped PO class, and (b) any reduction to the ratio-stripped PO class's principal balance under paragraph 6 of "Adjustments to class balances" below to reflect the excess on any distribution day of the principal allocation over the principal distribution to the ratio-stripped PO class, to the extent such losses and reductions were not previously reimbursed. The reimbursements will be taken from the subordinated classes in order of subordination.

8 To each class, in order of seniority, reimbursement of any reduction to the class's principal balance under paragraph 6 of "Adjustments to class balances" below to reflect the excess on any distribution day of the principal allocation over the principal distribution to the class, to the extent such reductions were not previously reimbursed. Classes with equal seniority will share in the reimbursement in proportion to such unreimbursed reductions.

9  To the residual certificates, the remaining cash available for distribution.

   A class that is no longer outstanding can not receive a distribution.

   Distributions to a class will be distributed to the certificates of the class in proportion to the principal or notional balances of the certificates.

ACCRUAL AND ACCRUAL DIRECTED CLASSES

Some classes in the series may be accrual classes. Each accrual class will have one or more associated accrual directed classes. On each distribution day, the interest distribution for an accrual class will be redirected to its accrual directed classes as a principal distribution in accordance with rules stated in the supplement, and in exchange an equal amount of the accrual directed classes' principal balances will be transferred to the accrual class. This redirection of interest in exchange for principal balance will cease once the principal balance of the accrual directed classes is reduced to zero.

   Example: Suppose class A-1 is an accrual class and class A-2 and A-3 are its accrual directed classes. On a distribution day, class A-1 has an interest distribution of $60. According to the series' rules for redirecting class A-1's interest distribution, class A-2 receives $20 and class A-3 receives the remaining $40 of class A-1's interest distribution. As a result, class A-1's principal balance will increase by $60, while class A-2's principal balance will decrease by $20 and class A-3's principal balance will decrease by $40.

   The first distribution day on which the principal balances of all of an accrual class's accrual directed classes, before distributions, are zero is the accrual class's accrual termination day. On the last distribution day before an accrual class's accrual termination day, an accrual class's interest distribution may exceed the aggregate principal balance of its accrual directed classes. In that case, only that portion of the accrual class's interest distribution that equals the aggregate principal balances of its accrual directed classes will be redirected to the accrual directed classes, and the excess interest distribution will be distributed to the accrual class as principal. This conversion of the accrual class's excess interest distribution to a principal distribution will simultaneously raise the class's principal balance (to reflect the lost interest distribution), and reduce it (to reflect the principal distribution), with the net effect that the accrual class's principal balance will remain unchanged.

   An accrual class may also be an accrual directed class. Such a class may receive principal distributions redirected from interest distributions to another class and/or to the accrual class itself.

PAC AND TAC CLASSES

A planned amortization (or PAC) class or a targeted amortization (or TAC) class is structured so that its principal balance on each distribution day will equal a scheduled planned balance (for a PAC class) or targeted balance (for a TAC class). The planned and targeted balances for any PAC or TAC classes in this series are given in tables in the supplement.

   The planned or targeted balance for a PAC or TAC class on each distribution day is determined by determining the principal distribution to the class under the distribution priorities for the class (described in "Allocations and distributions--Senior class allocations" in the supplement), structuring assumptions (described in "Weighted average lives and yields to maturity" in the supplement), and a range of constant percentages of the prepayment model (described in "Sensitivity of certificates to prepayments--The prepayment model" below). For a TAC class, the scheduled balance is the principal balance that would occur if the mortgage loans in the target-rate strip for the TAC class occurred at a single constant percentage of the prepayment model. For a PAC class, two constant percentages of the prepayment model are selected, and the class's principal balance on a distribution day is the higher of the principal balances for the two percentages.

   Example: Suppose a PAC class is structured using constant prepayment percentages of 100% and 300%. For a particular distribution day, the principal balance of the PAC class would be $1,000,000 if the mortgage loans in the class's target-rate strip always prepaid at a constant rate of 100% of the prepayment model, and $900,000 if the mortgage loans always prepaid at a constant rate of 300% of the prepayment model. Then the scheduled principal balance of the PAC class for that distribution day will be $1,000,000.

   A TAC or PAC class will usually have one or more support classes. In the order of priority for principal distributions, a TAC or PAC class will receive a principal distribution on a distribution day up to its targeted or planned balance. Principal will then be distributed to its support classes until their principal balances are reduced to zero. Only then will the PAC or TAC class receive additional distributions on that distribution day that will reduce its principal balance below its planned or targeted balance.

   Whether the principal balance of a PAC or TAC class on a distribution day equals its planned or targeted balance will depend in part upon how long it takes for the principal balances of its support classes to be reduced to zero. Under relatively fast prepayment scenarios, the support classes may be reduced to zero while the PAC or TAC class is still outstanding. In that case, subsequent principal distributions to the PAC or TAC class could reduce its principal balance below its planned or targeted balance. Conversely, under relatively slow prepayment scenarios, principal distributions to the PAC or TAC class on a distribution day might not be sufficient to reduce its principal balance to its planned or targeted balance.

   Once the principal balances of the support classes for a TAC or PAC class are reduced to zero, principal distributions to the TAC or PAC class will become more sensitive to variations in prepayment rates.

RETAIL CLASSES

Some classes may be retail classes, as indicated in the supplement. Unlike other classes, holders of retail class certificates will not receive pro rata distributions of amounts distributed to the class as principal. Instead, principal distributions will be made to holders of retail class certificates in $1,000 increments based on a queuing procedure described in the supplement.

METHOD OF DISTRIBUTION

The Trustee will generally make distributions by wire transfer (if it receives appropriate instructions) to registered holders of certificates with an initial principal or notional balance of at least $1 million.

ADJUSTMENTS TO CLASS BALANCES

After distributions are made on a distribution day, the principal balance of each class that is not an interest-only class will be adjusted, in the following order, as follows:

1 PO losses. The principal balance of a ratio-stripped PO class will be reduced by realized losses on the PO strip for the preceding month, whether or not reimbursed.

2 Non-subordinated losses. The aggregate principal balance of the target-rate classes will be reduced by the principal portion of realized non-subordinated losses on the target-rate strip for the preceding month. The reduction will first be allocated between the subordinated classes, collectively, and the senior target-rate classes, collectively, in proportion to aggregate principal balances. The reduction for the subordinated classes will be allocated to the individual subordinated classes in proportion to their principal balances. The reduction for the senior target-rate classes will be allocated to the individual senior target-rate classes in proportion to their principal balances, except that the principal balance of an accrual class will be deemed to be the lesser of its principal balance or its initial principal balance.

3 Accrual classes. To the extent that on the distribution day an interest distribution to an accrual class is redirected to an accrual directed class, the principal balance of the accrual class will be increased.

4 Principal distributions. The principal balance of each class will be reduced by its principal distributions for that distribution day (including (a) principal distributions to an accrual directed class that are redirected from interest distributions to an accrual class, and (b) principal distributions to a subordinated class, even if part or all of those principal distributions are used to reimburse a ratio-stripped PO class). However, any portion of an accrual class's interest distribution that, on the last distribution day before the class's accrual termination day, is distributed to the class as principal, will neither increase nor decrease the class's principal balance.

5 Subordinated losses. The aggregate principal balance of the target-rate classes will be reduced by the principal portion of realized subordinated losses on the target-rate strip for the preceding month. The reductions will be allocated first to the subordinated classes in order of subordination, in each case until the principal balance of the class is reduced to zero. If the losses exceed the principal balance of the subordinated classes, the principal balance of the senior target-rate classes will be reduced by the amount of the excess. The reduction will be allocated to the senior target-rate classes in proportion to their principal balances, except that for this allocation, the principal balance of an accrual class will be deemed to be the lesser of its current or its initial principal balance.

6 PO shortfalls. The principal balance of a ratio-stripped PO class will be reduced by the excess of (a) the class's principal allocation over (b) the class's principal distribution for that distribution day.

7 Shortfalls. The principal balance of each target-rate class will be reduced, in order of subordination, in an aggregate amount equal to the excess of (a) the aggregate principal allocations to the target-rate classes over (b) the aggregate principal distributions to the target-rate classes.

Classes of equal seniority will share in the reduction in proportion to the amounts by which their principal allocations exceeded their principal distributions.

   In the preceding paragraphs 1 through 7,

- the principal portion of a debt service reduction is not considered a realized loss, and

- references to class principal balances mean the principal balances after the adjustments required by the preceding numbered paragraphs.

REALIZED LOSSES

When a mortgage loan becomes seriously delinquent, CMSI may take steps to foreclose. Foreclosure involves seizure and sale of the mortgaged property. The proceeds of the sale are used first to pay CMSI's expenses of foreclosure and advances, then to pay accrued interest, and lastly to pay the principal balance of the mortgage loan. The foreclosure process and some alternatives to foreclosure are described below in "Servicing--Realizing on defaulted mortgage loans."

   Mortgage loan originators take precautions to reduce the risk of foreclosure and of foreclosure losses. These primarily involve checking the creditworthiness of potential homeowners and the value of the mortgaged property. The mortgage loan underwriting policies of the affiliated originators are described below under "Mortgage loan underwriting."

   Certificate holders may also be protected against losses by various types of insurance and credit support, including the subordination of some classes.

   A mortgage loan becomes a liquidated loan if CMSI either

- determines that all recoverable liquidation and insurance proceeds have been received, or

- accepts payment for the release of the mortgage of less than the principal balance of the loan after determining that liquidation expenses would exceed the difference between the cash portion of the payment and the principal balance.

   Liquidation proceeds are amounts received or property acquired by CMSI from foreclosure sales, insurance or otherwise in liquidating a defaulted mortgage loan; net liquidation proceeds are liquidation proceeds after reimbursement to CMSI and the Trustee for liquidation expenses on the mortgage loan.

   If the net liquidation proceeds on a liquidated mortgage loan are less than the loan's actual (not scheduled) principal balance plus accrued interest through the last day of the month in which the loan was liquidated, the difference will be a realized loss. Realized losses also include special hazard, fraud and bankruptcy losses.

   Net Liquidation proceeds are applied first to accrued interest through the last day of the month in which the loan is liquidated, and then as a principal payment on the mortgage loan.

   Example: Suppose a defaulted mortgage loan with a principal balance of $80,000 plus accrued but unpaid interest through the end of October of $2,000 is liquidated in October. Liquidation proceeds after payment of liquidation expenses are $70,000. There is thus a $12,000 realized loss on the loan. Because the net liquidation proceeds will be applied first as accrued interest on the mortgage loan through the last day of October, and the remainder will be treated as an unscheduled principal payment, the $12,000 realized loss will be a principal loss. After reimbursement of advances, the net liquidation proceeds will be distributed, and the realized loss applied, on the November distribution day.

VOTING RIGHTS

Each IO class will have a 1% voting interest. The remaining voting interest will be allocated to the other classes in proportion to their principal balances. The voting interest of any class will be allocated among the certificates of the class in proportion to their principal or notional balances.

COMPOSITE AND COMPONENT CLASSES

Any composite classes of the series, and each composite class's component classes are shown in the table in "Summary--Series overview--the certificates" in the supplement.

   Each composite class is comprised of two or more component classes. Certificates are only issued for composite classes. Component classes can not be severed from their composite classes, and can not be separately transferred. Component classes are, however, considered classes for all purposes of the preceding sections on allocations and distributions except that all distributions to the component classes of a composite class will become distributions to the composite class. A composite class is not considered a class for purposes of allocations and distributions, but instead receives all the distributions made to any of its component classes. Voting is by composite, not component, classes.

MULTIPLE POOL SERIES

Some series may be structured by dividing the mortgage loans into two or more pools based on the characteristics of the mortgage loans. For example, a series might have one pool that contains only mortgage loans with an original term of 20 years or less, and another pool that contains only mortgage loans with an original term of more than 20 years.

   In a multiple-pool series, principal and interest payments from a single pool are allocated to separate senior classes and subordinated component classes. Those classes that receive allocations from a single pool will constitute a group. If the series uses ratio-stripping, each pool will be separately ratio-stripped, with the result that there will be a separate ratio-stripped PO class and ratio-stripped IO class (either of which could be a component class) for each pool. Any ratio-stripped IO or PO component classes, and the subordinated component classes, would then be combined into ratio-stripped IO, PO and subordinated composite classes. For most series, pools and the classes of their related groups will be designated by Roman numerals.

   Example: Suppose a series has two pools of mortgage loans, I and II. The pools are separately ratio-stripped to give separate IO, PO and target-rate strips for each pool. Principal and interest payments on the pool I target-rate strip are allocated to senior classes IA-1 and IA-2 and to subordinated component classes IB-1 through IB-6, while principal and interest payments on the pool II target-rate strip are allocated to senior classes IIA-1, IIA-2 and IIA-3 and subordinated component classes IIB-1 through IIB-6. Payments on the pool I PO strip are allocated to the ratio-stripped PO component class IA-PO and payments on the pool I IO strip are allocated to the ratio-stripped IO class IA-IO. Similarly, payments on the pool II PO strip are allocated to the ratio-stripped PO component class IIA-PO and payments on the pool II IO strip are allocated to the ratio-stripped IO class IIA-IO.

   The senior classes IA-1 and IA-2, the subordinated component classes IB-1 through IB-6, the ratio-stripped PO component class IA-PO and the ratio-stripped IO class IA-IO comprise group I; the senior classes IIA-1, IIA-2 and IIA-3, the subordinated component classes IIB-1 through IIB-6, the ratio-stripped PO component class IIA-PO, and the ratio-stripped IO class IIA-IO comprise group II.

   The subordinated component classes IB-1 and IIB-1 comprise the subordinated composite class B-1, the subordinated component classes IB-2 and IIB-2 comprise the subordinated composite class B-2, and so on. (The composite classes B-1 through B-6 do not have roman numeral prefixes because they receive principal and interest allocations from both pools, and are therefore not part of any group.) Similarly, the ratio-stripped PO component classes IA-PO and IIA-PO are combined to form the ratio-stripped composite class A-PO.

   In this example, there are separate ratio-stripped IO classes for each group and a combined ratio-stripped PO composite class. But a series could have separate ratio-stripped PO classes for each group and/or a combined ratio-stripped IO class. Subordinated classes, however, are always comprised from component classes.

   A multiple-pool series works like separate series based on separate pools, except that losses on mortgage loans in one pool may be absorbed by, and some payments received on mortgage loans in one pool may be distributed to, classes in unrelated groups, as described in the following sections. This redirection of losses and payments from mortgage loan pools to unrelated groups is referred to as cross-collateralization, as described in the following section. Also, prior to the subordination depletion date, reductions to principal allocations due to (a) interest shortfalls due to the U.S. or California Soldiers' and Sailors' Civil Relief Act (described in "Legal aspects of mortgage loans--Anti-deficiency laws and other limitation on lenders" below) and (b) prepayment interest shortfalls will be allocated pro rata to all the classes of all the groups, regardless of the pool in which such shortfalls originate.

CROSS-COLLATERALIZATION

ADJUSTMENT OF SUBORDINATED COMPONENT CLASS PRINCIPAL BALANCES

In a multiple-pool series, the aggregate amount of any

-  realized subordinated losses on the mortgage loans in a pool, or

- excess of the aggregate principal allocations to the related group's target-rate classes over the aggregate principal distributions to those classes,

for a distribution day that, in accordance with "Adjustments to class balances" above, would reduce the principal balances of the group's subordinated component classes in order of subordination if the pool and the related groups were considered a separate series, will instead reduce

- the principal balances of the subordinated composite classes in order of subordination, and

- the aggregate principal balance of the group's subordinated component classes,

by that amount. This means that losses in one pool can result in a reduction to a subordinated composite class that exceeds the principal balance of that class's subordinated component class related to that pool.

   Such reduction in the aggregate principal balance of a group's subordinated component classes will result in adjustments to the principal balances of all the subordinated component classes of each group so that for each subordinated composite class, the ratio of the subordinated component classes from each group will be the same.

   Example: Suppose subordinated composite classes B-1 through B-6, each with a principal balance of $1,000. There are two groups, I and II, and the aggregate principal balance of each group's subordinated component classes is $3,000. Since the aggregate of the principal balances of the subordinated group I component classes is 50% of the aggregate principal balance of the subordinated composite classes, each subordinated composite class will have a group I component class with 50% of the principal balance of the composite class and a group II component class with 50% of the principal balance of the composite class.

   Now assume a $750 subordinated loss in pool I. Then:

- the principal balance of class B-6 will be reduced by $750, to $250. This reduction, which exceeds the principal balance of the component class IB-6, will reduce the aggregate principal balance of the subordinated composite classes to $5,250;

- the aggregate principal balance of the group I subordinated component classes will be reduced by $750, to $2,250, while the aggregate principal balance of the group II subordinated component classes will remain at $3,000;

- the ratio of the aggregate principal balance of the group I subordinated component classes to the aggregate principal balance of the group II subordinated component classes will be $2,250 to $3,000, or 3 to 4;

- for classes B-1 through B-5, the principal balance of the composite class will be $1,000, the principal balance of its group I component class will be approximately $428.57, and the principal balance of its group II component class will be approximately $571.43 (a ratio of 3 to 4); and

- class B-6's principal balance of $250 will be comprised of a group I component class with a principal balance of approximately $107.14, and a group II component class of approximately $142.86 (a ratio of 3 to 4).

   Because on each distribution day the ratio of the component classes of each composite class will be the same, each subordinated class will have the same blended interest rate on that distribution day.

   If subordinated losses on a mortgage pool for a distribution day exceed the aggregate principal balance of the subordinated component classes of the related group, the aggregate principal balance of that group's component classes will be reduced to zero, and the aggregate principal balance of the subordinated component classes of the other groups will be reduced by the excess.

   Example: Suppose that in the series in the preceding example, the group I subordinated component classes and the group II subordinated component classes each have an aggregate initial principal balance of $3,000, and that each subordinated composite class, B-1 through B-6 has a principal balance of $1,000. Now suppose that there are $4,000 of subordinated losses on the mortgage loans in pool II's target-rate strip, but no losses on the mortgage loans in pool I's target-rate strip. Then the entire $4,000 of losses will be allocated to the subordinated classes, reducing the principal balance of classes B-3 through B-6 to zero. Classes B-1 and B-2 will each retain a principal balance of $1,000, comprised of a group I component class with a principal balance of $1,000 and a group II component class with a principal balance of $0. The principal balance of the subordinated group I component classes will thus be reduced by $1,000 even though there are no losses on the mortgage loans in pool I's target-rate strip.

   Subject to "--Undercollateralized groups" below, if realized subordinated losses on a distribution day exceed the aggregate principal balance of the subordinated classes, the aggregate principal balance of the senior classes in each group will be reduced by the group's proportional share of such excess, based on the proportions of all the losses for that distribution day in the mortgage loan pools.

   Example: Assume that for a distribution day, there are $2,250 of realized subordinated losses in pool I and $4,500 of realized subordinated losses in pool
II. The aggregate principal balance of the subordinated classes is only $6,000. Then the principal balance of the subordinated classes will be reduced to $0, and the remaining $750 of losses will reduce the aggregate principal balance of the senior classes of group I by $250 (or 1/3 of $750), and will reduce the aggregate principal balance of the senior classes of group II by $500 (or 2/3 of $750). The principal balances of the component classes of the subordinated classes are irrelevant for these purposes.

DISTRIBUTION SHORTFALLS

If on a distribution day, payments on the mortgage loans in the target-rate strip for one pool are not sufficient to permit payments of all interest and principal allocated to the senior target-rate classes of the related group, then the group may receive interest and principal distributions from payments on the mortgage loans in another pool once full interest and principal distributions are made to the senior target-rate classes of the group related to the other pool.

   Example: Suppose that on a distribution day, cash available for distribution to the group I senior-target-rate classes from payments on the pool I mortgage loans is $1,000 less than the aggregate interest and principal allocations to group I's senior target-rate classes, while cash available for distribution to the group II senior-target-rate classes from payments on the pool II mortgage loans exceeds the aggregate interest and principal allocations to group II's senior target-rate classes by $1,500. Then $1,000 of the extra $1,500 available to group II will be used to make full interest and principal distributions to the group I senior target-rate classes, and only the remaining $500 will be distributed to the group II subordinated component classes.

UNDERSUBORDINATION

For a multiple-pool series, the principal balances of all the senior target-rate classes of a group could be reduced to zero before the principal balances of the group's subordinated component classes are reduced to zero. If that happens while there is undersubordination (as defined below), then payments of unscheduled principal on the target-rate strip of the related mortgage loan pool that would otherwise be allocated on a distribution day to the group (except for any amounts required to reimburse ratio-stripped PO classes) will instead be allocated as principal to the senior target-rate classes of the other groups. The allocation will be made between the other groups in proportion to the aggregate principal balances of their senior target-rate classes, and to the senior target-rate classes of each group in accordance with the group's normal rules for allocations to senior target-rate classes. Appropriate adjustments will be made to the principal balances of the affected classes.

   There is undersubordination on a distribution day if either

- the subordination level of the senior classes (without regard to group) on that distribution day is less than 200% of the initial subordination level of the senior classes, or

- the aggregate scheduled principal balance of the mortgage loans in any pool that are delinquent 60 days or more (including for this purpose mortgage loans in foreclosure and real estate owned by the Trust as a result of homeowner default), averaged over the last six months, is 50% or more of the principal balance of the related group's subordinated component classes.

UNDERCOLLATERALIZED GROUPS

If subordinated losses on a pool's mortgage loans exceed the aggregate principal balance of the subordinated component classes of the related group, the excess will be allocated, to the extent possible, to the subordinated component classes of the other groups, as described in "--Adjustment of subordinated component class principal balances" above. Consequently, the scheduled principal balance of a pool's target-rate strip could be greater or less than the aggregate principal balance of the related group's target-rate classes. If the scheduled principal balance of a pool's target-rate strip is less than the aggregate principal balance of the related group's target-rate classes, the group will be undercollateralized by the amount of the difference; conversely, if the scheduled principal balance of a pool's target-rate strip is greater than the aggregate principal balance of the related group's target-rate classes, the group will be overcollateralized by the amount of the difference.

   Example: If a group's senior target-rate classes and subordinated component classes have an aggregate principal balance of $1,025, but the target-rate strip of the related pool has a scheduled principal balance of only $1,000, then the group will be undercollateralized by $25.

   The aggregate principal balance of all the hypothetical mortgage loans in the target-rate strips for all the pools will always equal the aggregate principal balance of the target-rate classes for all the groups. Accordingly, if one or more groups is undercollateralized by some aggregate amount, then the remaining groups will be overcollateralized by the same amount--that is, the aggregate scheduled principal balance of the target-rate strips related to those groups that are not undercollateralized will exceed by that amount the sum of the principal balances of those groups' senior target-rate classes and subordinated component classes.

   Example: If all the groups except group I are undercollateralized by an aggregate of $50, then the scheduled principal balance of the pool I target-rate strip will exceed the aggregate principal balance of group I's senior target-rate classes and subordinated component classes by $50--that is, group I will be overcollateralized by $50.

   If a group is undercollateralized, the normal distribution rules will be adjusted as follows:

- Whether before or after the subordination depletion date, if a group is overcollateralized, then to the extent that scheduled interest payments on the target-rate strip for the overcollateralized group exceed the aggregate interest allocations to that groups' target-rate classes, that excess, up to the amount of any interest allocation carryforwards that the undercollateralized groups would otherwise experience on that distribution day, shall be deducted from the amounts available for distribution attributable to payments on mortgage loans in the pool (the pool distribution amount) for the overcollateralized group and added to the pool distribution amounts for the undercollateralized groups. If there is more than one overcollateralized group, or more than one undercollateralized group, then (1) amounts will be deducted from the pool distribution amounts for the groups that are overcollateralized in proportion to their excess interest payments, up to the aggregate amount of the interest allocation carryforwards for the undercollateralized groups, and (2) amounts will be added to the pool distribution amounts of the undercollateralized groups in proportion to the amount of their interest allocation carryforwards.

- Before the subordination depletion date, if one or more groups is undercollateralized and the principal balance of each of the groups' subordinated component classes has been reduced to zero, then (1) all amounts that (after required reimbursements to any ratio-stripped PO classes) would otherwise be distributed as principal to the subordinated component classes of the other groups, up to the aggregate amount by which the groups are undercollateralized, will, in proportion to the aggregate principal balance of the subordinated component classes of such groups, be deducted from the amount available for distribution and the principal allocations to the subordinated components of such groups, and (2) such amount will be added to the amounts available for distribution and the principal allocations of the target-rate classes of such undercollateralized groups, in proportion to the amount by which those groups are undercollateralized.

- After the subordination depletion date, if one or more groups are undercollateralized, then

   1 once a group's target-rate classes are all reduced to zero, any principal payments on the target-rate strip of the group will be added to the amounts available for distribution and the principal allocations of the target-rate strips of the undercollateralized groups, in proportion to the amounts by which they are undercollateralized, and

   2 realized losses on the target-rate strips of the overcollateralized groups will, up to the amount by which the group is overcollateralized, not reduce the principal balances of the target-rate classes of those groups but will instead reduce the principal balances of the target-rate classes of the undercollateralized groups, in proportion to the amounts by which they are undercollateralized, and in accordance with "Adjustments to class balances" above. If there is more than one overcollateralized group, the losses that will not result in reductions in principal balance will be in proportion to the amount by which each group is overcollateralized. If there is more than one undercollateralized group, the aggregate reductions in principal balances for each group will be in proportion to the amounts by which such groups are undercollateralized.

DISTRIBUTION REPORTS

On each distribution day, the Trustee will forward or make available a report to each person who is a registered holder of a certificate on the related record day. Beneficial owners of certificates may obtain copies of these reports free of charge from the Trustee upon request to the address or telephone number given in the supplement.

   The report will include information for each class on

- the assumed principal balance of the mortgage loans both before and after the distribution,

- aggregate payments received on the mortgage loans from the second day of the preceding month through the first day of the current month,

- interest and principal distributed to the class, and interest and principal distributions to all classes,

-  accrued interest added to an accrual class's principal balance,

-  losses allocated to the class,

- reductions to the principal balance of the class on the distribution day that were not due to principal distributions,

- the principal or notional balance and class percentage of the class, and the aggregate principal balances for all classes, both before and after the distribution,

-  aggregate advances for the series,

-  any interest allocation carryforwards from that distribution day,

- the number and aggregate principal balances of mortgage loans delinquent 30 days and 60 or more days,

- the book value of any real estate acquired by the Trust through foreclosure or otherwise,

-  the amount remaining under any form of credit support,

-  CMSI's servicing compensation since the preceding report, and

- other customary information that CMSI believes certificate holders need to prepare their tax returns.

   CMSI will provide certificate holders that are federally insured savings and loan associations, on request, reports and access to information and documentation on the mortgage loans sufficient to permit the associations to comply with applicable regulations of the Office of Thrift Supervision.

   The Trustee or CMSI will file with the IRS and state and local taxing authorities, and make available to certificate holders, information required by federal or other tax law.

CLEAN-UP CALL

CMSI may, at any time after the principal balance of the mortgage loans is less than a percentage (usually 10%) stated in the supplement of the initial scheduled principal balance, repurchase the mortgage loans and any other property owned by the Trust for

-  the loans' principal balances plus accrued interest, and

- the appraised value of the other property after estimated liquidation expenses,

in each case reduced by unrecovered advances. Such a repurchase is called a clean-up call. Certificate holders would then receive a final distribution reducing the principal balance of their certificates to zero. The final distribution of principal on the certificates will be made according to the distribution rules in this prospectus. Some certificates may not receive a distribution equal to their principal balance plus accrued interest to the extent that CMSI's purchase price for the other property is based on an appraised value of the other property, less estimated liquidation expenses, that is less than the unpaid principal balance of the related mortgage loan.

   CMSI may transfer its right to repurchase the mortgage loans to a third party.

SENSITIVITY OF CERTIFICATES TO PREPAYMENTS

WEIGHTED AVERAGE LIVES

Weighted average life refers to the average amount of time from the date a certificate is acquired by an investor until its principal or notional balance is reduced to zero. A table in the supplement shows the weighted average life of each class offered by this prospectus, determined by (1) multiplying the amount of each principal distribution or reduction of notional balance by the number of years from the closing date to the related distribution day, (2) adding the results, and (3) dividing the sum by the initial principal or notional balance of the class. The table is based on assumptions stated in the supplement and on a prepayment model described in "--The prepayment model" below.

TYPES OF PREPAYMENT

The rate at which mortgage loans are prepaid affects a certificate's weighted average life, and, for certificates purchased at a premium or a discount, yield to maturity.

   In addition to voluntary prepayments by a homeowner, there are other circumstances in which part or all of a mortgage loan may be prepaid:

- The homeowner may refinance the mortgage loan by prepaying the mortgage loan in full and taking out a new mortgage loan, or the homeowner and the lender may agree to modify the terms of the mortgage loan as an alternative to refinancing. Refinanced or modified mortgage loans will be treated as fully prepaid and removed from the Trust. Originators affiliated with CMSI are permitted to refinance or modify mortgage loans and may offer homeowners special refinancing or modification incentives.

- CMSI permits participation in "prepayment programs" offered by unaffiliated service agencies in which homeowners generally make 26 bi-weekly payments during a calendar year. Each payment equals one-half of the homeowner's scheduled monthly payment, with the result that the homeowner makes payments in a calendar year equal to 13 scheduled monthly payments, rather than 12. The extra amount is applied as a prepayment of the mortgage loan.

- Most fixed rate mortgage loans permit the servicer to demand payment of the entire principal balance of the loan upon a sale of the mortgaged property (a due-on-sale clause) rather than allowing the purchaser to assume the mortgage loan. CMSI will generally exercise a due-on-sale clause if (1) for a fixed rate mortgage loan, CMSI believes the clause is legally enforceable, and (2) for an adjustable rate mortgage loan, the assumption will impair the Trust's security.

- If a mortgaged property is damaged by fire or other hazard insured under a hazard insurance policy (described below), insurance payments received by the Trust may be used to reduce the principal balance of the mortgage loan. (They may also be used to restore the property, which would not be a prepayment.)

- If the mortgage loan is foreclosed, the foreclosure proceeds, less the expenses of foreclosure and accrued interest, will be used to reduce the principal balance of the mortgage loan.

- CMSI has made various warranties about the mortgage loans to the Trust. If a mortgage loan does not conform to these warranties, CMSI may have to repurchase the loan. The repurchase will be treated as a full prepayment of the mortgage loan. See "Defective mortgage loans" below.

- If a homeowner pledges securities or other collateral in addition to the mortgaged property, and the homeowner defaults under the pledge agreement for the additional collateral, CMSI may liquidate the additional collateral and apply it as a prepayment.

-  CMSI may make a clean-up call.

THE PREPAYMENT MODEL

Prepayments on mortgage loans are commonly measured by a prepayment model. A prepayment model is a set of assumptions about the rate at which homeowners will prepay their mortgage loans. The model used in this prospectus assumes that homeowners will prepay new mortgage loans at some multiple of

- 0.2% per annum of the principal balance of the mortgage loans in the first month of the mortgage loans,

- an additional 0.2% per annum in each month thereafter (that is, 0.4% per annum in the second month, 0.6% per annum in the third month, and so forth) until the 30th month, and

-  beginning in the 30th month and in each month thereafter, 6% per annum.

   If homeowners prepaid their mortgages at exactly these rates, we would say that they were prepaying at 100% of the prepayment model. Similarly, we would say that homeowners were prepaying at 200% of the prepayment model if they prepaid their loans twice as fast as 100%--that is, 0.4% per annum in the first month, 0.8% per annum in the second month, and so forth. If homeowners never made a prepayment, they would be said to prepay at 0% of the prepayment model.

   There is no assurance that prepayment of the mortgage loans will conform to any level of the prepayment model. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which homeowners sell their homes, refinance their mortgage loans or default on their mortgage loans. In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, the mortgage loans are more likely to prepay faster than if prevailing rates rise or remain level. Conversely, if interest rates rise above the interest rates on the mortgage loans, we would expect the rate of prepayment to decrease.

   Other factors affecting prepayment of mortgage loans include changes in homeowners' housing needs, job transfers, unemployment and homeowners' net equity in the mortgaged properties. In addition, as homeowners move or default on their mortgage loans, the houses are generally sold and the mortgage loans prepaid, although some of the mortgage loans may be assumed by a new buyer.

   Because the amount of principal distributions to each class will depend on the rate of repayment (including prepayments) of the mortgage loans, the date by which the principal balance of any class is reduced to zero is likely to occur earlier than the last scheduled distribution day for the series that is specified in the supplement.

YIELD TO MATURITY

Tables in the supplement show the yields to maturity of some of the classes of this series, based on assumptions stated in the supplement, on the prepayment model described in "Sensitivity of certificates to prepayments--The prepayment model" above, and on a default model described in "--The default model" below.

   Prepayments increase the speed at which the principal balance of a class will be paid down. Principal distributions that are faster or slower than anticipated can profoundly affect the return, or yield, on a class. Consider for example a series consisting of just two classes--an interest-only (IO) class and a principal-only (PO) class. (This is an unlikely structure for a series, but one in which the effect of prepayments can be clearly seen.) If prepayments on the mortgage loans are greater than anticipated, the PO class will be paid off faster, and the IO class will receive less interest, than anticipated. In the extremely unlikely event that all the mortgage loans are completely prepaid in the first month, the PO class will be paid off on the first distribution day, greatly increasing its rate of return, while the IO class will receive only one distribution of interest. Conversely, if prepayments are less than anticipated, the IO class would benefit, but the PO class would see its yield reduced.

   If a certificate is purchased at a discount from parity (as described below), and the anticipated yield to maturity of the certificate assumed faster prepayments of the mortgage loans than are actually received, the actual yield to maturity will generally be lower than anticipated. Conversely, if a certificate is purchased at a premium to parity, and the anticipated yield to maturity of the certificate assumed slower prepayments of the mortgage loans than are actually received, the actual yield to maturity will generally be lower than anticipated. Parity is the price at which a certificate will yield its coupon, after giving effect to any payment delay.

   The yield on a ratio-stripped PO class, which is not entitled to receive interest, will be very sensitive to prepayments on the hypothetical loans in the PO strip. A slower than anticipated rate of prepayment on these loans will lower their yield. Since the PO strip is derived from the discount loans, which accrue interest at a rate below the target rate, it is historically more likely that these loans will prepay more slowly than the premium loans.

   The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with the investor's expectations. In general, the earlier a prepayment is received, the greater the effect on the investor's yield to maturity. As a result, higher (or lower) than anticipated principal payments during the period immediately following the closing date will not be offset by the same amount of lower (or higher) principal payments in a subsequent period.

THE DEFAULT MODEL

In addition to prepayment rates, the yields to maturity on the subordinated classes will be extremely sensitive to the amount and timing of losses on the mortgage loans, because the losses (other than non-subordinated losses) will be entirely allocated to the most subordinated class until its principal balance is reduced to zero, then to the next most subordinated class, and so forth.

   Defaults on the mortgage loans may be measured relative to a default standard or model. The model used in the tables in the supplement, the standard default assumption, or SDA, assumes constant default rates of

- 0.02% per annum of the principal balance in the first month of the mortgage loans,

- an additional 0.02% per annum in each month from the second month until the 30th month,

-  0.6% per annum in each month from the 30th month through the 60th month,

- 0.0095% per annum less in each month from the 61st month through the 120th month, and

-  0.03% per annum in each month after the 121st month.

   Mortgage loans that conform to this assumption are said to be 100% SDA. A default assumption of 50% SDA would assume default rates in each month that were 50% of the assumption, and similarly for 150% SDA and other assumptions. No percentage SDA purports to be a historical description of default experience or a prediction of the anticipated rate of default of any pool of mortgage loans.

DELINQUENCY, FORECLOSURE AND LOSS EXPERIENCE

LOSS AND DELINQUENCY CONSIDERATIONS

The following tables show the recent delinquency, foreclosure and loss experience of CMSI and originators affiliated with CMSI (affiliated originators). The loans represented in the tables include fixed and adjustable interest rate loans (ARMs), including buydown loans, loans with stated maturities of 10 to 30 years and other types of first mortgage loans. Potential investors should realize that the loan portfolios on which these tables are based may not be representative of the mortgage loans in the Trust described in the supplement. There may be important differences in, for example, the types of loans, their maturities and the geographic location of the mortgaged properties. Also, prevailing national or local economic conditions or real estate values may have been quite different at the times the loans were originated. Accordingly, the future delinquency, foreclosure and loss experience on the mortgage loans described in the supplement is likely to diverge, and may sharply diverge, from the historical experience of the mortgage loans shown in the following tables.

DELINQUENCY AND FORECLOSURE EXPERIENCE ON AFFILIATED ORIGINATORS' SERVICED PORTFOLIO

The following table shows delinquency and foreclosure experience on one- to four-family conventional residential first mortgage loans (including cooperative apartment loans) originated or acquired by affiliated originators and serviced by CitiMortgage, Inc., an affiliate of CMSI. The table also includes mortgage loans serviced by CitiMortgage that have been sold to Fannie Mae or Freddie Mac, securitized by CMSI or sold as packages of whole loans. The table does not include loans purchased strictly for servicing revenue or loans originated by the

Florida branches of Citibank, Federal Savings Bank (Citi FSB), an affiliate of CMSI, prior to their acquisition by Citicorp in January 1984. Since September 20, 1997, CitiMortgage has transferred the servicing of 803 delinquent loans and loans in foreclosure totaling $106.0 million.

DELINQUENCY AND FORECLOSURE EXPERIENCE ON SERVICED PORTFOLIO

                         December 31, 1999       December 31, 2000        December 31, 2001       December 31, 2002
                         -----------------       -----------------        -----------------       -----------------
                             Principal               Principal                Principal               Principal
                              balance                 balance                  balance                 balance
                       Number    ($ millions)   Number    ($ millions)  Number     ($ millions)    Number  ($ millions)
--------------------------------------------------------------------------------------------------------------------
Loans                 324,487    $47,642.4      345,506   $56,861.4     489,227    $74,081.6     471,707   $78,214.0
Days past due
   30-59                6,049    $   607.7        6,426   $   682.3      10,144    $ 1,089.8       6,806   $   797.3
   60-89                1,251    $   121.3        1,356   $   127.6       2,581    $   254.8       1,416   $   143.3
   90 or more           1,578    $   167.2        1,274   $   134.3       2,145    $   216.0       1,375   $   146.6
Delinquent loans        8,878    $   896.2        9,056   $   944.       14,870    $ 1,560.6       9,597   $ 1,087.2
Ratio of delinquent      2.74%        1.88%        2.62%       1.66%       3.04%        2.11%       2.03%       1.39%
loans to all loans
Foreclosures begun      1,664    $   175.9        1,139   $   114.1       1,329    $   135.3         984   $   103.2
Ratio of foreclosures    0.51%        0.37%        0.33%       0.20%       0.27%        0.18%       0.21%       0.13%
begun to all loans

DELINQUENCY, FORECLOSURE AND LOSS EXPERIENCE ON AFFILIATED ORIGINATORS' SECURITIZED PORTFOLIO

The following two tables show the delinquency, foreclosure and loss experience on one- to four-family conventional residential first mortgage loans (including cooperative apartment loans) originated or acquired by affiliated originators and serviced by CitiMortgage that were later securitized--that is, mortgage loans assembled into pools for which ownership interests were sold in public offerings registered under the federal securities laws.

DELINQUENCY AND FORECLOSURE EXPERIENCE ON SECURITIZED PORTFOLIO

                          December 31, 1999        December 31, 2000        December 31, 2001      December 31, 2002
                       -----------------------   ---------------------    ---------------------  ----------------------
                                     Principal               Principal                Principal           Principal
                                      balance                 balance                  balance              balance
                       Number      ($ millions)  Number    ($ millions)    Number  ($ millions)  Number  ($ millions)
-----------------------------------------------------------------------------------------------------------------------
Loans                  32,617      $7,670.3      32,055    $7,989.4      40,385    $11,813.6    28,895   $8,990.5
Days past due
   30-59                  488      $   68.9         493    $   76.4         509    $    84.0       328   $   63.7
   60-89                   77      $    9.7         107    $   13.6          94    $    12.9        68   $    9.3
   90 or more             128      $   17.9          97    $   14.0         115    $    14.8        80   $   11.5
Delinquent loans          693      $   96.5         697    $  104.0         718    $   111.7       476   $   84.5
Ratio of delinquent      2.12%         1.26%       2.17%       1.30%       1.78%        0.95%     1.65%      0.94%
loans to all loans
Foreclosures begun        204      $   26.9         136    $   18.3         106    $    15.2        76   $   12.1
Ratio of foreclosures    0.63%         0.35%       0.42%       0.23%       0.26%        0.13%     0.26%      0.13%
begun to all loans

LOSS EXPERIENCE ON SECURITIZED PORTFOLIO

                                                                                Cumulative net losses as
                                                         Aggregate principal     percentage of aggregate
                             Cumulative net losses      balance of securities      principal balance of
                                ($ millions)(1)            ($ millions)(2)             securities
----------------------------------------------------------------------------------------------------------
December 31, 1999                   $516.3                   $33,216.8                   1.55%
December 31, 2000                   $522.2                   $34,093.4                   1.53%
December 31, 2001                   $525.9                   $40,681.6                   1.29%
December 31, 2002                   $526.5                   $45,522.9                   1.16%

----------
(1) Calculated without giving effect to any credit enhancement.

(2) Issued securities that have had at least one distribution day.

DELINQUENCY, FORECLOSURE AND LOSS EXPERIENCE OF THIRD-PARTY ORIGINATORS

The supplement describes the delinquency, foreclosure and loss experience of any third-party originator that has originated more than 10% (by scheduled principal balance on the cut-off date) of the mortgage loans in the Trust.

THE MORTGAGE LOANS

Each mortgage loan will generally

- have a principal balance of less than $2.5 million at the cut-off date and an original maturity of 10 to 30 years, and

-  have monthly payments due on the first day of each month.

   The mortgage loan pool may contain cooperative apartment loans. The "homeowner" of a cooperative apartment owns shares issued by the private non-profit housing corporation that owns the apartment building, and has a proprietary lease or occupancy agreement that gives the homeowner the exclusive right to occupy a designated apartment in the building. In a cooperative apartment loan, the homeowner's shares and lease or occupancy agreement are the collateral for the loan.

   Each mortgage loan will be selected by CMSI from mortgage loans originated or acquired by originators in the ordinary course of their businesses. The originators will often be affiliates of CMSI. A portion of the interest component of a mortgage loan may be retained by the originator and not transferred to the Trust.

   The interest rate, the principal balance, the maturity date, the homeowner's identity, the principal amortization schedule or other terms of a mortgage loan may have been modified before the Trust bought the mortgage loan. If a mortgage loan has been so modified, the terms "original," "originated" or "origination" when applied to the mortgage loan mean

- if only the interest rate has been changed (and, as a result, the monthly payment), the original date of the extension of credit under the mortgage loan, but with the modified interest rate and monthly payment, and

- for other changes, the mortgage loan as modified at the effective date of the modification.

WARRANTIES BY CMSI

CMSI will warrant to the Trustee that on the closing date

- the mortgage loans conform in all material respects with their descriptions in this prospectus and the schedule of mortgage loans CMSI delivered to the Trustee (including maximum loan-to-value ratios and primary mortgage insurance coverage, as described below),

- at the cut-off date, no mortgage loan was 30 days or more past due or had been 30 days or more past due more than once in the preceding 12 months,

- there are no delinquent tax or assessment liens against the mortgaged properties,

- each mortgaged property is free of material damage and in good repair,

- each mortgage loan (other than a cooperative apartment loan) had at its origination a lender's title and insurance policy or binder (or other customary assurance of title), which remains in force,

- any mechanics' lien or claim for work, labor or material on a mortgaged property is subordinate to the mortgage (except for liens or claims covered by title insurance),

- CMSI had good title to each mortgage loan immediately before its transfer to the Trust, and has taken all necessary steps to confer good title on the Trustee,

- each mortgage is a valid first lien on the mortgaged property, subject only to (1) liens for current real property taxes and assessments, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the recording of the mortgage that are generally acceptable to mortgage lending institutions or specifically reflected in the appraisal of the mortgaged property at origination, and (3) other matters to which similar properties are commonly subject that do not materially interfere with the benefits of the mortgage, and

- each mortgage loan complied at origination in all material respects with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws.

ADJUSTABLE RATE MORTGAGES, BUYDOWN LOANS AND AGENCY CERTIFICATES

The mortgage loans in a Trust will, on the closing date, generally consist entirely of fixed rate mortgage loans or entirely of ARMs. Most Trusts sponsored by CMSI in the past few years have consisted of fixed rate loans. Accordingly, most of the description of the mortgage loans in this core prospectus will assume that the mortgage loans are fixed rate loans held directly by the Trust and that they are not "buy-down loans." An appendix to this prospectus describes the characteristics of ARMs, buy-down loans and agency certificates. If the series does not contain a material amount of ARMs, buy-down loans or agency certificates, the appendix may be omitted.

FIXED RATE MORTGAGE LOANS

A fixed rate mortgage loan may be

- a fully amortizing mortgage loan with level monthly payments of principal and interest,

- a balloon mortgage loan that amortizes over a fixed number of years but has a shorter term to maturity, so that the entire remaining principal balance of the loan is due at maturity, or

- a fully amortizing graduated payment mortgage loan that has lower periodic payments, or payments of interest only, during the early years of the loan, followed by payments of principal and interest that increase periodically until the loan is repaid or for a specified number of years, after which level periodic payments begin.

   No fixed rate mortgage loan will have "negative amortization"--i.e., scheduled payments will not be less than accrued interest at the mortgage loan interest rate.

   A fixed rate mortgage loan may have originally been an ARM that was converted, at the homeowner's option, into a fixed rate fully amortizing mortgage loan providing for level monthly payments over a term not exceeding its remaining term to maturity. Such a mortgage loan was subject at origination to the same underwriting guidelines as a comparable ARM and is not underwritten again at conversion. The fixed interest rate for the converted mortgage loan may be higher than the interest rate at origination or the adjustable interest rate that would otherwise be payable currently, which could reduce the homeowner's capacity to repay the loan.

THE MORTGAGED PROPERTIES

The mortgaged properties will usually be detached homes, attached homes (i.e., one- to four-family units with a common wall), units located in condominiums or planned unit developments, or interests in cooperative apartments. The mortgaged properties will be located in the 50 United States, the District of Columbia or Puerto Rico.

   The mortgaged properties may include investment properties and vacation and second homes. However, CMSI anticipates that a mortgaged property will usually be the homeowner's primary residence. CMSI will determine whether a mortgaged property is a homeowner's primary residence, based solely on either

- the homeowner's representation at origination that he or she will use the property for at least six months every year or that the homeowner intends to use the property as a primary residence, or

- the mortgaged property being the homeowner's mailing address in the originator's records.

   The determination of whether a mortgaged property is a primary residence is not reexamined if the mortgage loan is assumed by a new homeowner after origination.

LOAN-TO-VALUE RATIOS

Each mortgage loan will usually have an original principal balance that is not more than 95% of the value of the mortgaged property (a 95% loan-to-value ratio). For these purposes, "value" is the lesser of the sale price of the property or the appraised value at origination, and the "principal balance" includes any part of an origination fee that is financed. The financed portion of the origination fee will always be less than 5% of the loan amount. (The loan-to-value ratio of mortgage loans originated or acquired by the California and Florida branches of Citi FSB may be reduced by a new appraisal delivered after origination.)

   The affiliated originators offer a program under which homeowners may reduce or eliminate their down payments by pledging additional collateral, usually in the form of marketable securities. Under this program, a mortgage loan could exceed 95% (but not 100%) of the value of the mortgaged property. Loan-to-value ratios for these mortgage loans are computed by deducting at origination a percentage of the original principal balance of the mortgage loan, often referred to as the "gap amount," from the original principal balance of the mortgage loan. The homeowner pledges additional collateral having a loanable value equal to a percentage (usually 115%) of the gap amount.

   In calculating the loanable value of the additional collateral, the originator applies a discount (or "haircut") to the market prices of the securities. Different types of securities have different discounts. The loanable value of the additional collateral will rise and fall with the market prices of the securities. If the applicable percentage of the loanable value of the securities pledged as additional collateral falls below the gap amount, the homeowner must pledge more collateral to bring the loanable value of the collateral back to the gap amount.

   Example: Suppose a homeowner's mortgage loan of $200,000 is secured by a mortgaged property valued at $200,000. The loan-to-value ratio is therefore 100%. The gap amount of the loan is set at 20% of the loan, or $40,000, which will reduce the loan-to-value ratio to 80%--loan amount ($200,000) minus gap amount ($40,000), divided by value of mortgaged property ($200,000) = $160,000 / $200,000 = 80%. To secure the mortgage loan, at origination the homeowner must pledge securities with a loanable value of at least 115% of the $40,000 gap amount, or $46,000. The homeowner pledges securities of a type that are assigned a haircut of 15%. Such securities will have a loanable value of $46,000 if they have a market value of $46,000/85%, or approximately $54,118.

   If, after origination, the loanable value of the pledged securities falls below the $40,000 gap amount (a market value of $47,059 if the haircut remains at 15%), the homeowner has to pledge more securities to bring the loanable value of the securities back to the gap amount.

   The homeowner may have the additional collateral released from the pledge once the principal balance of the mortgage loan has been reduced by the gap amount.

PRIMARY MORTGAGE INSURANCE

Affiliated mortgage loans that have original loan-to-value ratios greater than 80% are currently required to be covered by primary mortgage insurance. This insurance will remain in effect until the loan-to-value ratio is reduced to 80% through principal payments by the homeowner. Primary mortgage insurance will cover losses from a homeowner's default of from 12% to 30% of the principal balance of the mortgage loan.

   An originator may waive the requirement for primary mortgage insurance if the homeowner pledges additional collateral to bring the loan-to-value ratio down to 80%, or a lower level required by the originator.

   Prior to 1986, the affiliated originators did not generally make one- to four-family mortgage loans with loan-to-value ratios above 80% without primary mortgage insurance coverage. From 1986 through January 1993, affiliated originators originated mortgage loans with loan-to-value ratios from 80% to 90% without obtaining primary mortgage insurance. Since February 1993, it has been the policy of each affiliated originator not to make one- to four-family mortgage loans with loan-to-value ratios above 80% without obtaining primary mortgage insurance.

   Affiliated originators offer corporate relocation programs to employees of approved corporations. These programs permit single family real estate loans, for the purchase of the borrower's primary residence only, with loan-to-value ratios above 80% without requiring primary mortgage insurance. For these relocation loans, however, the corporate employer generally guarantees the excess of the mortgage loan over the 80% loan-to-value amount. Some other corporate relocation programs permit the corporate employer to provide subordinate financing at the origination of the first priority mortgage loan by an affiliated originator. Generally, the borrower must provide at least 5% of the purchase price of the property unless the loan-to-value ratio is 80% or less.

   In nine states, homeowners can cancel their primary mortgage insurance (and thus save the cost of premiums for the insurance) once the loan-to-value ratio of their mortgage falls below a specified percentage. The states are California, Connecticut, Illinois, Maryland, Massachusetts, Minnesota, New York, Texas and Washington.

   In addition, federal laws permit a homeowner to cancel his or her primary mortgage insurance if he or she has a good payment history for the mortgage, the value of the mortgaged property has not declined and the outstanding balance of the mortgage loan falls below a specified level, generally 80% of the original property value. These federal laws also provide for automatic cancellation of primary mortgage insurance once the outstanding balance of the mortgage loan falls below a specified level, generally 78% of the original property value.

   Cancellation can occur under state or federal law while there is still an amount of coverage under the insurance policy.

   Cancellation of a primary mortgage insurance policy will eliminate a source of recourse against losses resulting from a borrower default.

SECOND MORTGAGES

A mortgaged property may be encumbered by a subordinated (or second) mortgage loan. Subordinated loans are not included in loan-to-value calculations.

   The subordinated mortgage loan may have been originated by an affiliated originator, either at the origination of the mortgage loan or later. It is the policy of the affiliated originators to provide a subordinated loan in connection with the origination of a first priority mortgage loan only if the combined amount of the loans would result in a loan-to-value ratio of 90% or less. Primary mortgage insurance is generally not required for these second loans.

DEFECTIVE MORTGAGE LOANS

REPURCHASE OR SUBSTITUTION

The Trustee, or a mortgage document custodian acting on the Trustee's behalf, will review the mortgage loan documents (see "Mortgage documents" below) within 90 days of receipt. If it is discovered that a document evidencing a mortgage loan or necessary to the effectiveness of the mortgage is missing or materially defective, CMSI must, within 180 days (90 days for defects that could affect the Trust's REMIC status), either cure the defect or repurchase the mortgage loan.

   If CMSI or the Trustee discovers at any time that a warranty that CMSI gave to the Trustee on a mortgage loan is false to an extent that materially and adversely affects the certificates, then CMSI will have 60 days to either cure the false warranty or repurchase the mortgage loan.

   The repurchase price for a mortgage loan will be

- the sum of the loan's scheduled principal balance and accrued unpaid interest (after deduction of servicing fees) to the first day of the month following repurchase, minus

- any unreimbursed payments under guaranties or other credit support or voluntary advances on the loan.

   Repurchase of a mortgage loan will not diminish the amount available under any credit support.

   During the first two years following the closing date, CMSI may, within the periods required for a repurchase, substitute another mortgage loan instead of repurchasing a mortgage loan. A substituted mortgage loan must

-  be current in payments,

- have a scheduled principal balance that is not less than the aggregate scheduled principal balance of the loans for which it is substituted (except that CMSI may make up any difference in the principal balances with a cash payment to be distributed to certificate holders),

- have an interest rate that is not less than the highest interest rate of the loans for which it is substituted,

- have an original term to maturity equal to that of the loans for which it is substituted,

- have a maturity date that is no later than, and not more than one year earlier than, any of the loans for which it is substituted, and

-  be suitable for a REMIC.

   CMSI will indemnify the Trust for any losses not reimbursed by the repurchase or substitution. If CMSI does not cure a defect in a mortgage loan, the Trustee's and the certificate holders' only remedy is to require CMSI to repurchase the mortgage loan or substitute another satisfactory mortgage loan.

INSURANCE AND OTHER CREDIT SUPPORT

HOMEOWNERS' POLICIES

Most mortgaged properties will be covered by homeowners' insurance policies that, in addition to the standard form of fire and extended coverage, provide coverage for certain other risks. These homeowners' policies typically contain a "coinsurance" clause that, in effect, requires the buildings on the mortgaged property to be insured for at least a specified percentage (generally 80% to 90%) of their full replacement value. If coverage is less than the specified percentage, the insurer's liability for a partial loss will not exceed the proportion of the loss that the amount of insurance bears to the specified percentage of the full replacement cost of the buildings.

   Example: If a residence is only insured for 60% of its value, and sustains $10,000 of damage covered by the homeowners' policy, the insurer will only pay $6,000--i.e., 60% of the loss.

   Since the amount of hazard insurance required to be maintained on the buildings may decline, and since residential properties generally have historically appreciated in value over time, coinsurance may cause hazard insurance proceeds to be less than needed to fully restore the damaged property. Part or all of this shortfall may be covered, however, by any credit support.

HAZARD INSURANCE

Mortgaged properties will generally be covered by hazard insurance against fire and certain other hazards that may not be fully covered by home-owners' policies.

   The amount of hazard insurance coverage will depend on the relationship between the principal balance of the mortgage loan and the maximum insurable value of the buildings on the mortgaged property. (Maximum insurable value is established by the insurer.)

- If the principal balance is greater than the maximum insurable value, coverage will be limited to the maximum insurable value.

- If the principal balance is between 80% and 100% of maximum insurable value, coverage will equal the principal balance.

- If the principal balance is less than 80% of maximum insurable value, coverage will be 80% of the maximum insurable value.

   CMSI may maintain a blanket policy insuring all the mortgage loans against hazard losses rather than maintaining separate policies on each mortgaged property. If the blanket policy contains a deductible clause, CMSI will pay the Trust the deductible for each hazard loss.

   The standard form of fire and extended coverage policy generally covers damage caused by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion. The policy typically does not cover damage from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. However, flood insurance will be maintained for mortgaged properties located in federally designated special flood hazard zones.

   The hazard insurance policies for the mortgaged properties will be underwritten by different insurers and therefore will not contain identical terms and conditions. The preceding paragraph therefore merely indicates certain kinds of insured and uninsured risks and is not intended to be all-inclusive.

   While hazard insurance, and flood insurance if applicable, will be required for cooperative apartment buildings, no hazard or flood insurance will be required for individual cooperative apartments.

   If a homeowner defaults on his or her payment obligations on a mortgage loan, the certificate holders will bear all risk of loss resulting from hazard losses not covered by hazard insurance or other credit support.

FIDELITY BOND AND ERRORS AND OMISSIONS POLICY

CMSI will maintain a fidelity bond and an errors and omissions policy or their equivalent. These cover losses from an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions. The policies will conform to Fannie Mae and Freddie Mac requirements.

OTHER INSURANCE

The Trust may have the benefit of the following additional insurance coverage:

- Primary mortgage insurance may be supplemented by pool insurance. Pool insurance covers certain losses from homeowner defaults that are not covered by primary mortgage insurance.

- Since hazard insurance policies do not cover all possible causes of physical damage to mortgage properties, the Trust may obtain special hazard insurance against some additional hazards.

- Some losses from homeowner bankruptcies may be covered under a mortgagor bankruptcy bond.

   The supplement describes any additional insurance maintained for the series.

OTHER CREDIT SUPPORT

Additional credit support for a series may be provided by a guaranty, letter of credit, financial guaranty insurance policy or one or more reserve funds, which may be issued or provided by an affiliate of CMSI or by a third party. The supplement describes any additional credit support.

MORTGAGE DOCUMENTS

ASSIGNMENTS TO TRUST

On the closing date, CMSI will assign the mortgage loans to the Trust, together with any principal and interest on the mortgage loans that belong to the Trust.

   CMSI will deliver to the Trust for each mortgage loan, other than a cooperative apartment or leasehold loan,

-  the endorsed mortgage note,

- any assumption, modification, buydown or conversion to fixed interest rate agreement,

-  any certificate of primary mortgage insurance, and

- the original recorded mortgage (or, temporarily, copies if recorded documents cannot be immediately delivered due to recording delays).

   For a cooperative apartment loan, CMSI will deliver to the Trust

-  the endorsed promissory note evidencing the loan,

-  the original security agreement,

-  the proprietary lease or occupancy agreement,

-  the recognition agreement,

-  a signed financing statement (if required at origination), and

-  the stock certificate with signed stock powers.

RECORDING OF ASSIGNMENTS

CMSI will deliver a mortgage assignment in recordable form or a blanket assignment, which will not be in recordable form, together with a power of attorney empowering the Trustee to act for the originator in preparing, executing, delivering and recording in the Trust's name any instruments for assigning or recording the mortgages.

   CMSI will record assignments of the mortgage loans to the Trust after the issuance of the certificates only to the extent required under rating agency guidelines. Recording is not necessary to make the assignment to the Trust effective between the Trustee and the originator or CMSI. However, so long as the Trust is not the mortgagee of record, the Trustee might not be able to enforce the mortgage directly, but may have to act indirectly through the record holder of the mortgage (who will be the originator or an affiliate of the originator). In addition, if any of the originators or CMSI were to sell, assign, satisfy or discharge a mortgage loan before the recording of its assignment to the Trust, the other party to the sale, assignment, satisfaction or discharge might have rights superior to the Trust's. If the originator or CMSI acted without authority, it would be liable to the Trust or the certificate holders. If the originator or CMSI became bankrupt before the assignment to the Trust was recorded, creditors of the originator or CMSI might have rights in the mortgage loan superior to the Trust's.

CMSI AND ITS AFFILIATES

PARENT COMPANIES

CMSI, Citibank, N.A., CitiMortgage and Citi FSB are all wholly owned subsidiaries of Citicorp. Citicorp, a Delaware corporation, is a holding company. Citicorp is itself a wholly owned subsidiary of Citigroup Inc., a publicly owned Delaware corporation. Citicorp's and Citigroup's principal offices are at 399 Park Avenue, New York, New York 10043, telephone (212) 559-1000.

   Through its subsidiaries and affiliates, Citigroup is a diversified financial holding company whose businesses provide a broad range of financial services to consumer and corporate customers in over 100 countries and territories.

CITICORP MORTGAGE SECURITIES, INC.

CMSI was incorporated in Delaware in 1987. It is not expected that CMSI will have any business operations other than offering mortgage-backed securities and related activities. CMSI's principal offices are at 12855 North Outer Forty Drive, St. Louis, Missouri 63141, telephone (314) 851-1467.

CITIBANK, N.A.

Citibank is a commercial bank offering a wide range of banking services to its customers in the New York City metropolitan area and around the world.

   Citibank's domestic deposits are insured by the Federal Deposit Insurance Corporation (the FDIC). Citibank has been an active one- to four-family residential real estate mortgage lender since 1960. Citibank has also been an active cooperative apartment lender. Except for its issuance of mortgage pass-through certificates, Citibank has not engaged in any significant servicing activities on behalf of unaffiliated persons for conventional residential mortgage or cooperative apartment loans. Citibank's residential mortgage lending is conducted in New York City and four surrounding counties (Westchester, Nassau, Suffolk and Rockland).

   Citibank's principal offices are at 399 Park Avenue, New York, New York 10043, telephone (212) 559-1000.

CITIMORTGAGE, INC.

CitiMortgage was incorporated in Delaware in 1979 and began making mortgage loans in 1980. CitiMortgage derives income primarily from interest on mortgages that it owns, secondary mortgage market sales, mortgage loan servicing fees and mortgage origination fees and charges.

   CitiMortgage has been approved as a mortgagee and seller/servicer by the Federal Housing Administration, the Veterans Administration, Fannie Mae, Ginnie Mae and Freddie Mac. CitiMortgage's origination operations are subject to operational guidelines and regulations of, as well as audits by, some of these agencies.

   CitiMortgage's principal offices are at 750 Washington Blvd., Stamford, Connecticut 06901, telephone (800) 285-3000.

CITIBANK, FEDERAL SAVINGS BANK

Citi FSB is a federal savings bank based in San Francisco, California. It became a wholly owned subsidiary of Citicorp in 1982. From 1990 to 1993, Citicorp Savings of Illinois, Citicorp

Savings of Washington, D.C. and Citicorp Savings of Florida, all wholly owned subsidiaries of Citicorp, were merged into Citi FSB. In 1993, Citi FSB acquired the branches of Citibank (Maryland), N.A., and in 1994 it acquired the branches of Citibank (Florida), N.A.

   Citi FSB has been an active one- to four-family residential mortgage lender since 1983. Citi FSB's deposits are insured by the FDIC.

   Citibank Service Corporation, an affiliate of Citi FSB, acts as trustee for substantially all deeds of trust for mortgaged property located in California that secure mortgage loans originated or acquired by Citi FSB. A trustee under a California deed of trust forecloses on the mortgaged property upon notice from the beneficiary of a delinquency and executes full and partial reconveyances of the mortgaged property at the beneficiary's direction.

   Citi FSB's principal offices are at 1 Sansome Street, San Francisco, California 94104, telephone (415) 627-6000.

THIRD-PARTY ORIGINATORS

The supplement identifies any originators of third party loans with an aggregate principal balance greater than 10% of the aggregate principal balance of all the mortgage loans in the Trust. Each third party originator will generally be a savings and loan association, savings bank, commercial bank, credit union, insurance company, or a mortgagee approved by the Secretary of Housing and Urban Development.

   Third party originators must be experienced in originating mortgage loans of the types in the pool in accordance with accepted practices and prudent guidelines.

MORTGAGE LOAN UNDERWRITING

Mortgage loan underwriting assesses a prospective borrower's ability to repay, and the adequacy of the property as collateral for, a requested loan.

PROCEDURES OF AFFILIATED ORIGINATORS

Each affiliated originator's real estate lending process for one- to four-family residential mortgage loans follows a standard procedure, established to comply with federal and state laws and regulations. For some residential mortgage loans, the affiliated originators have contracted with or delegated the underwriting process to unaffiliated third parties.

   Since January 1995, each affiliated originator has used a credit scoring system as part of its underwriting process. The credit scoring system assesses a prospective borrower's ability to repay a mortgage loan based upon predetermined mortgage loan characteristics and credit risk factors. Prospective borrowers remain subject to verification of employment, income, assets and credit history, as described below. All credit scored loans are rated "strong," "satisfactory" or "inconclusive." Mortgage loans rated strong or satisfactory that do not exceed specified risk limits do not undergo the full loan underwriting process described below. This "streamlined" underwriting process is restricted to loans secured by single family dwellings, other than investor properties, with a principal amount not exceeding $700,000. These loans are subject to verification of property value as described in "--Appraisals" below. Additional underwriting approvals are required for relocation loans with credit scores or loan-to-value ratios that do not meet the affiliated originator's normal underwriting policies. All other mortgage loans are underwritten in accordance with the affiliated originators' normal underwriting policies.

   Initially, a prospective borrower must fill out an application that gives information about the prospective borrower, the property to be financed and the type of loan desired. The prospective borrower must also provide

-  a current balance sheet and a statement of income and expenses,

- proof of income, such as a paycheck stub or W-2 form (except for certain self-employed prospective borrowers),

-  proof of liquid assets (required since April 1991),

- telephone verification of employment (required since April 1991), which may be verified by a third party national employment verification service, and

- a credit report that summarizes the prospective borrower's credit history with local merchants and lenders and any record of bankruptcy.

   Since July 1993, facsimile copies of some verification documents (such as bank statements and verification of employment) have been accepted in lieu of originals.

   From February 1991 until May 1997, affiliated originators would obtain at least two credit reports (which could be in the form of a merged credit bureau report) on a prospective borrower. Since May 1997, affiliated originators have obtained the single most comprehensive readily available credit bureau report on the prospective borrower.

   Self-employed prospective borrowers must submit their federal income tax returns for the most recent two years and a separate statement of income and expenses.

   If a proposed mortgage loan's loan-to-value ratio does not exceed 65% (before December 1992, 80%), self-employed prospective borrowers may be excused from providing financial statements, federal income tax returns or proof of income.

   If a proposed mortgage loan does not exceed $700,000 and certain credit score and other criteria are satisfied,

- prospective borrowers that are employees of Citigroup and its affiliates are excused from providing proof of income and, if the loan is obtained to refinance an existing mortgage, proof of liquid assets, and

- for some relocation loans, prospective borrowers are excused from providing proof of income.

   During 1990 and 1991 the affiliated originators implemented telephone verification of employment. Certain high net worth prospective borrowers with ongoing banking relationships with Citibank's private banking group may be exempted from employment verification.

LENDING GUIDELINES

Once the employment verification and credit reports are received, the affiliated originator decides

- whether the prospective borrower has enough monthly income to meet monthly obligations on the proposed loan and related expenses as well as the prospective borrower's other financial obligations and monthly living expenses, and

- since April 1991, whether the prospective borrower has enough liquid assets to acquire the mortgaged property and make the initial monthly mortgage payments, taking into account, among other things, proceeds from the sale of a prior residence. This decision may be made from evidence such as a contract for sale of a prior residence and bank statements supplied by the prospective borrower.

   Each affiliated originator has established as normal lending guidelines that the mortgage payments, plus applicable real property taxes and any condominium or homeowner association common charges and hazard insurance, should not exceed 33% (34% for ARMs) of the borrower's gross income, or that all monthly payments, including those mentioned above and other fixed obligations, such as car payments (together, the debt burden), should not exceed 38% of gross income. However, for higher loan-to-value loans, these percentages are reduced to 28% and 36%. Since May 1997, loans that meet the affiliated originator's minimum credit score and delinquency requirements may have debt burden ratios up to 45% (40% for higher loan-to-value loans) and, for some relocation loans, 50%. Where two individuals co-sign the mortgage note or documents, the income and debt of both are included in the computation.

   For mortgage loans originated by the California branches of Citi FSB before June 1991, the actual mortgage payments may be higher due to a higher mortgage rate at the time the loan documents were prepared, but the mortgage rate generally does not exceed the anticipated rate used in the analysis by more than one percent.

   Often, other credit considerations may cause a loan underwriter to depart from the guidelines, and a loan underwriter may require additional information or verification to compensate for the departure.

LEASEHOLD LOANS

Leasehold loans are approved in accordance with the affiliated originator's standard underwriting criteria.

   An ALTA leasehold title insurance policy is required that

-  contains no exceptions for any adjustable features of the lease and

- assures that the mortgage is not subordinated to any lien or encumbrance other than the land lease.

   The term of the land lease must extend at least ten years beyond the scheduled maturity of the mortgage loan and must give the originator the right to receive notice of and to cure any default by the borrower. The leasehold must be assignable or transferable if it is subjected to the mortgage lien. (California branches of Citi FSB may require a consent to assignment of lease and/or subordination agreement be obtained and recorded.) Payments due pursuant to the land lease are taken into account in debt ratio calculations.

REFINANCINGS

Since May 1997, affiliated originators have not required income or asset verification for their current homeowners seeking to refinance their mortgage loans if the refinancing meets the originator's minimum seasoning, payment history and credit score requirements. For other homeowners seeking to refinance their mortgage loans, affiliated originators do not require asset verification and allow a debt burden ratio of up to 45% for loans that meet the affiliated originator's minimum seasoning, payment history and credit score requirements. For ARMs, the calculation of debt burden is based on the initial mortgage rate, even though the initial rate may be lower than the rate that would generally apply under the terms of the ARM.

APPRAISALS

The affiliated originators require the value of the mortgaged property, together with any other collateral, to support the principal balance of the mortgage loan, with enough excess value to protect against minor declines in real estate values.

   Each affiliated originator requires an appraisal of each property to be financed. Two appraisals are required in the normal underwriting process if the loan amount is greater than $700,000. Each appraisal is conducted by an independent fee appraiser. The appraiser personally visits the property and estimates its market value on the basis of comparable properties. Since April 1997, each affiliated originator accepts, in lieu of originals, electronic appraisals without photographs from appraisers who utilize approved appraisal software packages.

   The independent appraisers do not receive any compensation dependent upon either the amount of the loan or its consummation. In normal practice, the affiliated originator's judgment of the appraisal determines the maximum amount of the mortgage loan.

   Where an affiliated mortgage loan is refinanced, a current appraisal of the property may be omitted if the principal balance of the mortgage loan is only increased by an amount that is used to pay off junior liens on the property plus the homeowner's out-of-pocket costs for the refinancing. A current appraisal may also be omitted for modification of the interest rate on an existing mortgage loan.

LIEN RECORDS; TITLE INSURANCE

Each affiliated originator obtains at origination a search of the recorded liens on the property being financed. Title insurance, or an attorney's opinion of title in jurisdictions where the practice is acceptable, is required for all mortgage loans, except that for cooperative apartment loans, an affiliated originator will not require title insurance or a title search of the cooperative apartment building.

MORTGAGE LOANS PURCHASED FROM THIRD-PARTY ORIGINATORS

The affiliated originators purchase mortgage loans originated by third parties. These mortgage loans, other than those acquired in a bulk purchase, are reviewed for compliance with the affiliated originator's underwriting criteria, and the affiliated originator may reject loans that fail to conform to its criteria. For mortgage loans acquired in a bulk purchase of more than $15 million from a financially sound mortgage loan originator, the affiliated originator will review the selling originator's underwriting policies and procedures for compliance with the affiliated originator's or Fannie Mae/Freddie Mac underwriting standards and will credit score each loan. The affiliated originator will also conduct a limited mortgage loan file review.

UNDERWRITING STANDARDS OF THIRD-PARTY ORIGINATORS

The underwriting policies and guidelines of third party originators may differ from those of the affiliated originators. In purchasing third party loans, CitiMortgage will review a sample of the loans to determine whether they generally conform to CitiMortgage's underwriting standards. CitiMortgage will fully or partly credit score or re-underwrite the third party loans to determine whether the original underwriting process adequately assessed the borrower's ability to repay and the adequacy of the property as collateral, based on CitiMortgage's underwriting standards.

SERVICING

THE SERVICER; DELEGATION

CMSI will be responsible for administering and servicing the mortgage loans. CMSI will act as servicer for affiliated mortgage loans and as master servicer for third-party mortgage loans.

   CMSI may delegate or subcontract servicing or master servicing duties to affiliated or non-affiliated qualified corporations. CMSI will delegate its servicing duties for affiliated mortgage loans to CitiMortgage. CitiMortgage may further delegate its servicing duties. In particular, CitiMortgage may delegate its servicing duties on mortgage loans that are seriously delinquent to an unaffiliated special servicer that primarily services delinquent loans for third parties.

   CMSI will delegate its master servicing duties for third-party mortgage loans to an unaffiliated master servicer named in the supplement. The master servicer will delegate the primary servicing duties on the third-party mortgage loans to the third-party originators.

   CMSI will in all cases remain ultimately responsible for servicing both the affiliated and the third party mortgage loans. References to the servicer and the master servicer in this prospectus will refer to CMSI, acting by itself or through delegated or subcontracted subservicers or master servicers. References to actions taken by CMSI after the issuance of the certificates will refer to CMSI acting in its capacity as servicer and/or master servicer, usually through other persons to whom it has delegated servicing and/or master servicing duties.

RESIGNATION AND REMOVAL

CMSI may only resign as servicer/master servicer if

-  it receives a legal opinion that remaining as servicer would be illegal or

- the Trustee and 2/3 of the registered holders of certificates (by principal balance) consent to the resignation.

   A resignation will become effective when the Trustee or a successor servicer assumes CMSI's servicing obligations.

   The Trustee may remove CMSI as servicer/master servicer only if CMSI does not, within 60 days after notice from the Trustee, remedy a failure to perform its servicing duties. However, the notice period is only three business days if CMSI fails to make a required distribution to certificate holders.

   The remainder of this "Servicing" section will describe servicing procedures for affiliated mortgage loans.

COLLECTION PROCEDURES FOR AFFILIATED MORTGAGE LOANS

CMSI will make reasonable efforts to collect all payments on affiliated mortgage loans, following collection procedures it believes advisable. CMSI may

-  waive any prepayment charge and

- arrange with a homeowner a schedule for eliminating delinquencies within 180 days, provided that the scheduling will not affect any primary mortgage insurance coverage. Credit support payments will continue to be governed by the original payment schedule on the mortgage loan, not the new schedule for eliminating deficiencies.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

If a homeowner transfers a mortgaged property to a new homeowner, and the mortgage loan includes a due-on-sale clause, CMSI will usually accelerate the maturity of the mortgage loan. If CMSI reasonably believes it will not be able to enforce the due-on-sale clause, and if any primary mortgage insurance coverage will not be affected, CMSI will enter into an assumption agreement with the new homeowner making him or her liable under the mortgage loan. The original homeowner will also, if local law permits, remain secondarily liable under the agreement (except for mortgage loans originated by Citi FSB). The mortgage rate on the mortgage loan will not be decreased under the agreement. The interest rate may be increased, however, under the terms of the mortgage loan. CMSI will retain as additional servicing compensation any fees it receives for entering into the assumption agreement.

REAL ESTATE TAXES AND ASSESSMENTS

CMSI will deposit all homeowner payments of taxes, assessments or comparable items in a special servicing account. CMSI will use the servicing account only to pay taxes, assessments and comparable items on the mortgaged properties, to reimburse CMSI for any costs incurred in paying taxes and assessments or for otherwise preserving or protecting the value of the mortgages, to refund to the homeowner any overages, and to pay any required interest to homeowners on balances in the servicing account.

PRIMARY MORTGAGE INSURANCE

CMSI will present claims and take reasonable steps to recover on defaulted mortgage loans under any primary mortgage insurance policy.

   CMSI will exercise its best reasonable efforts to maintain primary mortgage insurance for as long as required. CMSI will pay premiums for primary mortgage insurance on a timely basis if the homeowner does not make the payments, and will be reimbursed by the Trust for such payments.

   CMSI may replace primary mortgage insurance by substantially equivalent insurance if

- each rating agency that initially rated the series advises CMSI that the replacement will not adversely affect the current rating of the series, or

- the rating agencies rate the claims-paying ability of the substitute primary mortgage insurance company no lower than the series.

REALIZING ON DEFAULTED MORTGAGE LOANS

Regardless of whether recovery under primary mortgage insurance or other credit support is available, CMSI will follow those normal practices and procedures it believes advisable to realize on a defaulted mortgage loan. However, CMSI need not spend its own money to foreclose on a loan or to restore a damaged property unless it decides that the expenditure will increase the net proceeds of liquidation, after reimbursement to CMSI for the expenditure.

   Certificate holders will realize a loss to the extent that liquidation proceeds and payments under credit support for a mortgaged property are less than the principal balance and accrued interest on the mortgage loan plus CMSI's unreimbursed expenses and advances.

   If a mortgage loan goes into default, a provider of credit support may have to purchase the liquidated loan. To avoid draws under credit support, CMSI may pay the purchase price of the loan on behalf of the credit support provider. The ultimate net recovery on the loan will be used to replenish the credit support up to the amount of the unreimbursed payments under the credit support for the loan, and any excess will be retained by the credit support provider, or by CMSI. Although certificate holders will have no right to the excess proceeds, the reduction in a provider's obligations under credit support will have been fully restored.

   Credit support providers do not have to purchase a defaulted mortgage loan or cover delinquencies if the remaining obligations under the credit support are less than the purchase price of the mortgage loan.

   If CMSI does not foreclose on a defaulted mortgage loan, CMSI may accept less than the principal balance and accrued interest on the mortgage loan on a sale or a retention by the homeowner of the mortgaged property. If CMSI does foreclose on a defaulted mortgage loan, CMSI may sell the property, negotiate with the homeowner for a deed in lieu of foreclosure or, if a deficiency judgment is available, foreclose on the property and pursue a deficiency against the homeowner. CMSI does not have to pursue a deficiency judgment on a mortgage loan, even if legally permitted.

FEES

The Trust will pay CMSI a servicing fee that is generally a fixed annual percentage of the principal balance of each mortgage loan. Alternatively, the servicing fee may be based on the excess of the mortgage interest rate over a specified rate. In addition, CMSI will keep all prepayment and late payment charges, assumption fees and similar charges as additional servicing compensation. In CMSI's experience, this additional servicing compensation has been negligible.

   CMSI will pay

-  the subservicer's fees,

-  the Trustee's and independent accountants fees and expenses,

-  expenses for distributing reports to certificate holders, and

-  fees and expenses for realizing on defaulted mortgage loans.

   CMSI will be reimbursed for certain expenses in liquidating a defaulted mortgage loan (including expenditures for the preservation, protection or restoration of the mortgaged property, as well as legal fees, appraisal costs, etc.) out of payments by the homeowner, credit support or from foreclosure proceedings before those payments are distributed to certificate holders. CMSI may retain this reimbursement even if the remaining funds are inadequate to distribute to certificate holders the full principal balance and accrued interest on the mortgage loan.

CMSI'S LIABILITY

CMSI, as servicer and/or master servicer, will not be liable to certificate holders except for its willful misfeasance, bad faith or gross negligence in the performance of its servicing duties.

DEFAULT BY CMSI

The following are events of default:

- CMSI, if it is the paying agent, fails to distribute to the registered certificate holders the full amount of a required distribution or, if it is not the paying agent, fails to pay over to the paying agent for distribution to the registered certificate holders the full amount of a required distribution, and does not remedy its failure (1) within 10 business days of receiving notice of the failure if the failure was due to an error in calculating the required payment or distribution, or (2) within three business days of receiving notice of the failure if the failure was due to any other cause.

- CMSI fails to (1) repurchase a mortgage loan as required or (2) observe or perform any other obligation that materially affects the rights of certificate holders, and does not remedy the failure for 60 business days after either the Trustee notifies CMSI, or the registered holders of 2/3 of the principal balance of the certificates notify CMSI and the Trustee, of the failure.

- Certain events indicate CMSI's insolvency, reorganization or inability to pay its obligations.

ACTIONS ON EVENT OF DEFAULT

As long as an event of default remains unremedied, the Trustee or the registered holders of 2/3 of the principal balance of the certificates may have the Trustee take over CMSI's responsibilities, duties and liabilities under similar compensation arrangements. CMSI will be paid for its prior services notwithstanding the termination of its activities as servicer and/or master servicer. Termination of CMSI as servicer and/or master servicer will not affect the obligations of any credit support provider.

   If the Trustee is unwilling or unable to act as servicer or master servicer, it may appoint, or ask a court to appoint, a housing and home finance institution with a net worth of at least $5 million to be a successor servicer or master servicer for a servicing compensation no greater than CMSI's servicing compensation.

THE TRUSTEE

The Trustee is named in the supplement. The Trustee may appoint agents (including CMSI and its affiliates) to perform any of its responsibilities, but the Trustee will continue to be responsible for its duties and obligations (but if the Trustee appoints CMSI or an affiliate of CMSI as such an agent, the Trustee will not be responsible for any negligence or misconduct of CMSI or such affiliate acting as such agent).

   To meet legal requirements of certain local jurisdictions, CMSI and the Trustee may jointly appoint co-trustees or separate trustees for some or all of the mortgage loans. Each separate trustee or co-trustee will have all of the Trustee's rights and obligations, which they will exercise solely at the Trustee's direction.

   The Trustee may have normal banking relationships with CMSI or any originator, or any of their affiliates.

   The Trustee may resign at any time. The Trustee may be removed by the registered holders of 50% of the principal balance of the certificates and 50% of the residual certificates. The Trustee may also be removed by CMSI if

- the Trustee ceases to be eligible to serve as Trustee under the pooling agreement,

-  the Trustee is insolvent,

- the Trustee breaches a duty that materially and adversely affects the certificate holders, or

- through the Trustee's performance or non-performance of certain actions, or because of a downgrade of the Trustee's credit rating, the rating assigned to the certificates would be lowered.

   If the Trustee resigns or is removed, the resignation or removal will not be effective until CMSI appoints a successor Trustee.

THE TRUSTEE'S DUTIES; LIMITATION OF LIABILITY

If no event of default has occurred, the Trustee need only perform those duties specifically required of it under the pooling agreement. However, the Trustee must examine the various certificates, reports or other instruments required to be furnished to it to determine if they conform to the requirements of the pooling agreement.

   The Trustee is not responsible for CMSI's deposit to or withdrawal from the Trust of any funds, the validity or sufficiency of the pooling agreement, the certificates or any mortgage loan or related document, and is not accountable for the use or application by CMSI of funds paid to it on the mortgage loans.

   The Trustee will not be liable for any losses incurred as a result of the Trust's failure to qualify as a REMIC, termination of its REMIC status or any "prohibited transaction" for a REMIC, unless the losses were caused by the Trustee's negligence, bad faith or failure to perform its duties.

THE POOLING AGREEMENT

The certificates of each series are governed by a separate pooling and servicing agreement (the pooling agreement) between CMSI and the Trustee, which provides for the transfer of the mortgage loans to the Trust, the issuance of the certificates, repurchase or substitution of mortgage loans by CMSI, the collection of payments on the mortgage loans and other servicing activities, the distributions to the certificate holders, the relative rights of classes of certificates to distributions, and otherwise sets forth the specific rights and obligations of CMSI and the Trustee.

   The certificates are complex instruments, and the pooling agreement is a lengthy and complex document. This prospectus only discusses those aspects of the certificates and the pooling agreement that CMSI believes are likely to be material to certificate purchasers. You should read the pooling agreement for provisions that may be important to you. The Trustee will send a copy of the pooling agreement (without exhibits) to you on your written request.

   The pooling agreement also contains the following provisions:

LEGAL ACTION BY CMSI

CMSI will not have to appear in, prosecute or defend any legal action that is not incidental to CMSI's servicing responsibilities and that it believes may cause it expense or liability. CMSI may, however, take any legal action it believes desirable to enforce the pooling agreement or to protect its own rights or the rights of the Trustee or the certificate holders under the pooling agreement. The Trust will pay, or reimburse CMSI for, the expenses of the action and any resulting liability out of Trust assets.

LEGAL ACTION BY CERTIFICATE HOLDERS

A registered certificate holder can not institute a legal proceeding to enforce the pooling agreement unless

-  the holder gives the Trustee written notice of default, and

- the registered holders of 2/3 of the principal balances of the certificates request the Trustee in writing to institute the proceeding and offer the Trustee reasonable indemnity, and the Trustee for 60 days neglects or refuses to institute proceedings.

   However, the Trustee is not required to exercise its powers, investigate matters arising, or institute, conduct or defend a litigation under the pooling agreement at a registered certificate holder's request unless the holder offers the Trustee reasonable security or indemnity against expenses and liabilities.

LIABILITY OF CMSI; INDEMNIFICATION

Neither CMSI, nor any of its directors, officers, employees or agents, will be liable to the Trust or the certificate holders for taking or not taking any action, or for their errors in judgment, except for liability caused by their willful misfeasance, bad faith or gross negligence in the performance of their duties, or reckless disregard of their obligations and duties, under the pooling agreement.

   The Trust will indemnify CMSI and its directors, officers, employees and agents, out of Trust assets against any loss, liability or expense they incur in connection with any legal proceedings, other than loss, liability or expense caused by their willful misfeasance, bad faith or gross negligence in the performance of their duties, or reckless disregard of their obligations, under the pooling agreement.

AMENDMENTS

CMSI, the issuers of credit support and the Trustee may together amend the pooling agreement and any credit support without the registered certificate holders' consent

-  to cure ambiguities,

-  to resolve inconsistencies,

- to make other changes consistent with the pooling agreement or credit support, including replacing the credit support in whole or part by other forms of credit support described in this prospectus,

- to comply with federal tax law, including amendments to maintain the Trust as a REMIC, or

-  to establish a "qualified reserve fund" for a REMIC.

   CMSI, the issuers of credit support and the Trustee may also amend the pooling agreement and any credit support without registered certificate holder consent if CMSI delivers an opinion of counsel acceptable to the Trustee that the amendment will not materially adversely affect the certificate holders.

   CMSI and the Trustee may also amend the pooling agreement and any form of credit support in any respect with the consent of the registered holders of 2/3 of the principal balances of the certificates affected by the amendment, except that

- the amendment may not (1) decrease or delay the collections on mortgage loans or the distributions to a registered certificate holder without the holder's consent or (2) reduce the percentage of principal balances of certificates whose registered holders must consent to an amendment, without the consent of the registered holders of all certificates of each affected class, and

- if the amendment affects any class of certificates differently in any material respect than the other classes, the registered holders of 2/3 of the principal balances of the certificates in the differently affected class must consent to the amendment.

   For purposes of granting or withholding consent, all senior classes will be considered to be a single "affected class," and all subordinated classes will be considered to be a single "affected class." Accordingly, where consent of the registered holders of 2/3 of the principal balances of the certificates of a differently affected class is required, this means the consent of the registered holders of all the senior classes or all the subordinated classes, as the case may be. Thus, if there are multiple senior or subordinated classes, the consent of the registered holders of 2/3 of the principal balances of the certificates of a single senior or subordinated class will not be sufficient in itself for any consent, nor will the withholding of consent by the registered holders of more than 1/3 of the principal balance of the certificates of such class be sufficient in itself to deny any consent.

COMPLIANCE REPORTS

Beginning three months after the closing date, a firm of independent public accountants selected by CMSI will provide a compliance report to the Trustee by March 31 of each year for affiliated mortgage loans and by September 30 of each year for third-party loans on the servicing of the affiliated or third-party mortgage loans.

   Beginning three months after the closing date, an officer of CMSI will deliver a certificate to the Trustee and to any registered holder of more than 50% of the certificates by March 31 of each year for affiliated mortgage loans and by September 30 of each year for third-party loans stating that CMSI has fulfilled its servicing obligations throughout the preceding calendar year or describing each default in the performance of these obligations.

   Certificate holders may obtain copies of these reports or certificates by written request to the Trustee.

LIST OF REGISTERED HOLDERS

Unless the Trustee is also the certificate registrar, CMSI will provide the Trustee within 15 days after receipt of the Trustee's written request the names and addresses of all registered certificate holders as of the most recent record date. Upon written request of three or more registered certificate holders, for purposes of communicating with other registered certificate holders about their rights under the pooling agreement, the Trustee will give the requesting certificate holders access during business hours to the most recent list of registered certificate holders held by the Trustee. If the list is more than 90 days old on the date of the request, the Trustee will promptly request a current list from CMSI and will give the requesting certificate holders access to the new list promptly after receipt.

NO ANNUAL MEETING

There will not be any annual or other meetings of certificate holders.

SUCCESSORS

A corporation

- that is a successor to CMSI due to a merger or consolidation, or that otherwise succeeds to the business of CMSI, or

- any entity that is more than 50% owned by Citicorp that assumes CMSI's obligations,

will be CMSI's successor under the pooling agreement. The assumption will not, however, release CMSI from any obligation under the pooling agreement.

TERMINATION OF TRUST

The Trust will terminate upon the distribution to the registered certificate holders of all amounts required to be distributed to them. The Trust can not, however, continue for more than 21 years after the death of the last survivor of the descendants of a person specified in the pooling agreement living at the date of the pooling agreement.

   CMSI will direct the Trustee to notify each registered certificate holder in writing in advance of the termination of the Trust. Registered holders must surrender their certificates in order to receive their final distribution. Interest will not accrue on the certificates after the date specified in the notice for return of the certificates.

BOOK-ENTRY AND PHYSICAL CERTIFICATES

Certificates offered to the public will be book-entry securities. That is, one or more certificates for each of these classes will be registered in the name of The Depository Trust Company, a securities depository, or its nominee (together, DTC). DTC will thus be the only registered holder of these certificates. Other people will hold their certificates in these classes indirectly through securities intermediaries--banks, brokerage houses and other institutions that maintain securities accounts for their customers. The securities depository will maintain accounts showing the certificate holdings of its participants (all of whom will be securities intermediaries), and these securities intermediaries will in turn maintain accounts showing the certificate holdings of their customers (some of whom may themselves be securities intermediaries holding certificates for their customers). Thus, each holder of a book-entry certificate will hold that certificate through a hierarchy of intermediaries, with DTC at the "top" and the holder's own securities intermediary at the "bottom." A person holding a book-entry certificate for its own account through a securities intermediary will be the beneficial owner of the certificate.

   The certificates of each holder of a book-entry security other than DTC will be evidenced solely by entries on the books of the holder's securities intermediary. A holder of a book-entry certificate will not be able to obtain a physical (paper) certificate evidencing the holder's ownership of the certificate. The book-entry system for holding certificates through accounts with a hierarchy of securities intermediaries leading up to a securities depository is the system through which most publicly traded securities are held in the United States.

   In this prospectus, references to "certificate holders" of book-entry securities will generally mean the beneficial owners of certificates. However, for book-entry certificates, references to actions taken by certificate holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to certificate holders will mean payments and notices of redemption to DTC as the registered holder of the certificates for distribution to participants in accordance with DTC's procedures.

   Beneficial owners of book-entry certificates should realize that, unless otherwise stated in this prospectus, the Trust will make all distributions on their certificates to DTC, and will send all required reports and notices solely to DTC. Similarly, the Trustee will accept notices and directions solely from the registered holders of certificates, which for book-entry certificates will mean DTC. DTC and the securities intermediaries are generally required by law to deposit the distributions in the appropriate customers' accounts and to transmit notices and directions from the Trust to their customers and from their customers to the Trust through the chain of intermediaries. However, beneficial owners of book-entry certificates may find it somewhat more difficult to pledge their certificates because of the lack of a physical certificate, and may experience delays in receiving distributions on their certificates, since distributions will be initially made to DTC and must then travel down the hierarchy of intermediaries to the beneficial owner's own account with its securities intermediary.

   Neither the Trustee, CMSI nor any of their affiliates will be responsible for any action or failure to act of a securities depository or securities intermediary, including any action or inaction involving a securities depository's or securities intermediary's

-  distributions to its participants or customers,

- transmission of notices, directions and other communications to or from beneficial owners of certificates, or

-  record keeping,

and will not be liable to beneficial owners of certificates for any such action or failure to act. Nor will the Trustee, CMSI or any of their affiliates have any obligation to beneficial owners to monitor, supervise or review any actions or procedures of a securities depository or securities intermediary.

   DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under Section 17A of the securities Exchange Act of 1934.

PHYSICAL CERTIFICATES

Beneficial owners of book-entry certificates will receive physical certificates representing their ownership interests only if

- CMSI advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository for the book-entry certificates and CMSI is unable to locate a qualified successor,

-  CMSI, at its option, elects to terminate the book-entry system, or

- after CMSI's resignation or dismissal as servicer under the pooling agreement, beneficial owners of at least 51% of each outstanding class of book-entry certificates advise the Trustee, through the securities depository, in writing that continuation of the book-entry system is no longer in the beneficial owners' best interest.

   The Trustee will notify all beneficial owners, through DTC, of the availability of physical certificates.

   Physical certificates will be transferable and exchangeable at the offices of the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require a payment sufficient to cover any tax or other governmental charge incurred.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974 (ERISA) prohibits some transactions between those employee benefit plans to which it applies (ERISA plans) and persons who have specified relationships to the ERISA plan. (For purposes of this discussion, an individual retirement account established under the Internal Revenue Code (an IRA) will be an ERISA plan.)

"PLAN ASSET" REGULATIONS

If an ERISA plan purchases certificates, the underlying assets of the Trust--for example, mortgage loans--might be considered assets of the ERISA plan, or "plan assets." As a consequence, the plan's fiduciary might be considered to have delegated asset management responsibility to the Trustee. In such circumstances, some operations of the Trust might be considered prohibited transactions under ERISA.

   ERISA does not define "plan assets." However, regulations under ERISA state conditions under which an ERISA plan, in acquiring an "equity interest" in an entity (e.g., a certificate in a Trust) would be considered to acquire the underlying assets of the entity (such as the mortgage loans). These underlying assets would therefore become "plan assets." Because of the factual nature of the regulations, CMSI cannot predict whether the Trust's assets would be "plan assets." For example, the regulations state that the underlying assets of an entity are not "plan assets" as long as less than 25% of the value of each class of equity interest is held by ERISA plans and employee benefit plans not subject to ERISA.

CLASS EXEMPTION

US Department of Labor Prohibited Transaction Class Exemption 83-1 for certain transactions involving mortgage pool investment trusts (PTE 83-1) exempts the acquisition and holding of certain residential mortgage pool pass-through interests by ERISA plans from ERISA's prohibited transaction provisions. PTE 83-1 sets forth "general conditions" and "specific conditions" to its applicability. CMSI believes that the general conditions would be met for the purchase and holding of senior classes of certificates in a Trust that holds mortgage loans other than cooperative apartment loans. PTE 83-1 might not apply, however, to the purchase and holding of

- senior classes of certificates in a Trust that holds cooperative apartment loans,

-  senior classes of certificates of a PO or IO class,

-  subordinated classes of certificates, or

-  residual certificates.

   Accordingly, CMSI will not permit the registration of a transfer of a certificate of a subordinated or residual class unless the transferee

- executes a representation letter satisfactory to the Trustee stating that (1) it is not, and is not acting on behalf of, an ERISA plan or using an ERISA plan's assets to effect the purchase, or (2) if it is an insurance company, the source of funds used to purchase subordinated certificates is an "insurance company general account" (as defined in Prohibited Transaction Class Exemption 95-60 (PTE 95-60)), and there is no ERISA plan for which the general account's reserves and liabilities for the contract(s) held by or on behalf of the plan and all other ERISA plans maintained by the same employer (or an affiliate as defined in PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of the general account (as determined under PTE 95-60) at the date of acquisition, or

- delivers (1) an opinion of counsel satisfactory to the Trustee and CMSI that the purchase or holding of the certificate by or on behalf of the plan will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Internal Revenue Code or any similar law and will not subject CMSI (or its designee) or the Trustee to any obligation in addition to those undertaken in the pooling agreement, and (2) such other opinions of counsel, officers' certificates and agreements as the Trustee and CMSI may require in connection with the transfer.

TRUSTS OF CERTIFICATES

It is not clear whether PTE 83-1 applies to senior class certificates in a Trust that itself holds interests in a REMIC or similar entity.

   The regulations state that plan assets do not include the mortgages underlying an agency certificate. Accordingly, even if certificates in a Trust were owned largely or entirely by ERISA plans, the mortgages underlying agency certificates held by the Trust would not be plan assets. Accordingly, if CMSI sponsors a series where the Trust holds interests in a REMIC or similar entity, and if no other ERISA prohibited transaction exemption appears applicable, CMSI intends to include no such interests in a REMIC except agency certificates or other interests that would meet the general conditions of PTE 83-1 if purchased directly by an ERISA plan. CMSI further intends to structure the offering of the series and the operations of the Trust and to take other actions that are reasonable and appropriate to reduce the risk of an ERISA prohibited transactions should PTE 83-1 be held inapplicable to the acquisition and holding of such certificates.

UNDERWRITERS' EXEMPTIONS

Most underwriters of mortgage-backed securities have obtained ERISA prohibited transaction exemptions that are in some respects broader than PTE 83-1. These exemptions only apply to mortgage-backed securities that are sold in offerings for which the underwriter is the sole or a managing underwriter, or a selling or placement agent. The supplement describes any such exemption.

OTHER PROHIBITIONS

An ERISA plan may not purchase certificates with assets of the ERISA plan if an affiliate of CMSI (such as Citibank or Salomon Smith Barney Inc.), any underwriter or the Trustee

-  has discretion to invest such assets,

- has authority or responsibility to give, or regularly gives, investment advice for such assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions for the assets and that such advice will be based on the particular investment needs of the ERISA plan, or

-  is an employer maintaining or contributing to the ERISA plan.

   By agreeing to acquire a certificate for an ERISA plan, an ERISA plan fiduciary represents and warrants to the underwriter and to CMSI that the assets of the ERISA plan used in the purchase are not described in the preceding sentence.

INVESTOR'S RESPONSIBILITY

Due to the complexity of the ERISA rules and the severity of the penalties imposed upon persons involved in prohibited transactions, it is important that potential ERISA plan investors consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of certificates.

   Employee benefit plans that are not subject to ERISA may be subject to similar federal, state, or local laws. Fiduciaries of such plans should make their own determinations of the need for and availability of exemptive relief under any such laws.

LEGAL INVESTMENT CONSIDERATIONS

SMMEA

The senior classes of certificates will generally be, and the subordinated classes of certificates and the residual certificates may be, "mortgage related securities" under the secondary Mortgage Market Enhancement Act of 1984 (SMMEA). The supplement states which classes of certificates are mortgage related securities.

   Mortgage related securities under SMMEA are legal investments for an entity created or existing under state or federal law whose authorized investments are subject to state regulation to the same extent that obligations issued or guaranteed by the United States or any of its agencies or instrumentalities are legal investments for the entity.

   A certificate will be a SMMEA mortgage related security so long as

- it is rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, and

- it is part of a series of certificates in a Trust consisting of mortgage loans originated by the types of originators specified in SMMEA.

STATE OVERRIDES OF SMMEA

SMMEA permitted states that acted before October 3, 1991 to override some of its provisions. Some states have overridden parts of SMMEA and limited the ability of some entities (in particular, insurance companies) to invest in "mortgage related securities," usually by requiring the investors to rely solely upon existing state law rather than SMMEA. Investors governed by the laws of these states may be limited in their ability to invest in certificates.

FEDERAL DEPOSITORY INSTITUTIONS

SMMEA also permits

- federal savings and loan associations and federal savings banks to invest in, sell or otherwise deal in mortgage related securities without limit,

-  federal credit unions to invest in mortgage related securities, and

- national banks to purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities, subject in each case to regulations of their federal regulators.

   In this connection,

- the Comptroller of the Currency has authorized national banks to purchase and sell mortgage related securities for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with general standards of "safety and soundness" and retention of credit information),

- the National Credit Union Administration has authorized federal credit unions to invest in mortgage related securities (other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities) under limited circumstances, and

- the Office of Thrift Supervision has issued guidelines for thrift institutions to follow in managing interest rate risk in purchasing investment securities.

INVESTOR'S RESPONSIBILITY

Depository institutions considering an investment in the certificates should also review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Federal Reserve Board, the FDIC, the Comptroller of the Currency, the Office of Thrift Supervision and the National Credit Union Administration. The policy statement sets forth guidelines that depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

   Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines of these authorities before purchasing any certificates, as some certificates (in particular, certificates that are entitled solely or disproportionately to distributions of principal or interest) may be considered unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in some instances irrespective of SMMEA).

   The foregoing does not consider the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by particular investors, including "prudent investor" provisions, percentage-of-assets limits and provisions that restrict or prohibit investment in securities that are not "interest-bearing" or "income-paying" or are issued in book-entry form.

   Except for the status of some certificates as "mortgage related securities," no representation is made as to the proper characterization of any certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase certificates under legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of the certificates.

   Accordingly, investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the certificates of any class will be legal investments or be subject to investment, capital or other restrictions, and whether SMMEA has been overridden in any jurisdiction relevant to the investor.

TAXATION OF CERTIFICATE HOLDERS

The following taxation sections discuss in general terms the anticipated material federal income tax consequences to certificate holders of the purchase, ownership and disposition of certificates representing regular interests in the REMIC. The Trust will consist of one or more REMICs. The discussion does not address all federal income tax consequences that may be applicable to particular categories of investors, some of whom may be subject to special rules. Moreover, the discussion is based on statutes, regulations and other authorities that are subject to change or differing interpretations, and any change or interpretation could apply retroactively. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates. In this tax discussion, references to the "certificate holder" or "holder" generally mean the beneficial owner of a certificate. Unless otherwise stated, all section references are to the Internal Revenue Code.

TAXATION OF CERTIFICATES--GENERAL

Certificates will generally be taxed as if they were newly originated debt instruments. In particular, interest, original issue discount (discussed below) and market discount (discussed below) on a certificate will be ordinary income to the holder, and distributions of principal on a certificate will be a return of capital to the extent of the holder's basis in the certificate.

ACCRUAL METHOD

Each certificate holder must use the accrual method of accounting for certificates, regardless of the method of accounting it otherwise uses.

ORIGINAL ISSUE DISCOUNT

All accrual certificates will be issued with original issue discount (or OID), and others classes of certificates may be issued with OID. OID for a debt instrument generally refers to the amount by which the instrument's original issue price is less than its stated redemption price at maturity.

   Holders of certificates issued with OID must generally include the OID in ordinary income for federal income tax purposes as it accrues, in accordance with a constant yield method that takes into account the compounding of interest. This generally means that a certificate holder will pay tax on accrued OID before the holder receives the related cash distribution.

   The Internal Revenue Code and implementing regulations for OID (the OID rules) do not adequately address some issues relevant to securities that, like the certificates, may be prepaid. To the extent the OID rules do not address an issue, CMSI, in calculating OID, will generally apply the methodology described in the Conference Committee Report to the Internal Revenue Code of 1986 Act (the Conference Committee Report). Investors should realize, however, that the Internal Revenue Service (the IRS) may take a different position on the issue. Moreover, the OID rules include an anti-abuse rule that allows the IRS to depart from the OID rules to ensure a reasonable tax result.

   CMSI will calculate the accrued OID and will report the OID to registered holders and beneficial owners of certificates as described in "--Reporting requirements" below.

CALCULATION OF OID

A certificate will generally be treated as a single debt instrument on which the principal is payable in installments for purposes of determining the OID includible in a certificate holder's income. (There is an exception for retail class certificates, discussed below.)

   Unless the OID is de minimis (described below), a certificate holder must generally include in gross income for a taxable year the sum of the "daily portions" of accrued OID for each day on which it holds the certificate during an accrual period, including the date of purchase but excluding the date of disposition. CMSI will treat the monthly period ending on the day before each distribution day as the accrual period.

   Determining the daily portions of OID depends on determining (1) the amount of OID and (2) when principal is payable on the instrument, which together determine the rate at which OID accrues. As discussed below, principal on the certificates is assumed to be paid at the prepayment rate assumed in structuring the series.

   Amount of OID. The amount of OID on a certificate is the excess of its "stated redemption price at maturity" over its "issue price."

   The issue price of a certificate is generally the first price at which a substantial amount of certificates of the same class are sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID rules, CMSI intends to treat the issue price of certificates of a class for which there is no substantial sale as of the issue date or that are retained by CMSI as the fair market value of the certificate on the issue date.

   The issue price of a certificate also includes any amount the initial certificate holder pays for accrued interest for a period prior to the issue date of the certificate, unless the holder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution day.

   The stated redemption price at maturity of a certificate always includes its principal balance at the cut-off date. The stated redemption price at maturity may also include distributions of interest unless the distributions are of "qualified stated interest." Under the OID rules, qualified stated interest generally means interest payable at a single fixed rate or at a "qualified variable rate" (described below), provided that the interest distributions are unconditionally distributable at intervals of one year or less during the entire term of the certificate. Because there is no penalty or default remedy for nonpayment of interest on a certificate, it is possible that no interest on any class of certificates will be treated as qualified stated interest. However, except as provided in the next paragraph, because the underlying mortgage loans provide for remedies in the event of default, CMSI intends to treat interest on certificates as qualified stated interest.

   Distributions on the following types of certificates will not be qualified stated interest:

-  certificates in an accrual class,

- certificates for which interest distributions may be deferred and added to the principal balance, or

- certificates in an interest-only class or a class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" class).

   Accordingly, the stated redemption price at maturity of these certificates will include both their initial principal balance and all other distributions on the certificates. Also, if the interval between the issue date and the first distribution day on a certificate is shorter than the interval between subsequent distribution days, the interest attributable to the additional days will be included in the stated redemption price at maturity.

   Any deferred interest (as defined in the supplement) that accrues on a class of certificates will constitute income to the holders of those certificates prior to the receipt of cash distributions of deferred interest. Under the OID rules, all interest payments on certificates that may have deferred interest must be treated as non-qualified stated interest payments and included in the stated redemption price at maturity of the certificates in computing OID.

   Rate of accrual. The OID accruing in a full accrual period on a certificate is generally the increase in the present value of the certificate over the period, adjusted for distributions that are not qualified stated interest. This amount would be the excess of

- the sum of (1) the "present value of the remaining distributions" to be made on the certificate as of the end of that accrual period and (2) the distributions made on the certificate during the accrual period that are included in the certificate's stated redemption price at maturity, over

- the "adjusted issue price" of the certificate at the beginning of the accrual period. For these purposes, the adjusted issue price of a certificate at the beginning of an accrual period is its issue price, increased by the aggregate amount of OID accrued in all prior accrual periods and reduced by any distributions included in the certificate's stated redemption price at maturity that were made in those prior periods.

   Based on the Conference Committee Report, the present value of the remaining distributions is calculated using the original yield to maturity of the certificate as the discount rate and the schedule of payments on the certificate at the prepayment rate assumed in structuring the series (which is stated in the supplement), adjusted for events, including actual prepayments, that occur before the end of the accrual period.

   The OID accruing during an accrual period is then divided by the number of days in the period to determine the daily portion of OID for each day in the period. For an initial accrual period that is shorter than a full accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

   Under the method described above, the daily portions of OID will generally increase if prepayments on the mortgage loans exceed the prepayment rate assumed in structuring the series, and will generally decrease (but not below zero for any period) if prepayments on the mortgage loans are slower than the assumed prepayment rate. However, for some classes of certificates, an increase or decrease in prepayments on the mortgage loans can result in a change in the priority of principal payments for that class that could increase or decrease the daily portions of OID for those certificates.

DE MINIMIS OID

OID on a certificate will be considered to be zero if the OID is less than 0.25% of the certificate's stated redemption price at maturity multiplied by the weighted average maturity of the certificate. For this purpose, weighted average maturity is the sum of the amounts determined by multiplying (1) the number of full years (i.e., rounding down partial years) from the issue date until each scheduled distribution of principal or OID by (2) the ratio of the amount of the distribution to the total stated redemption price at maturity. The schedule of distributions should be determined in accordance with the prepayment rate assumed in structuring the series.

   Certificate holders must generally report de minimis OID pro rata as distributions of stated redemption price at maturity are received. Such income will be capital gain if the certificate is held as a capital asset. However, certificates holders may elect to accrue all de minimis OID, as well as market discount and market premium, under the constant yield method. See "--Election to treat interest under the constant yield method" below.

OID ON RETAIL CLASS CERTIFICATES

For certificates on which principal distributions are made in a single installment upon the request of a certificate holder or by random lot (retail class certificates), CMSI intends to determine the yield to maturity based on the anticipated payment characteristics of the class as a whole under the prepayment rate assumed in structuring the series. In general, OID accruing on a retail class certificate in a full accrual period would be its allocable share of the OID for the entire class, as determined above. However, if there is a distribution in reduction of all or part of the principal balance of a retail class certificate,

- the remaining unaccrued OID allocable to the certificate (or part) will accrue at the time of the distribution, and

- the accrual of OID allocable to each remaining certificate of the class (or the principal balance of a retail class certificate after a principal distribution has been received) will be adjusted by reducing the present value of the remaining payments on the class and the adjusted issue price of the class by the principal distributed.

   CMSI believes that this treatment of retail class certificates is consistent with the "pro rata prepayment" rules of the OID rules, but with the rate of accrual of OID determined based on the prepayment rate assumed in structuring the series.

ACQUISITION PREMIUM

A purchaser of a certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of OID on the certificate, reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, the purchaser may elect to treat the acquisition premium under the constant yield method, as described in "--Election to treat interest under the constant yield method" below.

OID ON VARIABLE RATE CERTIFICATES

Certificates may provide for interest based on a variable rate (variable rate certificates). Under the OID rules, interest is generally treated as payable at a variable rate if

- the issue price does not exceed the original principal balance by more than a specified amount and

-  the interest compounds or is payable at least annually at current values of
(1) one or more "qualified floating rates," (2) a single fixed rate and one or more qualified floating rates, (3) a single "objective rate," or (4) a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

   A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a multiple that is greater than 0.65 but not greater than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly.

   An objective rate is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information that is not within the control, or unique to the circumstances, of the issuer or a related party.

   A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds. (An inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate.)

   OID for a certificate bearing a variable rate of interest will accrue in the manner described above under "--Original issue discount," with the yield to maturity and future distributions on the certificate generally determined by assuming that interest will be payable for the life of the certificate based on its initial rate (or, if different, the value of the applicable variable rate on the pricing date). CMSI intends to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. OID reported for an accrual period will be adjusted for subsequent changes in the interest rate.

   Although unclear under the OID rules, CMSI intends to treat certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans having fixed or adjustable rates as having qualified stated interest. For ARMs, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of OID reportable to reflect the actual interest rate on the certificates.

   Under the REMIC regulations, a certificate bearing

- a variable rate under the OID rules that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points) or that represents a weighted average of rates on some or all of the mortgage loans that bear either a fixed rate or a variable rate, including such a rate that is subject to one or more caps or floors, or

- one or more such variable rates for one or more periods, and a different variable rate or fixed rate for other periods,

qualifies as a regular interest in a REMIC. For OID reporting purposes, CMSI intends to treat certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate.

   A class of certificates may not have a variable rate under the preceding rules--for example, if the class bears different rates at different times so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID rules. Such a class might be considered to bear "contingent interest" under the OID rules. The OID rules for the treatment of contingent interest do not by their terms apply to certificates. However, if final regulations dealing with contingent interest on certificates apply the same principles as the OID rules, the regulations may lead to different timing of income inclusion than would be the case under the OID rules. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest certificates as ordinary income.

MARKET DISCOUNT

A purchaser of a certificate may also be subject to the "market discount" rules of sections 1276 through 1278. Under these sections and the principles applied by the OID rules for OID, market discount is the amount by which the purchaser's original basis in the certificate is exceeded (1) by the then-current principal amount of the certificate, or (2) for a certificate having OID, by the adjusted issue price of the certificate at the time of purchase.

   The purchaser will generally have to recognize ordinary income to the extent of accrued market discount on the certificate as distributions includible in the stated redemption price at maturity are received, in an amount not exceeding the distribution. Market discount would accrue in a manner to be provided in Treasury regulations and should take into account the prepayment rate assumed in structuring the series. The Conference Committee Report provides that until regulations are issued market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for the period plus the remaining interest as of the end of the period, or in the case of a certificate issued with OID, in the ratio of OID accrued for the relevant period to the sum of the OID accrued for the period plus the remaining OID as of the end of the period.

   The purchaser will also generally be required to treat a portion of any gain on a sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the preceding methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received.

   The purchaser also will be required to defer deduction of a portion of the interest expense attributable to any indebtedness incurred or continued to purchase or carry the certificate. The deferred portion of the interest expense would not exceed the accrued market discount on the certificate for the taxable year. Such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the certificate is disposed of.

   As an alternative to the inclusion of market discount in income on the preceding basis, a holder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or later, in which case the interest deferral rule will not apply. See "--Election to treat interest under the constant yield method" below regarding an alternative manner in which the election may be made.

   By analogy to the OID rules, market discount for a certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the certificate multiplied by the weighted average maturity of the certificate (determined as described above under "--Original issue discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis OID. See "--De minimis OID" above. Treasury regulations implementing the market discount rules have not yet been issued. Investors should consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

PREMIUM

A certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If a holder holds such certificate as a "capital asset" within the meaning of section 1221, the holder may elect under section 171 to amortize the premium under the constant yield method. Such election will apply to all debt obligations acquired at a premium by the holder of a certificate held in that taxable year or thereafter, unless revoked with the permission of the IRS. Final Treasury regulations issued under section 171 do not by their terms apply to prepayable debt instruments such as the certificates. However, the Conference Committee Report indicates a Congressional intent to apply the rules for the accrual of market discount on installment obligations in amortizing bond premium under section 171 on installment obligations such as the certificates. (It is unclear, however, whether the alternatives to the constant yield method described above under "--Market discount" are available.) Amortizable bond premium will be treated as an offset to interest income on a certificate, rather than a separate deduction item. See "--Election to treat interest under the constant yield method" below regarding an alternative manner in which the section 171 election may be deemed to be made.

LOSSES

Certificate holders must report income on the certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans, except to the extent it can be established that the losses are uncollectible. Accordingly, the holder of a certificate, particularly a subordinated certificate, may have income or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to accrue in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of section 166.

   Under section 166, it appears that

- a certificate holder that is a corporation or that holds the certificate in connection with a trade or business should generally be allowed to deduct as an ordinary loss, and

- other certificate holders should generally be allowed to deduct as a short term capital loss any loss of principal sustained during the taxable year on account of the certificate's becoming wholly or partially worthless.

   Although the matter is not free from doubt, such non-corporate holders should be allowed a bad debt deduction at the time a loss is allocated to the certificate to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all the mortgage loans remaining in the Trust have been liquidated or the certificate has been retired. The IRS could also assert that losses on the certificates are deductible on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing OID. This may create "negative" OID, which would be deductible only against future positive OID or otherwise upon termination of the certificate.

   While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued OID may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts.

ELECTION TO TREAT INTEREST UNDER THE CONSTANT YIELD METHOD

A certificate holder may elect to treat all interest that accrues on the instrument using the "constant yield method," with none of the interest being treated as qualified stated interest. In applying the constant yield method, (1) "interest" includes stated interest, OID, de minimis OID, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium, and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the prepayment rate assumed in structuring the series would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply.

   A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired, and is irrevocable except with the approval of the IRS.

SALE OR EXCHANGE OF CERTIFICATES

If a holder sells or exchanges a certificate, the holder will recognize gain or loss equal to any difference between the amount received and the holder's adjusted basis in the certificate. The adjusted basis of a certificate will generally equal the cost of the certificate to the seller, increased by any OID or market discount previously included in the seller's gross income for the certificate, and reduced by principal distributions on the certificate previously received by the seller, by any amortized premium and by any deductible losses.

   Except as described in "--Market discount" above, and except as provided in the following paragraph, gain or loss on the sale or exchange of a certificate realized by an investor who holds the certificate as a capital asset (within the meaning of section 1221) will be capital gain or loss, and will be long-term or short-term depending on whether the certificate has been held for more than one year.

   Gain on the sale or exchange of a certificate will be treated as ordinary income

- if the certificate is held as part of a "conversion transaction" as defined in section 1258(c), up to the amount of interest that would have accrued on the holder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under section 1274(d) in effect at the time the holder entered into the transaction, minus any amount previously treated as ordinary income for any prior disposition of property that was held as a part of such transaction,

- for a non-corporate taxpayer, to the extent the taxpayer has made an election under section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or

- to the extent that the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the gross income of the holder if its yield on the certificate were 110% of the applicable federal rate as of the date of purchase, over (2) the amount of income actually includible in the gross income of the holder for the certificate.

   In addition, gain or loss recognized on the sale of a certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to section 582(c).

SPECIAL TYPES OF HOLDERS

CMSI anticipates that certificates held

- by a domestic building and loan association will be a "regular interest in a REMIC" under section 7701(a)(19)(C)(xi) in their entirety, because more than 95% of the assets of the Trust are expected to be treated as "loans . . . secured by an interest in real property which is . . . residential real property" under section 7701(a)(19)(C)(v) or as other assets described in section 7701(a)(19)(C), and

- by a real estate investment trust will be "real estate assets" under section 856(c)(4)(A), and interest on the certificates will be "interest on obligations secured by mortgages on real property or on interests in real property" under section 856(c)(3)(B), in their entirety, because the mortgage loans qualifying for these tests are expected to exceed 95% of the assets of the Trust.

   Treasury regulations require that information be furnished annually to beneficial owners of certificates, and filed annually with the IRS, concerning the percentage of the REMIC's assets meeting the qualified asset tests that justify such characterization of these certificates. This information is furnished in the same manner as described below under "--Reporting requirements."

   If the assets of the REMIC include buydown mortgage loans, the percentage of those assets constituting "loans . . . secured by an interest in real property" under section 7701(a)(19)(C)(v) might be reduced by the amount of any related buydown subsidy accounts.

   Certificates held

-  by a regulated investment company will not be "Government securities" under section 851(b)(3)(A)(i), and

-  by certain financial institutions will be "evidence of indebtedness" under section 582(c)(1).

FOREIGN INVESTORS

A non-US person is a person that is not

-  a citizen or resident of the United States,

- a corporation, partnership (with exceptions in Treasury regulations) or other entity created or organized in or under the laws of the United States or a political subdivision,

- an estate subject to United States federal income tax regardless of the source of its income, or

- a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more US persons have the authority to control all substantial decisions of the trust.

   Interest, including OID, distributable to certificate holders who are non-US persons will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax if the non-US person

- is not a "10% shareholder" under section 871(h)(3)(B) or a "controlled foreign corporation" under section 881(c)(3)(C), and

- provides the Trustee, or the person who would otherwise be required to withhold tax from distributions under section 1441 or 1442, with an appropriate certification, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the certificate is a non-US person.

   If such certification, or any other required certification, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest is effectively connected with the conduct of a trade or business within the United States by the non-US person. In the latter case, the non-US person will be subject to United States federal income tax at regular rates.

   The IRS has issued final regulations (the New Regulations) that provide alternative methods of satisfying the certification requirement described above. The New Regulations became effective January 1, 2001. A new series of withholding certificates must be used for payments made after December 31, 2000. The New Regulations require, for certificates held by a foreign partnership, that (1) the certification described above be provided by the partners rather than by the foreign partnership and (2) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule applies in the case of tiered partnerships.

BACKUP WITHHOLDING

Distributions made on the certificates and proceeds from the sale of the certificates to or through certain brokers may be subject to a "backup" withholding tax under section 3406 at a rate of 30% (dropping to 29% in 2004 and to 28% in 2006) of "reportable payments" (including interest distributions, OID, and, in some circumstances, principal distributions) unless, in general, the certificate holder complies with reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the certificate, or the certificate holder is otherwise an exempt recipient under the Internal Revenue Code. Amounts withheld from distributions on the certificates would be refunded by the IRS or allowed as a credit against the holder's federal income tax liability. The New Regulations change some of the presumptions for information reporting and backup withholding.

REPORTING REQUIREMENTS

Reports of accrued interest, OID and information necessary to compute the accrual of market discount will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of certificates or beneficial owners who own certificates through a broker or middleman as nominee. All brokers, nominees and all other non-tax-exempt holders of record of certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 for a particular series of certificates. Holders through nominees must request such information from the nominee.

DISCLOSURE AND INVESTOR LISTING REQUIREMENTS

Temporary and proposed regulations directed at tax shelter activity require taxpayers to disclose certain information on IRS form 8886 if they participate in a "reportable transaction." A transaction may be a "reportable transaction" based upon any of several indicia, including the existence of book-tax differences common to financial transactions, one or more of which may be present with respect to your investment in the certificates. There are pending in Congress legislative proposals that, if enacted, would impose significant penalties for failure to comply with these disclosure requirements. The IRS has indicated that certain types of transactions will be exempted from theses requirements; however, no list of exempted transactions has yet been issued. The IRS has also announced that participants may elect to comply either with the regulations that were effective January 1, 2003 or final regulations to be issued in the near future. In addition, if this transaction closes after the forthcoming regulations are issued and is not exempted, CMSI and certain other persons may be required to maintain a list of participants in this transaction, which may include investors, and may be required to disclose the list to the IRS upon request. Investors should consult their own tax advisors concerning any possible disclosure obligation with respect to their investment, and should be aware that CMSI intends to comply with such disclosure and listing requirements as it determines apply to it with respect to this transaction.

TAXATION OF THE TRUST

REMIC QUALIFICATION

CMSI will elect to treat the Trust or one or more segregated pools of assets of the Trust as one or more REMICs. References to the "Trust" or the "REMIC" in this tax discussion will refer to the Trust or those asset pools.

   Cadwalader, Wickersham & Taft has advised CMSI that in its opinion

- the Trust will qualify as one or more REMICs under current law if CMSI makes the REMIC election(s), all parties comply with the pooling agreement, and the Trust complies with any changes to the REMIC rules, and

-  the certificates qualify as regular interests in a REMIC.

   For the Trust to remain qualified as one or more REMICs, it must continue to comply with the REMIC rules. These include a requirement that all but a de minimis portion of the assets of the Trust must be "qualified mortgages" or "permitted investments," as defined in the REMIC rules.

   If the Trust fails to comply with the REMIC rules during a taxable year, the Trust may cease to be a REMIC and may be taxed as a corporation for that and subsequent tax years. Certificates would then be treated as equity interests in the Trust.

TAXES THAT MAY BE IMPOSED ON THE REMIC

Prohibited transactions. Income from "prohibited transactions" by the REMIC will be taxed directly to the REMIC at a 100% rate. Prohibited transactions generally include

- the disposition of mortgage loans other than for (1) substitution within two years of the closing date for a defective (including a defaulted) mortgage loan (or the repurchase in lieu of substitution of a defective (including a defaulted) mortgage loan at any time), or for any mortgage loan, within three months of the closing date, (2) foreclosure, default, or reasonably foreseeable default of a mortgage loan, (3) bankruptcy or insolvency of the REMIC, or (4) a qualified (complete) liquidation,

- the receipt of income from assets that are not the type of mortgage loan or investments that the REMIC is permitted to hold,

-  the receipt of compensation for services, or

- the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

   It is not a prohibited transaction, however, to sell REMIC property to prevent a default on a regular interest as a result of a default on mortgage loans or to facilitate a clean-up call. The REMIC regulations indicate that a substantial modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale clause or due-on-encumbrance clause, or the conversion of an interest rate by a lender pursuant to a convertible ARM.

   Contributions to the REMIC after the closing date. In general, the REMIC will be subject to tax at a 100% rate on the value of any property contributed to the REMIC after the closing date. Exceptions are provided for cash contributions to the REMIC

-  during the three months following the closing date,

-  made to a qualified reserve fund by a residual interest holder,

-  in the nature of a guaranty, or

-  made to facilitate a qualified liquidation or clean-up call.

   Net income from foreclosure property. A REMIC will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period not exceeding the close of the third calendar year beginning after the year of acquisition, with a possible extension. Net income from foreclosure property generally means gain from the sale of foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

   Liquidation of the REMIC. If a REMIC adopts a plan of complete liquidation under section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which the adoption is deemed to occur, and sells all of its assets (other than cash) within the 90-day period beginning on that date, the REMIC will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to certificate holders within the 90-day period.

LEGAL ASPECTS OF MORTGAGE LOANS

MORTGAGES AND DEEDS OF TRUST

The mortgage loans will be secured by either mortgages or deeds of trust, depending on the prevailing practice in the state in which the mortgaged property is located. A mortgage or a deed of trust creates a lien upon the mortgaged property and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note or a bond. The lien created by the mortgage or deed of trust is not prior to a lien for real estate taxes and assessments and certain other liens. Priority over other mortgages and deeds of trust depends on their terms and generally on the order in which the mortgages or deeds of trust are recorded with a state, county or municipal office.

   There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee (as described below), and the mortgagee, who is the lender. In keeping with the terminology used elsewhere in this prospectus, we shall generally refer to the mortgagor as the "homeowner" or "borrower" and the mortgagee as the "lender." For a land trust, title to the property is held by a land trustee under a land trust agreement, while the borrower/homeowner is the beneficiary of the land trust; at origination of a mortgage loan involving a land trust, the borrower signs a separate undertaking to the lender to make payments on the mortgage note. The security arrangements for a living trust (also known as a family trust or inter vivos trust) are similar to those for a land trust, except that the borrower signs the mortgage note.

   Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the trustor (similar to a mortgagor), who is the homeowner and may or may not be the borrower, the beneficiary (similar to a mortgagee), who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation.

   The lender's authority under a mortgage and the trustee's authority under a deed of trust are governed by law, the express provisions of the mortgage or deed of trust, and, in some cases, the directions of the beneficiary.

FORECLOSURE

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon a default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. The trustor, borrower or any person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, that may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property or the courthouse door of the county in which the property is located, recorded and sent to all parties having an interest in the real property.

   An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the lender's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. For example, in Texas it is necessary to give both notice of intent to accelerate as well as notice of acceleration of an installment note, and in New Jersey it is also necessary to give a notice of intent to foreclose. Generally, a homeowner is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his or her default. However, since a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a homeowner of a default and deny the lender foreclosure on proof that

-  the homeowner's default was neither willful nor in bad faith, and

- the lender's action established a waiver, or fraud, bad faith, oppressive or unconscionable conduct that warrants a court of equity to refuse affirmative relief to the lender.

   Under certain circumstances a court of equity may relieve the homeowner from an entirely technical default if the default was not willful.

   A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Substantial delay and expense may be incurred if the defaulting homeowner files a petition under the federal bankruptcy laws before the initiation of a foreclosure action or during its pendency.

Moreover, recent judicial decisions suggest that a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the homeowner was insolvent and within one year (or within the statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note or bond may take several years.

   In a foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it often happens that no third party purchases the property at the foreclosure sale. Rather, it is more common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying real estate taxes and any special municipal assessments that have priority over the mortgage and making repairs at its own expense to make the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. A loss may be reduced by the receipt of any mortgage insurance proceeds.

   CMSI is not required to expend its own funds to foreclose on a defaulted mortgage loan unless it determines that foreclosure would increase the net proceeds of liquidation available for distribution to certificate holders and that its expenditures will be recoverable. There may be circumstances--for example, the possibility of incurring liability for environmental damage or a substantial decline in the value of the underlying property--that would cause CMSI to elect not to foreclose on a defaulted mortgage loan.

   Foreclosure of a mortgage is accomplished in New York, New Jersey and Florida in most cases, and in Illinois in all cases, by an action in foreclosure culminating in a judicial sale (or, in Illinois, a judicially approved sale) of the real property by a court-appointed referee, sales agent or other official following a judgment of foreclosure. A foreclosure action may enable a lender to realize upon its security and to bar the homeowner, persons with liens subordinate to the foreclosing lender, and other persons with interests in the real property from their statutory rights and "equity of redemption."

   The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an equity of redemption may redeem the property by paying the entire debt with interest and, if a foreclosure action is pending, all or part of the costs of the action. Those having a statutory right or equity of redemption must be made parties and duly summoned to the foreclosure action in order for their statutory right or equity of redemption to be barred.

   In CALIFORNIA, foreclosure can be judicial or nonjudicial. The primary distinction between a judicial and a nonjudicial foreclosure is that in a judicial sale a deficiency judgment may be obtained, while in a non-judicial foreclosure, no deficiency judgment is allowed. Since California borrowers are protected by anti-deficiency legislation for most purchase-money deeds of trust, the lender will, in almost all instances, pursue non-judicial foreclosure. A second difference between judicial and non-judicial foreclosures is that in the former, if the lender chooses to maintain its right to a deficiency judgment, the homeowner may redeem the property by paying the amount bid at the sale plus statutory fees, costs and interest for a period after the sale of three months (if the proceeds of sale are sufficient to pay the lender in full) or one year (if the sale proceeds are insufficient to pay the lender in full). The purchaser at the sale, whether it is the lender or a third party, may not demand possession of the property until expiration of the redemption period, although the redeemer will be required to pay reasonable rental value upon redemption.

   A lender may accept a deed in lieu of foreclosure instead of pursuing either judicial or nonjudicial foreclosure. By accepting a deed in lieu of foreclosure, the lender takes the property back subject to any junior liens, which would be subordinated or released of record.(1)

   In California, a borrower has until 5 days before a trustee sale to reinstate the loan. California law can delay foreclosure and collection of late charges if a lender participates in the sale of credit disability insurance in connection with one of its loans and the borrower suffers a disability.(2)

   In CONNECTICUT a court in its discretion may order either a foreclosure by judicial sale or "strict foreclosure." Generally, Connecticut courts grant strict foreclosure unless the United States is a party or the court upon the motion of a party or upon its own motion determines that the net value of the mortgaged property is materially in excess of the debt being foreclosed. If a court orders strict foreclosure, it will establish a "law day" for each defendant in the foreclosure action. The time between the entry of the judgment of foreclosure and the first law day will be set by the court as at least 21 days after the date of the judgment. The first law day will be for the owner of the mortgaged property, and then, in sequence, there will be a law day for each party having a lien on, or other interest in, the mortgaged property that is junior to the foreclosing lender's interest, in inverse order of their priority. Unless a party assigned a prior law day redeems by paying the debt due the foreclosing lender in full, each party will have the right on his law day to redeem the mortgaged property by paying off the foreclosing lender; after redemption, the redeeming party will own the mortgaged property subject to any other liens or interests as to which a law day has not passed. If a party fails to redeem on his law day, his rights in the mortgaged property will be extinguished. If no party redeems, the foreclosing lender becomes the owner of the mortgaged property, subject to other liens or interests that are prior to the mortgage foreclosed or as to which the holders were not parties to the foreclosure action. If the court orders foreclosure by sale rather than strict foreclosure, an attorney is appointed by the court to sell the mortgaged property at auction. After the sale is approved by the court, the proceeds of the sale are then distributed first to pay the costs of the sale and then to satisfy the debts of the parties in the order of their priority to the extent the proceeds permit.

   Upon commencement of a foreclosure action on a Connecticut mortgage, a homeowner who is unemployed or under-employed may, in certain circumstances, be granted a stay of the foreclosure proceedings not to exceed six months, and a restructuring of the mortgage debt to add unpaid interest and certain other charges to the outstanding principal amount of the debt. The total amount of the restructured debt may not exceed the larger of the original

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   (1) Even a transfer at a nonjudicial foreclosure sale has been held by one federal court of appeals to constitute a fraudulent conveyance. The United States Court of Appeals for the Ninth Circuit (in which California is located), however, has held to the contrary. Amendments to the federal bankruptcy laws addressed this conflict, at least in the bankruptcy context (as opposed to a state court fraudulent conveyance claim), but not with complete clarity. It is probable that a court would interpret these amendments to permit challenging a nonjudicial foreclosure sale as a fraudulent conveyance if the property is worth significantly more than the amount paid at the sale.

   (2) Citibank Service Corporation, a subsidiary of Citi FSB doing business as Citibank Insurance Agency, sells such insurance in connection with mortgage loans originated by Citi FSB.

mortgage debt or 90% of the fair market value at the time of restructuring, and the restructured payments must be made over the remaining portion of the original term of the mortgage.

   In ILLINOIS, a borrower in a mortgage foreclosure suit is granted the right to reinstate a mortgage within 90 days after the date the court obtains jurisdiction over all homeowners for the mortgaged property. If this right is exercised, the delinquent borrower need only pay the actual delinquency costs and reasonable attorney fees, but not any amount due as a result of an acceleration provision in the mortgage note. As a result, the borrower may unilaterally reinstate the mortgage loan and terminate the foreclosure proceedings. In addition, when the lender bids less than the total debt at the judicial sale, Illinois law provides the borrower with a special 30-day right of redemption after the approval of the judicial sale in the foreclosure of a single-family residence. Upon exercise of such right, the borrower need only redeem by paying the amount of the sale price, plus interest and costs, and not the deficiency. Many Illinois mortgages, however, give the homeowners greater contractual rights to reinstate a mortgage than are granted under Illinois statutes.

COOPERATIVES

All cooperative apartments relating to cooperative apartment loans are located in New York, New Jersey, Illinois, Maryland and the District of Columbia. The private, non-profit, cooperative apartment corporation owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance.

   If there is a blanket mortgage on the cooperative apartment building and/or underlying land, as is generally the case, the cooperative must meet the mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building.

   The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements (cooperative apartment leases) that confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses.

   The interest of the occupant under a cooperative apartment lease is generally subordinate to the interest of the holder of the blanket mortgage; that is, if the cooperative defaults under the blanket mortgage, the lender holding the blanket mortgage could foreclose and terminate the cooperative apartment lease.

   A blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one lump sum at final maturity. If the cooperative can not refinance this mortgage or make the final payment, the lender could foreclose.

   A foreclosure by the holder of the blanket mortgage could eliminate or significantly diminish the value of the collateral securing a cooperative apartment loan.

   A cooperative apartment loan is evidenced by a promissory note and secured by a security interest in the cooperative apartment lease and the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the cooperative apartment lease and, if allowed under state law, a financing statement covering the cooperative apartment lease and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon the tenant-stockholder's default, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the cooperative apartment lease and the pledge of cooperative shares.

   The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer, and may be cancelled by the cooperative if the tenant-stockholder fails to pay rent or other charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The cooperative can usually terminate the cooperative apartment lease if the tenant-stockholder fails to make payments or defaults in the performance of obligations under the lease.

   Typically, the lender and the cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the cooperative apartment lease. A default by the tenant-stockholder under the lease will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

   The recognition agreement generally provides that if the tenant-stockholder defaults under the cooperative apartment lease, the cooperative will take no action to terminate the lease until the lender has had an opportunity to cure the default. The recognition agreement typically provides that if the cooperative apartment lease is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the cooperative apartment lease. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the principal balance of the cooperative apartment loan and accrued interest.

   Recognition agreements also provide that if the cooperative loan is foreclosed, the lender must obtain the cooperative's consent before transferring the cooperative shares or assigning the cooperative apartment lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

   In New York and New Jersey, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the UCC) and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the cooperative apartment lease. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-deficiency laws and other limitations on lenders" below.

RIGHTS OF REDEMPTION

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or homeowner and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust or after a foreclosure action.

ANTI-DEFICIENCY LAWS AND OTHER LIMITATIONS ON LENDERS

In some states, statutes limit the right of a lender to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or lender to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

   Although CMSI may elect to pursue deficiency judgments on a mortgage loan, CMSI does not have to do so, even if permitted by applicable law.

   CALIFORNIA. Under California's "one-action rule," a lender must include all claims in one action and must foreclose its security before seeking to impose any personal liability. The anti-deficiency rules limit the recovery of personal judgments. If a foreclosure is conducted by way of a nonjudicial foreclosure sale, California law prohibits the recovery of a deficiency judgment. In addition, a deficiency judgment is prohibited even if judicial foreclosure is pursued when a lender finances the purchase price of residential real property and the property has four or fewer units and is occupied by the purchaser. Because most mortgage loans fall into this category, the issuer intends to pursue nonjudicial foreclosure. While it is possible to sue the borrower for any fraud or damage to the mortgaged property, it generally is not practical to do so.

   CONNECTICUT. If the lender took title to the mortgaged property under strict foreclosure but the property's value was less than the debt, Connecticut law permits the lender to move for a deficiency judgment in the amount of the difference within 30 days after the redemption period expires. If there was a foreclosure sale and the sale proceeds were insufficient to discharge the mortgage debt in full, the lender may obtain a deficiency judgment for the difference. If, however, the sales price is less than the value of the mortgaged property as found by the court, one half of the difference between such value and the sales price must be credited against the deficiency claim of the person who sought foreclosure by sale. To avoid this outcome, lenders do not generally seek foreclosure sales.

   FLORIDA. Under Florida law, if the fair market value of the mortgaged property at the time of the foreclosure sale is less than the debt of the final judgment, the lender may seek a deficiency judgment, either as part of the foreclosure action or in a separate action on the note. The decision whether to grant a deficiency judgment sought as part of the foreclosure action lies within the sound judicial discretion of the court but is subject to any equitable defenses by the borrower. No award of a deficiency judgment can be made, either as part of or separately from the foreclosure action, unless the court has personal jurisdiction over the defendant. A request for a deficiency judgment is subject to dismissal for lack of prosecution if the deficiency relief is not sought within one year from the foreclosure sale date.

   ILLINOIS. In Illinois, if the price at the foreclosure sale is less than the total amount held due in the judgment of foreclosure plus statutory interest, certain advances and costs incurred at the time of judicial sale, the lender may obtain a deficiency judgment against the homeowner provided that there is personal jurisdiction over the homeowner.

   NEW JERSEY. Under New Jersey law, an action for deficiency judgment must be commenced within three months from the date of the foreclosure sale of a mortgaged premises. In a deficiency action, judgment will be rendered only for the balance due on the debt and interest and costs of the action. The obligor under the note may file an answer in the action for deficiency, disputing the amount of the deficiency sued for. The court will determine the amount of the deficiency by deducting from the debt the amount determined as the fair market value of the premises.

   In New Jersey, the commencement of a deficiency action reopens the homeowner's right of redemption for a period of six months after the entry of any deficiency judgment, which could have an adverse effect on the ability to transfer good title to the mortgaged premises during this period.

   NEW YORK. Section 1371 of the New York Real Property Actions and Proceedings Law provides that no award of a deficiency judgment can be made unless the court has personal jurisdiction over the defendant. Moreover, any motion for a deficiency judgment must be made within 90 days of the consummation of the sale by the delivery of the deed to the purchaser. Section 1301 of the same law limits the lender's right to bring separate actions for the mortgage debt and for foreclosure. While the foreclosure action is pending, or after final judgment for the plaintiff in the action, no other action may be commenced or maintained to recover any part of the mortgage debt without leave of the court in which the foreclosure action was brought. A deficiency judgment is limited to the judgment amount in the foreclosure action, minus the higher of (1) the fair and reasonable market value of the mortgaged property at the date of the foreclosure sale or the nearest earlier date as of which the court determines a market value or (2) the sale price of the property at the foreclosure sale.

   Section 254-b of the New York Real Property Law also limits lenders' ability to collect late payment charges. If the mortgage permits the lender to collect a late payment charge on an installment that has become due and remains unpaid, the charge cannot be more than 2% of the delinquent installment and cannot be imposed on any installment paid within 15 days of the due date. In addition, late payment charges cannot be deducted from the regular installment payments; they must be separately charged and collected by the lender. Section 254-b also applies to a note evidencing a cooperative loan.

   In New York a lender can foreclose a mortgage on a residential leasehold property by maintaining a traditional equitable foreclosure action. Any rent or taxes paid by the lender following default by the leaseholder may be added to the unpaid balance of the mortgage debt upon foreclosure. A judgment of foreclosure of a leasehold, however, results in a public auction only if the mortgage expressly so provides, whereas judgment of foreclosure on a real property mortgage would result in a public auction in all cases. In the absence of an express provision in a leasehold mortgage, the lender can only recover a money judgment. In this event, the lender may follow traditional enforcement procedures. In addition to enforcement of judgment remedies, the leasehold interest may then be subject to a post-judgment sale pursuant to an execution.

   TEXAS. In Texas most foreclosures are non-judicial. However, the lender must give both notice of intent to accelerate as well as notice of acceleration of the installment note unless proper waiver language is included in the note. If the real property is the debtor's residence, the debtor must be given at least 20 days to cure the default before the entire debt is due and notice of sale is given. A suit for a deficiency judgment must be brought within two years after foreclosure. During the pendency of the suit, the debtor can request the court to determine the fair market value of the property foreclosed upon. If the court determines that the fair market value of the property is greater than the bid price paid at foreclosure, the debtor is entitled to an offset against the deficiency claim in the amount by which the fair market value exceeds the bid price.

   ALL MORTGAGE LOANS. In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the United States Bankruptcy Code (the Bankruptcy Code), and state laws affording relief to debtors may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition and, usually, no interest or principal payments are made during the course of the bankruptcy case. Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay, an action the court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value. The delay and its consequences caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor (a subordinate lender secured by a mortgage on the property) may stay a senior lender from taking action to foreclose.

   A homeowner may file for relief under any of three different chapters of the Bankruptcy Code. Under Chapter 7, the assets of the debtor are liquidated and a lender secured by a lien may "bid in" (i.e., bid up to the amount of the debt) at the sale of the asset. A homeowner may also file for relief under Chapter 11 of the Bankruptcy Code and reorganize his or her debts through his or her reorganization plan. Alternatively, a homeowner may file for relief under Chapter 13 of the Bankruptcy Code and address his or her debts in a rehabilitation plan. (Chapter 13 is often referred to as the "wage earner chapter" or "consumer chapter" because most individuals seeking to restructure their debts file for relief under Chapter 13 rather than Chapter 11).

   The Bankruptcy Code permits a mortgage loan that is secured by property that does not consist solely of the debtor's principal residence to be modified without the consent of the lender provided certain substantive and procedural safeguards are met. The lender's security interest may be reduced to the then-current value of the property as determined by the court if the value is less than the amount due on the loan, thereby leaving the lender as a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the mortgage loan. A borrower's unsecured indebtedness will typically be discharged in full upon payment of a substantially reduced amount. Other modifications to a mortgage loan may include a reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest, an alteration of the repayment schedule, an extension of the final maturity date, and/or a reduction in the outstanding balance of the secured portion of the loan. In some circumstances, subject to the court's approval, a debtor in a case under Chapter 11 of the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage.

   A reorganization plan under Chapter 11 and a rehabilitation plan under Chapter 13 of the Bankruptcy Code may each allow a debtor to cure a default under a mortgage loan on the debtor's residence by paying arrearages over time and to deaccelerate and reinstate the original mortgage loan payment schedule, even though the lender accelerated the loan and a final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition under the Bankruptcy Code. Under a Chapter 13 plan, curing of defaults must be accomplished within the five year maximum term permitted for repayment plans, such term commencing when repayment plan becomes effective, while defaults may be cured over a longer period under a Chapter 11 plan of reorganization.

   Generally, a repayment plan in a case under Chapter 13 and a plan of reorganization under Chapter 11 may not modify the claim of a mortgage lender if the borrower elects to retain the property, the property is the borrower's principal residence and the property is the lender's only collateral. Certain courts have allowed modifications when the mortgage loan is secured both by the debtor's principal residence and by collateral that is not "inextricably bound" to the real property, such as appliances, machinery, or furniture.

   The general protection for mortgages secured only by the debtor's principal residence is not applicable in a case under Chapter 13 if the last payment on the original payment schedule is due before the final date for payment under the debtor's Chapter 13 plan (which date could be up to five years after the debtor emerges from bankruptcy). Under several recently decided cases, the terms of such a loan can be modified in the manner described above. While these decisions are contrary to the holding in a prior case by a senior appellate court, it is possible that the later decisions will become the accepted interpretation in view of the language of the statute. If this interpretation is adopted by a court considering the treatment in a Chapter 13 repayment plan of a mortgage loan, it is possible that the mortgage loan could be modified.

   State statutes and general principles of equity may also provide a homeowner with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.

   If a court relieves a borrower's obligation to repay amounts otherwise due on a mortgage loan, the servicer will not be required to advance those amounts, and any loss will be borne by the certificate holders.

   In a bankruptcy or similar proceeding of a homeowner, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the homeowner under the mortgage loan before the proceeding. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business or if the value of the collateral exceeds the debt at the time of payment. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

   A trustee in bankruptcy may sometimes be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of a payment to the lender. Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage. Under the Bankruptcy Code, if the court finds that actions of the lender have been unreasonable and inequitable, the mortgage may be subordinated to the claims of unsecured creditors.

   Various proposals to amend the Bankruptcy Code in ways that could adversely affect the value of the mortgage loans in a trust have been considered by Congress, and more such proposed legislation may be considered in the future. No assurance can be given that any particular proposal will or will not be enacted into law or that any provision so enacted will not differ materially from the proposal described above.

   The Internal Revenue Code gives priority to some tax liens over the mortgage or deed of trust. The laws of some states give priority to certain tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in the origination, servicing, and enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Debt Collection Practices Act, Fair Credit Reporting Act, the Georgia Fair Lending Act and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

   The Soldiers' and Sailors' Civil Relief Act (the U.S. Soldiers' and Sailors'
Act) limits the amount of interest that may be charged on a mortgage loan during the period when the homeowner is in military service. The maximum interest rate that can be charged is 6% per annum. This maximum rate applies even though the mortgage was originated before the homeowner was called to active duty. The U.S. Soldiers' and Sailors' Act also limits the ability of a mortgagee to foreclose on a defaulted mortgage loan during the homeowner's period of military service.

   California has recently revised its Military and Veterans Code to provide protection equivalent to the U.S. Soldiers' and Sailors' Act to California national guard members called up to active service by the Governor or the President, or reservists called to active duty (the California Soldiers' and Sailors' Act).

   Shortfalls on interest collections due to the U.S. or California Soldiers' and Sailors' Act will not be covered by any voluntary advances and will be non-subordinated--that is, they will be allocated pro rata to the interest-bearing classes in proportion to accrued interest, except that for a multiple-pool series, such shortfalls will be allocated pro rata, without regard to group, only until the subordination depletion date; after the subordination depletion date, such shortfalls attributable to mortgage loans in a pool will be allocated pro rata solely to the classes in the related group. Also, unless otherwise provided in the supplement, an insurance policy for any class of certificates will not cover any interest shortfall due to the U.S. or California Soldiers' and Sailors' Act.

   The servicer may elect to advance part or all of the shortfall in interest collections on any mortgage loan due to the U.S. or California Soldiers' and Sailors' Act, and later recoup the advances from later payments on the mortgage loans. To the extent the servicer so elects, deductions in interest paid to certificate holders due to the U.S. or California Soldiers' and Sailors' Act will be deferred.

DUE-ON-SALE CLAUSES

For Trusts containing only fixed rate mortgage loans, at least 90% of the scheduled principal balance of the loans on the cut-off date will contain due-on-sale clauses. Generally, ARMs in a Trust will contain due-on-sale clauses permitting the lender to accelerate only in situations where its security may be impaired. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property or, for a land trust, the beneficial interest.

   The Garn-St Germain Depository Institutions Act of 1982 (the Garn-St Germain
Act) preempts state law that prohibits the enforcement of due-on-sale clauses. Exempted from this preemption are some mortgage loans that were originated

-  before October 15, 1982,

-  for mortgaged properties in Minnesota, Michigan, New Mexico and Utah, or

- by a lender that was not a federal savings and loan associations or a federal savings bank.

   However, the Garn-St Germain Act also provides for nine specific instances in which a mortgage lender can not exercise a due-on-sale clause on a transfer of the property. If a lender can not enforce a due-on-sale clause where the mortgage loan has an interest rate below the current market rate, the loan will be assumed by a new home buyer rather than being paid off. This may affect the average life of the mortgage loans underlying a series and the number of mortgage loans that may be outstanding until maturity.

OTHER LIMITATIONS ON FORECLOSURE

Upon foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. For example, courts have

- required lenders to take affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan,

- required lenders to reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability, and

- limited the lender's right to foreclose if the default is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property.

   Courts have also been faced with the question whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that homeowners receive notices in addition to the statutorily prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States. The offenses that can trigger such a seizure and forfeiture include violations of the Racketeer Influenced and Corrupt Organizations Act (popularly know as "RICO"), the anti-money laundering laws, including the USA Patriot Act of 2001, and the narcotic drug laws. In many instances, the United States may seize the property before a conviction occurs.

   In a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there can be no assurance that such a defense will be successful.

APPLICABILITY OF USURY LAWS

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (Title V), provides that state usury limitations will not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect for mortgage loans made during the first three months of 1980. Title V authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, a state can limit discount points or other charges on mortgage loans covered by Title V. Some states have reimposed interest rate limits and/or limited discount points or other charges.

   CMSI will warrant to the Trustee on the closing date that each mortgage loan was originated in compliance in all material respects with applicable state law, including usury laws.

ENVIRONMENTAL CONSIDERATIONS

Mortgaged properties will be subject to federal, state, and local environmental protection laws. These laws may regulate

-  emissions of air pollutants,

-  discharges of wastewater or storm water,

- generation, transport, storage or disposal of hazardous waste or hazardous substances,

-  operation, closure and removal of underground storage tanks,

-  removal and disposal of asbestos-containing materials, and

- management of electrical or other equipment containing polychlorinated biphenyls (popularly known as "PCBs").

   Failure to comply with these laws can result in significant penalties, including civil and criminal fines.

   Under the laws of certain states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs. Generally, all subsequent liens on the property are subordinated to such a lien and, in some states, even prior recorded liens are subordinated to such liens (superliens). The Trustee's security interest in a property subject to a superlien could be adversely affected.

   Under the federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), a secured party that takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes certain types of activities that may constitute "management" of the property may become liable in some circumstances for cleanup costs if hazardous wastes or hazardous substances have been released or disposed of on the property. Cleanup costs may be substantial and could exceed the value of the property and the aggregate assets of the owner or operator. CERCLA imposes strict, as well as joint and several, liability for environmental remediation and/or damage costs on several classes of "potentially responsible parties," including current "owners and/or operators" of property, regardless of whether those owners or operators caused or contributed to contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other off-site locations may be held strictly, jointly and severally liable for environmental remediation and/or damages at the off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the aggregate assets of the property owner.

   The law is unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender such as the Trust. Under the laws of some states and under CERCLA, a lender may be liable as an owner or operator for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if the lender or its agents or employees have "participated in the management" of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party.

   Excluded from CERCLA's definition of "owner or operator," is a person "who without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest" (the secured creditor exemption). This exemption for holders of a security interest such as a secured lender applies only to the extent that the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities begin to encroach on the actual management of the facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability if, for example, it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

   The Resource Conservation and Recovery Act (RCRA), contains a similar secured creditor exemption for lenders who hold a security interest in petroleum underground storage tanks (USTs) or in real estate containing a UST, or that acquire title to a UST or facility or property on which such a UST is located. As under CERCLA, a lender may lose its secured creditor exemption and be held liable under RCRA as a UST owner or operator if the lender or its employees or agents participate in the management of the UST. And, if the lender takes title to or possession of the UST or the real estate containing the UST, under certain circumstances the secured creditor exemption may be unavailable.

   Court decisions have taken varying views of the scope of the secured creditor exemption, leading to administrative and legislative efforts to provide guidance to lenders on the scope of activities that would trigger CERCLA and/or RCRA liability. Until recently, these efforts have failed to provide substantial guidance.

   1996 legislation more explicitly defined the kinds of "participation in management" that would trigger liability under CERCLA and specified certain activities that would not constitute "participation in management" or otherwise result in a loss of the secured creditor exemption before foreclosure or during a workout period. The legislation also clarifies the extent of protection against foreclosure liability under CERCLA, and authorizes regulatory clarifications of the scope of the secured creditor exemption for purposes of RCRA, similar to the statutory protections under CERCLA. However, the scope of the additional protections offered by the new law has not yet been fully defined by the courts. It also is important to note that the new legislation does not offer complete protection to lenders and that risk of liability remains.

   If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof. It is therefore possible that cleanup or other environmental liability costs could become a liability of the Trust and occasion a loss to the Trust and to certificate holders in certain circumstances. The new secured creditor amendments to CERCLA also affect the potential for liability in actions by either a state or a private party under other federal or state laws that may impose liability on "owners or operators" but do not incorporate the secured creditor exemption.

   Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present on a mortgaged property prior to origination of the mortgage loan or prior to foreclosure or accepting a deed in lieu of foreclosure. Neither CMSI nor any originator has made such evaluations prior to the origination of the mortgage loans, and CMSI does not require that originators who sell mortgage loans to it make such evaluations. CMSI is not required to undertake any such evaluations prior to foreclosure or accepting a deed in lieu of foreclosure. CMSI does not make any representations or warranties or assume any liability with respect to: the environmental condition of any mortgaged property; the absence or presence of hazardous wastes or hazardous substances on a mortgaged property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from such property; or the impact of any environmental condition or the presence of any substance on or near the property on the performance of the mortgage loans or the compliance of a mortgaged property with any environmental laws, nor is any agent, person or entity otherwise affiliated with CMSI authorized or able to make any such representation, warranty or assumption of liability relating to a mortgaged property.

USE OF PROCEEDS

CMSI intends to use net proceeds from the sale of the certificates to originate or purchase new residential mortgage loans and for other general corporate purposes. These other purposes may include repayment of indebtedness to Citicorp, its affiliates or unaffiliated parties.

   Certificates will be sold in series from time to time. The timing and amount of the sales will depend upon many factors, including the volume of mortgage loans CMSI acquires, prevailing interest rates, availability of funds and general market conditions.

ADDITIONAL INFORMATION

SEC FILINGS

All documents subsequently filed by CMSI on behalf of the Trust with the Securities and Exchange Commission (the SEC) pursuant to section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 before the termination of the offering of the certificates are incorporated by reference into this prospectus.

   CMSI will provide without charge to any person, including a beneficial owner of certificates, to whom a copy of this prospectus is delivered, a copy of any document incorporated by reference in this prospectus. Written or telephone requests for documents should be made to Citicorp Mortgage Securities, Inc., 12855 North Outer Forty Drive, St. Louis, Missouri 63141, telephone (314) 851-1467.

   You may read and copy any materials CMSI files with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

   The SEC also maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including CMSI.

   Our delivery of this prospectus or any document incorporated by reference at any time does not imply that information in those documents is correct at any time after their dates.

MORTGAGE LOAN INFORMATION

You may subscribe for detailed mortgage loan information in machine readable format updated monthly for each outstanding series of certificates. This information reflects payments made on the individual mortgage loans, including full and partial prepayments and liquidation proceeds, and identifies various characteristics of the mortgage loans. Contact CitiMortgage, Inc., 15851 Clayton Road West, Ballwin, Missouri 63011, telephone (636) 256-6406, for subscription information.

   CitiMortgage also maintains an internet site at http://www.citimortgagembs.com that contains the above information, along with payment statements, security documents and other related reports.

INDEX

accrual classes, 46
accrual directed classes, 46
accrual termination day, 46
additional collateral, 7
advances, 44
affiliated mortgage loans, 34
affiliated originators, 58
agency certificates, 34
ARMs, 58

Bankruptcy Code, 100
bankruptcy loss, 42
bankruptcy loss limit, 12
bankruptcy losses, 38

California Soldiers' and Sailors' Act, 102
CERCLA, 104
certificates, 30
Citi FSB, 59
class A, 37
class B, 37
class percentage, 5
classes of certificates, 34
clean-up call, 55
CMSI, 30
component classes, 49
composite classes, 49
Conference Committee Report, 82
cooperative apartment leases, 96
cross-collateralization, 51
cumulative loss test, 11
current interest allocation, 40
cut-off date, 6, 34

debt service reduction, 43
delinquency test, 11
determination day, 43
discount loans, 35
distribution days, 30
DTC, 77
due-on-sale clause, 56

ERISA, 32, 78
ERISA plans, 78
events of default, 73
extraordinary events, 38

FDIC, 67
Fitch, 33
fraud loss limit, 12
fraud losses, 38

Garn-St Germain Act, 102
Ginnie Mae, 34
group, 50

homeowner, 33
hypothetical mortgage loans, 37

impaired subordination level, 12
initial principal balance of mortgage loan, 34
interest allocation, 40
interest allocation carryforward, 41
interest distribution, 45
interest-only class, 35
interest-only loan, 35
inverse LIBOR class, 41
IO class, 35
IO loan, 35
IO strip, 36
IRA, 79 IRS, 82

LIBOR accrual period, 42
LIBOR class, 41
liquidated loan, 49
liquidation proceeds, 49
loanable value, 63
loan-to-value ratio, 62

Merrill Lynch, 24
Moody's, 32
mortgage loans, 30
mortgagee, 92
mortgagor, 92
multiple-pool series, 50

NAS class, 11
NAS proportion, 11
net liquidation proceeds, 49
net loan rate, 35
New Regulations, 90
non-accelerated senior class, 11
non-subordinated losses, 38
non-US person, 90
notional balance, 35

OID, 25, 82
OID rules, 82
order of seniority, 37
order of subordination, 37
original issue discount, 82
overcollateralized, 53

PAC class, 47
planned amortization class, 47
planned balance, 47
PO class, 35
PO loan, 35
PO strip, 36
pool distribution amount, 54
pool I, 6
pool II, 6
pooling agreement, 75
pools, 50
premium loans, 35
prepayment interest shortfall, 38
prepayment model, 56
principal balance of a class, 35
principal distribution, 45
principal-only class, 35
principal-only loan, 35
PTE 83-1, 79
PTE 95-60, 79

ratio stripping, 35
ratio-stripped IO class, 36
ratio-stripped PO class, 36
RCRA, 105
realized loss, 49
recoveries, 45
regular classes, 35
reimbursement, 45
relocation loan, 63
REMIC, 30
residual classes, 35
retail class certificates, 85
retail classes, 48

S&P, 32
scheduled payment, 33
scheduled principal balance of mortgage loans, 34
SDA, 58
SEC, 106
secured creditor exemption, 104
securities intermediaries, 77
senior classes, 37
series, 30
servicers, 43
SMMEA, 25, 80
special hazard loss limit, 12
special hazard losses, 38
standard default assumption, 58
structuring assumptions, 13
subordinated classes, 37
subordination depletion date, 37
subordination level, 12
superliens, 104
support class, 47

TAC class, 47
target rate, 35
targeted amortization class, 47
targeted balance, 47
target-rate classes, 36
target-rate loan, 35
target-rate strip, 36
third-party mortgage loans, 34
Title V, 103
Trust, 30
Trustee, 30

U.S. Soldiers' and Sailors' Act, 102
UCC, 97
undercollateralized, 53
undersubordination, 53
unscheduled payments, 33
USTs, 105

variable rate certificates, 85

weighted average life, 55

Prospectus
February 21, 2003                                                    [CITI LOGO]

                       CITICORP MORTGAGE SECURITIES, INC.

                           $753,832,992 (APPROXIMATE)

                         REMIC PASS-THROUGH CERTIFICATES

                                  SERIES 2003-2

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                      DEALER PROSPECTUS DELIVERY OBLIGATION

        Until May 25, 2003, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a

           prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
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                               MERRILL LYNCH & Co.